UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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BLOOMIN’ BRANDS, INC.
(Exact name of registrant as specified in its charter)

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Bloomin’ Brands, Inc.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607
April 9, 2020

Dear Bloomin’ Brands Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Bloomin’ Brands, Inc. on Friday, May 29, 2020, at 8:00 a.m. (EDT). Due to the emerging public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the Company’s employees and stockholders, the meeting will be held in a virtual meeting format only via live audio webcast. You will not be able to attend this meeting in person. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance included in the “Voting” section of the accompanying proxy statement. The purpose of the meeting is detailed in the Notice of Annual Meeting of Stockholders and the Proxy Statement.
To provide you with the information you need to make an informed vote, most of our stockholders will receive our proxy materials over the internet. Your vote is important regardless of the number of shares you own, and we encourage you to vote on the internet whether or not you plan to attend the meeting. Alternatively, you may vote by telephone or, if you received the proxy materials in the mail, by completing, signing, dating, and returning the paper proxy card in the enclosed prepaid and addressed envelope.
Thank you for considering the matters presented in the proxy statement and please vote as soon as you are able.
On behalf of the Board of Directors and Bloomin’ Brands’ management, thank you for your support.

David Deno, Chief Executive Officer

BLOOMIN’ BRANDS, INC.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 29, 2020

The Annual Meeting of Stockholders of Bloomin’ Brands, Inc. (the “Company”) will be held virtually via live audio webcast on Friday, May 29, 2020, at 8:00 a.m. (EDT) for the following purposes:

1.	To elect two members to the Company’s Board of Directors (the “Board” or “Board of Directors”)

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2020

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

4.	To approve the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan

5.	To vote on a stockholder proposal requesting that the Company take action to declassify the Board

6.	To vote on a stockholder proposal requesting that the Board issue a report assessing how the Company could increase efforts to mitigate supply chain greenhouse gas emissions

Due to the emerging public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of the Company’s employees and stockholders, the meeting will be held in a virtual meeting format only. You will not be able to attend this meeting in person. You will be able to attend and participate in the meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.meetingcenter.io/234854599. The password for the meeting is BLMN2020. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance included in the “Voting” section of the accompany proxy statement. The foregoing items of business are more fully described in the accompanying proxy statement. The record date for determining those stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof is April 2, 2020.

Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting at the annual meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section entitled “Voting via the Internet, by Telephone or by Mail” on page 3 of the proxy statement. You may revoke a previously delivered proxy at any time prior to the annual meeting. If you are a registered holder and decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting at the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Lefferts, Secretary

Tampa, Florida
April 9, 2020

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 29, 2020:

This notice of annual meeting of stockholders, the accompanying proxy statement, and our 2019 annual report to stockholders are available at www.edocumentview.com/BLMN.

Page No.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS	1
PURPOSE OF MEETING	1
VOTING	1
Voting Rights	1
Recommendations of the Board of Directors	2
Voting via the Internet, by Telephone or by Mail	3
Electronic Delivery	3
Changing or Revoking Your Proxy	4
Attending the Virtual Annual Meeting	4
Registering to Attend the Annual Meeting	4
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	5
Nominees for Election at this Annual Meeting	5
Recommendation of the Board of Directors	6
Directors Continuing in Office	6
Board Committees and Meetings	7
Independent Directors	10
Arrangements or Understandings Regarding Service as a Director	10
Nominees for the Board of Directors	10
Board Leadership Structure	11
Board’s Role in Risk Oversight	12
Code of Business Conduct and Ethics	12
Stockholder Communication with the Board of Directors	12
Director Compensation	12
PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM	15
General	15
Principal Accountant Fees and Services	15
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor	16
Recommendation of the Board of Directors	16
PROPOSAL NO. 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION	17
General	17
Recommendation of the Board of Directors	17
PROPOSAL NO. 4 - APPROVAL OF THE BLOOMIN’ BRANDS 2020 OMNIBUS INCENTIVE COMPENSATION PLAN	18
General	18
Recommendation of the Board of Directors	27
PROPOSAL NO. 5 - STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY TAKE ACTION TO DECLASSIFY THE BOARD	27
Proposal 5 - Elect Each Director Annually	27
Statement of the Board of Directors in Opposition to the Stockholder Proposal	28
Procedural Matters	29
Recommendation of the Board of Directors	29
PROPOSAL NO. 6 - STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD ISSUE A REPORT ASSESSING HOW THE COMPANY COULD INCREASE EFFORTS TO MITIGATE SUPPLY CHAIN GREENHOUSE GAS EMISSIONS	29
Proposal 6 - Issue Report Assessing Efforts to Mitigate Supply Chain Greenhouse Gas Emissions	30
Statement of the Board of Directors in Opposition to the Stockholder Proposal	31
Recommendation of the Board of Directors	31
OWNERSHIP OF SECURITIES	32

BLOOMIN’ BRANDS, INC.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of Bloomin’ Brands, Inc., a Delaware corporation (“Bloomin’ Brands,” “Company,” “we,” “us,” or “our”), for the Annual Meeting of Stockholders to be held virtually via live audio webcast at www.meetingcenter.io/234854599, where you will be able to participate and vote live, at 8:00 a.m. (EDT) on Friday, May 29, 2020, and at any adjournments or postponements of the annual meeting. The password for the meeting is BLMN2020. If you plan to attend the meeting virtually, please review the applicable instructions for registration and/or attendance under the “Voting” section of this proxy statement. We have chosen to hold a virtual rather than in-person meeting in light of public health concerns associated with the ongoing coronavirus (COVID-19) situation. You will not be able to attend this meeting in person. These proxy materials are first being distributed or otherwise sent to stockholders on or about April 9, 2020.

PURPOSE OF MEETING
The specific proposals to be considered and acted upon at the annual meeting are:

1.	To elect two members to the Company’s Board of Directors

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending December 27, 2020

3.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers

4.	To approve the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan

5.	To vote on a stockholder proposal requesting that the Company take action to declassify the Board

6.	To vote on a stockholder proposal requesting that the Board issue a report assessing how the Company could increase efforts to mitigate supply chain greenhouse gas emissions

Each proposal is described in more detail in this proxy statement.

VOTING
Voting Rights

Only stockholders of record of Bloomin’ Brands common stock on April 2, 2020, the record date, will be entitled to vote at the annual meeting. Each holder of record will be entitled to one vote on each matter for each share of common stock held on the record date. On the record date, there were 87,475,776 shares of our common stock outstanding.

A majority of the outstanding shares of common stock must be present or represented by proxy at the annual meeting in order to have a quorum for the annual meeting. Abstentions and “broker non-votes” will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner submits a proxy for the annual meeting without voting on a particular proposal, because the bank, broker or other nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal. A bank, broker or other nominee may exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm (“Independent Auditor”) for the fiscal year ending December 27, 2020 (Proposal 2), but does not have discretion to vote with respect to the election of directors (Proposal 1), the non-binding advisory approval of the compensation of the Bloomin’ Brands named executive officers (Proposal 3), the approval of the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan (Proposal 4), or the stockholder proposals requesting that the Company take action to declassify the Board (Proposal 5) and that the Board issue a report regarding mitigation of supply chain greenhouse gas emissions (Proposal 6).

A majority of votes cast at the annual meeting is required to elect directors in uncontested elections (Proposal 1). A “majority of votes cast” means that the number of shares voted “FOR” a nominee must exceed the number of votes cast “AGAINST” the nominee in order for such nominee to be elected as a director at the annual meeting. Any incumbent director who receives fewer “FOR” votes than “AGAINST” votes is required to offer his or her irrevocable resignation. Our Nominating and Corporate Governance Committee will consider the offer of resignation and make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director. The Board will then act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by filing a Form 8-K or other appropriate disclosure with the Securities and Exchange Commission) its decision regarding the resignation and the rationale for its decision within a period of 90 days following certification of the election results.

Proposals 2 through 6 require the approval of the holders of a majority of votes properly cast on the proposal. Abstentions and broker non-votes have no effect on the determination of whether a director nominee or any proposal has received a majority of the votes cast. Proposals 2 (ratification of the appointment of Independent Auditor), 3 (advisory approval of the compensation of the named executive officers), 5 (stockholder proposal requesting action to declassify the Board) and 6 (stockholder proposal requesting a report regarding mitigation of supply chain greenhouse gas emissions) are not binding on the Company or the Board. The Board or the appropriate committee will review and consider the results of the votes on these proposals.

If the persons present or represented by proxy at the annual meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the annual meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Recommendations of the Board of Directors

The Bloomin’ Brands Board of Directors recommends that you vote:

•	FOR each of the nominees to the Board of Directors (Proposal 1)

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered certified public accounting firm for the fiscal year ending December 27, 2020 (Proposal 2)

•	FOR the non-binding advisory approval of the compensation of our named executive officers (Proposal 3)

•	FOR approval of the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan (Proposal 4)

•	AGAINST the stockholder proposal requesting that the Company take action to declassify the Board (Proposal 5)

•	AGAINST the stockholder proposal requesting that the Board issue a report assessing how the Company could increase efforts to mitigate supply chain greenhouse gas emissions (Proposal 6)

Voting via the Internet, by Telephone or by Mail

Registered Holders

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”)), then you may vote either at the annual meeting or by proxy. If you decide to vote by proxy, you may vote via the internet, by telephone or by mail and your shares will be voted at the annual meeting in the manner you direct. For those registered holders who receive a paper proxy card, instructions for voting via the internet or by telephone are set forth on the proxy card or such holders can complete, sign, date and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the internet or by telephone or receive a paper proxy card to vote by mail.

If you return a signed proxy card on which no directions are specified, your shares will be voted FOR all director nominees, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

Beneficial Holders

If, like most stockholders, you are a beneficial owner of shares held in “street name” (meaning a broker, trustee, bank, or other nominee holds shares on your behalf), and you wish to vote your shares at the annual meeting, you must follow the procedures provided by the nominee that holds your shares for obtaining a legal proxy to vote such shares at the annual meeting, as well as the registration instructions provided below under “Registering to Attend the Annual Meeting.” Alternatively, you may provide voting instructions to the nominee that holds your shares by completing, signing and returning the voting instruction form that the nominee provides to you, or by using telephone or internet voting arrangements described on the voting instruction form, the Notice of Internet Availability of Proxy Materials or other materials that the nominee provides to you.

If you do not provide voting instructions to your nominee, the nominee will not vote your shares on the election of directors (Proposal 1), the non-binding advisory approval of the compensation of our named executive officers (Proposal 3), the approval of the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan (Proposal 4), or the stockholder proposals requesting that the Company take action to declassify the Board (Proposal 5) and that the Board issue a report regarding mitigation of supply chain greenhouse gas emissions (Proposal 6). However, your nominee will be able to exercise its discretionary voting power with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 27, 2020 (Proposal 2) and would be able to cause your shares to be counted as present at the annual meeting for purposes of determining a quorum.

Electronic Delivery

Stockholders who have elected to receive our 2020 proxy statement and 2019 annual report to stockholders electronically will be receiving an email on or about April 9, 2020, with information on how to access stockholder information and instructions for voting.

If you received your Notice of Internet Availability of Proxy Materials or all of your annual meeting materials by mail, we encourage you to sign up to receive your stockholder communications electronically. Email delivery benefits the environment and reduces printing and mailing costs. With electronic delivery, you will be notified by email when the annual report on Form 10-K and proxy statement are available on the internet, and you can submit your stockholder votes online. Your electronic delivery enrollment will be effective until you cancel it. If you are a registered holder, visit www-us.computershare.com/Investor to create a login and to enroll. If you hold your Bloomin’ Brands stock through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the internet and how to change your elections.

Changing or Revoking Your Proxy

You may revoke or change a previously delivered proxy at any time before the annual meeting by delivering another proxy with a later date, by voting again via the internet or by telephone, or by delivering written notice of revocation of your proxy to our Corporate Secretary at our principal executive offices before the beginning of the annual meeting. You may also revoke your proxy by attending the annual meeting and voting, although attendance at the annual meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares in “street name,” you must contact the nominee that holds the shares on your behalf to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the annual meeting if you obtain a legal proxy as described above.

Attending the Virtual Annual Meeting

The annual meeting will be held online via live audio webcast at 8:00 a.m. (EDT) on Friday, May 29, 2020. You are entitled to participate in the annual meeting only if you were a stockholder of record of the Company as of the close of business on April 2, 2020, the record date, or if you hold a valid proxy for the annual meeting. There will not be a physical meeting location, and you will not be able to attend the meeting in person.

You will be able to attend the annual meeting online, vote your shares and submit your questions during the meeting by visiting www.meetingcenter.io/234854599 and using the password BLMN2020. To participate in the meeting, you must have your 15-digit control number assigned by Computershare. If you are a stockholder of record and wish to attend the virtual meeting, you will need to review the information and instructions included on your proxy card. If you hold your shares through an intermediary, such as a bank, broker, or other nominee, you must register in advance using the instructions below. You may vote your shares and will have the opportunity to to submit questions during the virtual meeting by following the instructions available on the meeting website.

The online meeting will begin promptly at 8:00 a.m. (EDT). We encourage you to access the meeting prior to the start time, leaving ample time for check in.

In accordance with our bylaws, a list of all stockholders entitled to vote at the annual meeting, the address of each such stockholder and the number of shares registered in the name of such stockholder, will be available for review during the annual meeting by stockholders on the virtual meeting platform.

Registering to Attend the Annual Meeting

If you are a “registered holder” (meaning your shares are registered in your name with our transfer agent, Computershare), you do not need to register to attend the meeting virtually. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank, broker or other nominee, you must register in advance to attend the meeting virtually. To register to attend the meeting virtually, you must (1) follow the procedures provided by the nominee that holds your shares for obtaining a “legal proxy” and (2) register with Computershare by submitting proof of your legal proxy reflecting your holdings of common stock of the Company along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received by Computershare no later than 5:00 p.m. (EDT) on May 26, 2020. You will receive a confirmation of your registration, with a 15-digit control number, by email after Computershare receives your registration materials. At the time of the meeting, go to www.meetingcenter.io/234854599 and enter your control number and the meeting password, BLMN2020.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail, to: Computershare, Bloomin’ Brands, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees for Election at this Annual Meeting

The Board of Directors currently consists of eight directors and is divided into three classes. Class I and Class III each contain three directors and Class II contains two directors. The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting. At this annual meeting, stockholders will consider the election of two directors for terms ending in 2023.

The current terms of office of the Class II directors, James R. Craigie and David J. Deno, will expire on the day of this annual meeting (as soon as they or their successors are elected) and have each been nominated for election by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. Proxies may not be voted for a greater number of persons than the number of nominees named. The proxy holders intend to vote all proxies received by them for the nominees unless otherwise instructed. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for a nominee, if any, who may be designated by the Board of Directors to fill the vacancy. As of the date of this proxy statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.

The following provides information regarding the business experience and qualifications of each of the Class II nominees:

James R. Craigie, 66, has served as a director since November 2013 and was appointed Chairman of the Board effective March 6, 2020. Prior to his appointment as Chairman, Mr. Craigie served as Lead Independent Director since April 2015. Mr. Craigie currently serves on the Board of Directors and as a member of the Executive Committee of Church & Dwight Co., Inc. (“Church & Dwight”), a leading developer, manufacturer, and marketer of consumer household and personal care products, a position he has held since July 2004. He previously served as non-Executive Chairman of Church & Dwight from January 2016 to May 2019, as Executive Chairman and Chief Executive Officer from May 2007 to December 2015 and as President and Chief Executive Officer from July 2004 to May 2007. Mr. Craigie currently serves on the Board of Directors of Newell Brands Inc., a leading global consumer goods company, where he also serves on the Nominating/Governance Committee and chairs the Organizational Development & Compensation Committee. Since February 2018, Mr. Craigie also has served on the Advisory Board for Cove Hill Partners, LLC, a private equity firm focused on high quality consumer and technology companies. He previously served as a member of the Board of Directors of the Meredith Corporation, a media and marketing services company, from November 2006 to May 2014, and as a member of the Board of Directors of TerraVia Holdings, Inc., a food, nutrition, and specialty ingredients company, from September 2013 to December 2017.

The Board of Directors believes that Mr. Craigie’s qualifications to serve as Chairman of the Board and as a Board member include his extensive experience leading a consumer brand company, as well as his experience as a chairman and chief executive officer of a public company.

David J. Deno, 62, has served as our Chief Executive Officer and as a director since April 2019. He previously served as our Executive Vice President and Chief Financial and Administrative Officer from October 2013 to April 2019 and as Executive Vice President and Chief Financial Officer from May 2012 to October 2013. Prior to joining the Company, Mr. Deno was Chief Financial Officer of the international division of Best Buy Co., Inc. from December 2009 to May 2012. He also previously served as President and later Chief Executive Officer of Quiznos® and Chief Financial Officer and later Chief Operating Officer of YUM! Brands, Inc.

The Board of Directors believes that Mr. Deno’s qualifications to serve as a Board member include his extensive restaurant industry experience, financial expertise and public company executive experience.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Craigie and Deno.

Directors Continuing in Office

The following are the directors who will continue in office after this annual meeting:

Class III Directors - Terms Expiring at the 2021 Annual Meeting

David R. Fitzjohn, 63, has served as a director since February 2014. Since November 2012, Mr. Fitzjohn has been Chairman of the Board of Pizza Hut UK, Ltd., which owns and operates pizza restaurants in the United Kingdom. Mr. Fitzjohn has served as the Managing Director of Sahana Enterprises Ltd. and Sahana Estates Ltd., privately-held real estate development, investment and restaurant industry consulting businesses, since 2006. Previously, Mr. Fitzjohn was the Managing Director of YUM! Brands Europe, a subsidiary of YUM! Brands, Inc. that operates quick service restaurants. In addition, Mr. Fitzjohn has held numerous executive management positions at Burger King Worldwide, Inc., which owns and operates fast food hamburger restaurants, as well as at retailers Grand Metropolitan and Laura Ashley. From April 2006 to April 2014, he served as a non-executive director of Rosinter Restaurant Holdings, a Russian public company that operates casual dining restaurants.

The Board of Directors believes that Mr. Fitzjohn’s qualifications to serve as a Board member include his many years of executive management experience, industry expertise, and experience with international markets.

John J. Mahoney, 68, has served as a director since May 2012. Mr. Mahoney retired as Vice Chairman of Staples, Inc., a multinational office supply retailer, in July 2012, a position he held since January 2006. Mr. Mahoney served as Chief Financial Officer of Staples, Inc. from September 1996 to February 2012. Before joining Staples, Inc., he was a partner with the accounting firm of Ernst & Young LLP, where he worked for 20 years, including service in the firm’s National Office - Accounting and Auditing group. Mr. Mahoney currently serves on the Board of Directors of Chico’s FAS, Inc., a clothing retailer, where he is the Chair of the Compensation & Benefits Committee and a member of the Audit Committee; The Michaels Companies, Inc., an arts and crafts retailer, where he is the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; and Burlington Stores, Inc., a consumer retailer, where he is the Lead Independent Director and Chair of the Compensation Committee.

The Board of Directors believes that Mr. Mahoney’s qualifications to serve as a Board member include his experience as a financial executive and certified public accountant, with expertise in the retail industry, including accounting, controls, financial reporting, finance, risk management, and financial management.

R. Michael Mohan, 52, has served as a director since October 2017. Mr. Mohan has been President and Chief Operating Officer of Best Buy Co., Inc. (“Best Buy”), a leading provider of technology products, services and solutions, since June 2019. He was the Chief Operating Officer for Best Buy from September 2018 until June 2019. Prior to that, he served as Senior Executive Vice President and Chief Merchandising and Marketing Officer for Best Buy from January 2014 to September 2018, as Senior Vice President and President of the Home Business Group for Best Buy from January 2013 to January 2014, and as Senior Vice President of Merchandising for Best Buy from April 2008 to January 2013.

The Board of Directors believes that Mr. Mohan’s qualifications to serve as a Board member include his many years of retail and management experience, coupled with his digital marketing acumen.

Class I Directors - Terms Expiring at the 2022 Annual Meeting

Wendy A. Beck, 55, has served as a director since February 2018. From September 2010 to March 2018, Ms. Beck served as the Executive Vice President and Chief Financial Officer of Norwegian Cruise Line Holdings Ltd. (“NCLH”), a leading global cruise company that operates the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands. In March 2018, Ms. Beck resigned as Executive Vice President and Chief Financial Officer. She served in a consulting role for NCLH from March 2018 to December 2019. Prior to NCLH, Ms. Beck held senior leadership positions with Domino’s Pizza, Inc., one of the largest pizza companies in the world, Whataburger Restaurants, LP, which operates made-to-order burger fast food restaurants, and Checkers Drive-In Restaurants, Inc., a quick service restaurant company. Ms. Beck currently serves on the Board of Directors and chairs the Audit Committee of At Home Group Inc., which operates home décor retail stores.

The Board of Directors believes that Ms. Beck’s qualifications to serve as a Board member include her extensive experience in the restaurant industry, accounting, finance, strategic planning and leadership.

Tara Walpert Levy, 46, has served as a director since July 2013. Ms. Levy is the Vice President of Agency and Brand Solutions for Google, Inc. (“Google”), a leading developer and marketer of commercial and consumer technologies, a position she has held since April 2017. Ms. Levy joined Google in 2011, serving as Managing Director of Global Ad Market Development from June 2011 to September 2014 and then as Vice President of Agency Solutions from October 2014 to March 2017.

The Board of Directors believes that Ms. Levy’s qualifications to serve as a Board member include her expertise in digital marketing, coupled with her marketing business perspective.

Elizabeth A. Smith, 56, has served as a director since November 2009. Ms. Smith formerly served as Executive Chairman, from April 1, 2019 to March 6, 2020, as Chairman of the Board, from January 2012 to April 2019, and as our Chief Executive Officer, from November 2009 to April 2019. Prior to joining the Company, Ms. Smith held senior leadership positions with Avon Products, Inc., a manufacturer of beauty products, and, before that, served in various capacities for Kraft Foods Inc., a multinational confectionery, food and beverage conglomerate. Ms. Smith is a member of the Board of Directors of Hilton Worldwide Holdings, Inc., a leading global hospitality company, where she also serves on the Audit Committee and chairs the Nominating and Corporate Governance Committee.

The Board of Directors believes that Ms. Smith’s qualifications to serve as a Board member include her extensive experience with global companies and retail sales, her expertise in corporate strategy development, and her knowledge of marketing, sales, supply chain, and information technology systems.

Board Committees and Meetings

During our fiscal year ended December 29, 2019, the Board of Directors held eleven meetings. During fiscal 2019, each incumbent director attended at least 75% of the aggregate of (i) the total number of Board meetings (held during the period for which he or she has been a director) and (ii) the total number of meetings held by all Board committees on which he or she served (during the period that he or she served). Directors are strongly encouraged to attend the annual meeting of stockholders. All of our directors attended our 2019 annual meeting of stockholders.

We have three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board of Directors. A copy of each charter can be found by clicking on “Governance” in the Investors section of our website, www.bloominbrands.com.

Under the rules of the NASDAQ Stock Market (“NASDAQ”), our Board of Directors must consist of a majority of directors who meet NASDAQ’s independence requirements (“Independent Directors”) and the Audit, Compensation,

and Nominating and Corporate Governance Committees must be composed entirely of Independent Directors. See “Independent Directors” for additional information regarding these independence requirements and our satisfaction of these requirements.

The members and chairs of the committees, during fiscal 2019 and through March 5, 2020, are identified in the following table:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Wendy A. Beck		X
James R. Craigie	X		Chair
David R. Fitzjohn		Chair
Tara Walpert Levy (1)	X
John J. Mahoney	Chair		X
R. Michael Mohan		X
_________________

(1)	Ms. Levy was appointed Chair of the Nominating and Corporate Governance Committee effective March 6, 2020.

Audit Committee

The purposes of the Audit Committee are set forth in the Audit Committee charter and are primarily to assist the Board of Directors in overseeing:

•	the integrity and overall quality of our financial statements

•	the effectiveness of our internal control over financial reporting

•	our compliance with legal and regulatory requirements

•	the Independent Auditor’s qualifications and independence

•	the evaluation of enterprise risk issues

•	the performance of our internal audit function and Independent Auditor

The Audit Committee is also responsible for the appointment, compensation and oversight of the Independent Auditor, as well as the selection and replacement of the lead audit partner of the Independent Auditor.

The Audit Committee reviews and discusses with management and the Independent Auditor mandatory filings and financial information to be included in our audited financial statements, results and performance, including the quality of the accounting principles, the clarity of the disclosures in the financial statements, and the adequacy and effectiveness of internal controls. The Audit Committee also reviews earnings press releases.

The Audit Committee reviews significant reports to management prepared by the Company’s internal audit team and management’s responses, and discusses with management and the Independent Auditor the internal audit team’s responsibilities, activities, organizational structure, staffing, qualifications, and budget. The Audit Committee also meets regularly with our internal audit team to review and discuss the internal audit scope, plan and results of internal audit activities.

The Audit Committee also reviews and discusses with management, the internal audit team and the Independent Auditor enterprise risk issues, including cyber security, and the steps management has taken to monitor and control such risk exposures. The Audit Committee evaluates updates received at least quarterly from our Chief Information Security Officer regarding the Company’s cyber security program and the management of cyber security risk.

Mr. Mahoney was determined by our Board of Directors to be an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K and is independent within the meaning of the NASDAQ listing rules for audit committee members. All of the members meet the requirements for audit committee members under applicable NASDAQ rules regarding the ability to read and understand financial statements.

The Audit Committee held eight meetings during fiscal 2019.

Compensation Committee

The purposes of the Compensation Committee are set forth in the Compensation Committee charter and are primarily to:

•	oversee our executive compensation policies and practices

•	discharge the responsibilities of our Board of Directors relating to executive compensation of our Chief Executive Officer (“CEO”) and our other executive officers

•	review and approve certain compensation and employee benefit plans, policies and programs; and exercise discretion in the administration of such programs

•
produce, approve and recommend to our Board of Directors for its approval reports on compensation matters required to be included in our annual proxy statement or annual report, in accordance with applicable rules and regulations

For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see “Compensation Discussion and Analysis” within “Executive Compensation and Related Information.”

The Compensation Committee held nine meetings during fiscal 2019.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are set forth in the Nominating and Corporate Governance Committee charter and are primarily to:

•
identify and evaluate individuals qualified to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders or to recommend persons to otherwise fill vacancies on the Board of Directors

•	review and recommend to our Board of Directors committee structure, membership and operations

•	develop and recommend to our Board of Directors a set of corporate governance guidelines

•	oversee the evaluation of our Board of Directors and each committee of the Board

The Nominating and Corporate Governance Committee held six meetings during fiscal 2019.

Independent Directors

Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being independent under applicable laws and the corporate governance listing standards of NASDAQ. The Nominating and Corporate Governance Committee evaluates the relationships of each director and director nominee and makes a recommendation to the Board of Directors as to whether to make an affirmative determination that such director or director nominee is independent. Upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has affirmatively determined that: (a) Messrs. Craigie, Fitzjohn, Mahoney and Mohan and Mses. Beck and Levy are independent under the criteria established by NASDAQ for director independence; (b) Messrs. Craigie and Mahoney and Ms. Levy are independent under the criteria established by NASDAQ for audit committee membership; and (c) Messrs. Fitzjohn and Mohan and Ms. Beck are independent under the criteria established by NASDAQ for compensation committee membership.

Arrangements or Understandings Regarding Service as a Director

Ms. Beck was appointed by the Board of Directors to serve as a Class I director on February 28, 2018 pursuant to an agreement that we entered into on February 28, 2018 (the “2018 JANA Agreement”) with JANA Partners LLC (“JANA Partners”). The 2018 JANA Agreement contained customary standstill provisions and voting commitments and our commitment to appoint Ms. Beck for a term ending at the 2019 Annual Meeting of Stockholders. The 2018 JANA Agreement, which expired on October 26, 2018, is more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 28, 2018. Ms. Beck was re-elected as a Class I director at the 2019 Annual Meeting of Stockholders.

On January 30, 2020, JANA Partners provided notice to the Company of its intent to nominate two directors for election at the 2020 annual meeting, John P. Gainor, Jr. and Scott Ostfeld (a partner of JANA Partners), as well as one additional person, Jennifer Fanjiang (Chief Legal and Chief Compliance Officer of JANA Partners), as a contingent nominee in the event that three persons were to stand for election to the Board at the annual meeting. On April 8, 2020, the Company entered into an agreement (the “2020 JANA Agreement”) with JANA Partners, pursuant to which JANA Partners agreed to withdraw its nomination notice, and the Company agreed to increase the size of the Board to ten members and to appoint two new independent directors (the “JANA Nominees”) effective July 1, 2020. The first independent nominee is expected to be Mr. Gainor, who will be appointed as a Class III director for a term expiring at the Company’s 2021 annual meeting of stockholders and as a member of the Nominating and Governance Committee. The second new independent board member (the “Second Nominee”) will be either Scott Ostfeld or another individual mutually acceptable to JANA Partners and the Company and will be appointed as a Class II director for a term expiring at the Company’s 2023 annual meeting of stockholders and as a member of the Audit Committee. The JANA Nominees remain subject to the Board’s customary review process for Board nominee candidates, except that Scott Ostfeld will be deemed reasonably acceptable to the Board. In addition, unless waived in writing by the Company, the Second Nominee must provide the Company with an irrevocable letter of resignation from the Board and all Board committees effective the day prior to the 2021 annual meeting of stockholders, unless the Board elects not to accept such resignation.

The 2020 JANA Agreement contains customary standstill provisions and voting commitments. If during the standstill period either JANA Nominee becomes unavailable to serve as a director, JANA Partners retains the right to identify a successor, who must be reasonably satisfactory to the Board of Directors. The 2020 JANA Agreement is more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 9, 2020.

None of our other directors or nominees have any agreements or arrangements with any other person or entity in connection with the director’s or nominee’s candidacy or service on our Board.

Nominees for the Board of Directors

Our Corporate Governance Guidelines provide that nominees for director shall be selected on the basis of their business experience, qualifications, attributes and skills, such as relevant industry knowledge; specific experience with technology, accounting, finance, leadership, strategic planning, and international markets; independence; judgment;

integrity; the ability to commit sufficient time and attention to the activities of the Board of Directors; diversity of occupational and personal backgrounds on the Board of Directors; the absence of potential conflicts with our interests; and such other criteria as may be established by the Board of Directors from time to time. These criteria are considered in the context of an assessment of the operation and goals of the Board as a whole. In addition, the Board considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1—Election of Directors.” Our Corporate Governance Guidelines provide that no incumbent director may stand for re-election to the Board of Directors after reaching the age of 75. However, the Board may waive this requirement on a per-term basis as to any incumbent director if the Board determines such waiver to be in the best interests of the Company.

In recommending candidates for election to the Board of Directors, the Nominating and Corporate Governance Committee considers nominees recommended by directors, officers, employees and others, using the same criteria to evaluate all candidates. The Nominating and Corporate Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating and Corporate Governance Committee recommends the candidate for consideration by the full Board of Directors. The Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. In the case of Ms. Beck, she was appointed to the Board of Directors pursuant to an agreement with JANA Partners LLC, as described above.

The Nominating and Corporate Governance Committee will also consider nominees for election to the Board of Directors submitted by stockholders using substantially the same criteria it applies to recommendations by directors, officers, employees and others. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, submit the candidate’s name and qualifications to our Corporate Secretary in writing to the following address: Bloomin’ Brands, Inc., Attention: Nominating and Corporate Governance Committee, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board of Directors has established a policy that provides it with the flexibility and discretion to select its Chairman at any time, based on what it believes to be in the best interest of the Company and its stockholders. The policy further provides that the same person may serve as both Chairman of the Board and CEO, or the Board may choose to have an independent or Executive Chairman. If the offices of Chairman of the Board and CEO are held by the same person, or if the Chairman of the Board is not otherwise independent, the independent directors may annually elect (by majority vote) a Lead Independent Director.

Ms. Smith served as Executive Chairman of the Board until March 6, 2020. Her executive responsibilities offered valuable insight and assisted our Board of Directors in addressing both internal and external issues affecting the Company.

Mr. Craigie served as Lead Independent Director until his appointment as Chairman of the Board effective March 6, 2020. As Lead Independent Director, Mr. Craigie was responsible for, among other things:

•	calling and presiding at meetings of the independent directors

•	serving as the principal liaison between the Executive Chairman and the independent directors

•	leading the independent director’s evaluation of the Executive Chairman

•	when appropriate, consulting and communicating with stockholders

•	assisting the Executive Chairman with the review and preparation of agendas for Board meetings

In addition, various other corporate governance measures also contribute to a high degree of independent oversight of the Company’s management, including holding regular executive sessions; all directors (other than Ms. Smith and Mr. Deno) and all of the Board committee members being independent under the NASDAQ standards; and the Board and each committee conducting annual self-assessments to ensure that they are functioning effectively.

The Board of Directors periodically reviews its leadership structure to ensure that it continues to meet our needs in light of all relevant facts and circumstances at that time. The Board of Directors believes the new leadership structure with an independent Chairman of the Board, is appropriate at this time and will promote continued effective decision-making. As Chairman, Mr. Craigie will continue to call and preside at meetings of the independent directors as well as the Board, he will, in consultation with the CEO, establish the agenda for each Board meeting, and he will be available for consultation and communication with major stockholders.

Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring material risks to the attention of the Board of Directors. The Board of Directors administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans; cyber security, major litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed both by the Board of Directors and through the committees, who provide regular reports to the Board of Directors. The Audit Committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, organizational culture, compliance with law and protecting against and responding to breaches of our data security. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, and other persons performing similar functions. A copy of the Code of Business Conduct and Ethics can be found by clicking on “Governance” in the Investors section of our website, www.bloominbrands.com.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Corporate Secretary by writing to the following address: Bloomin’ Brands, Inc., Attention: Board of Directors, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com). Our Corporate Secretary will forward all appropriate correspondence to the Board of Directors.

Director Compensation

The following describes compensation actions taken during 2019. However, in light of the COVID-19 virus pandemic and the uncertainty and adverse business impacts, all non-employee Directors have agreed to forgo any cash retainer effective April 1, 2020 and continuing until further notice. Additional detail is provided in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2020.

Our Compensation Committee periodically reviews the competitiveness of our Board of Directors Compensation Plan applicable to non-employee directors. Directors who are also our employees do not receive additional compensation for serving on the Board. Shares for equity awards pursuant to the Board of Directors Compensation Plan are issued from our stockholder-approved equity compensation plan in effect at the time of award (currently the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan) and pursuant to which we are authorized to grant shares of our common stock and share-based awards to directors.

The Board of Directors Compensation Plan for fiscal year 2019, which has been in effect since April 7, 2013 and was last amended April 23, 2018, includes the following compensation components for services rendered by our non-employee directors effective July 1, 2018:

•	Annual retainer of $90,000

•	Additional annual retainer of $25,000 for serving as chair and $10,000 for serving as a member (other than the chair) of the Audit Committee

•	Additional annual retainer of $20,000 for serving as chair and $7,500 for serving as a member (other than the chair) of the Compensation Committee

•	Additional annual retainer of $15,000 for serving as chair and $5,000 for serving as a member (other than the chair) of the Nominating and Corporate Governance Committee

•	Additional annual retainer of $50,000 for serving as the Lead Independent Director

•
Annual grant of Bloomin’ Brands restricted stock units having a fair market value, based on the closing price of the underlying common stock, of $120,000 on the date of our annual meeting of stockholders, vesting as to one-third of the shares subject to the grant immediately prior to our annual meeting of stockholders each year thereafter

Upon the appointment of an independent Chairman of the Board effective March 6, 2020, the Chairman received an additional annual retainer of $55,000, and an additional annual grant of $60,000 delivered in restricted stock units with the same vesting terms of the annual grant described above.

If a non-employee director is elected at any time other than at our annual meeting of stockholders, such director will receive an initial grant of restricted stock units having a fair market value, based on the closing price of the underlying common stock on the grant date, of $120,000 on the date of the first Board of Directors meeting that such director attends, prorated for the number of months that such director will serve on the Board from and including the month of the director’s first Board meeting as a director through the month of our next annual meeting of stockholders, rounded to the nearest $100 and vesting as to one-third of the shares immediately prior to each of our annual meetings of stockholders thereafter.

The Board of Directors adopted a Stock Ownership Guidelines Policy for directors, executive officers and members of our executive leadership team, which consists of the Company’s executive vice presidents, senior vice presidents and concept presidents (the “Executive Leadership Team”). Ms. Smith, Mr. Deno and all non-employee directors are required to accumulate shares of our common stock through direct purchases or retention of equity incentives (the “Stock Ownership Requirement”) equal to five times base salary for Ms. Smith (while she was an employee) and Mr. Deno, and five times the annual retainer for all non-employee directors. The Stock Ownership Requirement must be met by the latter of December 17, 2019 or the fifth anniversary of the director’s or executive officer’s initial election or appointment, as applicable. All of our non-employee Directors have met their ownership requirement or are on track to meet their requirement before their respective deadlines.

The following table summarizes the amounts earned and paid to non-employee directors during fiscal year 2019:

	FEES EARNED OR PAID IN CASH (1)	STOCK AWARDS (2)	TOTAL
NAME	($)	($)	($)
Wendy A. Beck	97,500	120,004	217,504
James R. Craigie	165,000	120,004	285,004
David R. Fitzjohn	107,644	120,004	227,648
Mindy Grossman (3)	27,500	—	27,500
Tara Walpert Levy	100,000	120,004	220,004
John J. Mahoney	120,000	120,004	240,004
R. Michael Mohan	97,500	120,004	217,504
_________________

(1)	Cash retainers are paid in quarterly installments.

(2)
Represents restricted stock units (“RSUs”), which vest 33% per year over three years. The amounts represent the full aggregate grant date fair values computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The grant date fair market value based on the closing price of the underlying common stock is $120,000. As of December 29, 2019, our current and former non-employee directors held the following aggregate number of RSUs: Ms. Beck, 9,319 shares; Mr. Craigie, 11,089 shares; Mr. Fitzjohn, 11,089 shares; Ms. Grossman, 0 shares; Ms. Levy, 11,089 shares; Mr. Mahoney, 11,089 shares; and Mr. Mohan, 10,295 shares.

(3)	Ms. Grossman resigned effective March 18, 2019.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

General

We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the fiscal year ending December 27, 2020. The Company believes that the choice of PricewaterhouseCoopers LLP as the Independent Auditor is in the best interests of the Company and its stockholders. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different Independent Auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers LLP has audited the Bloomin’ Brands consolidated financial statements annually since we were formed and the financial statements of our predecessor since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. It is also expected that those representatives will be available to respond to appropriate questions.

The Audit Committee is directly responsible for the appointment, compensation and oversight of the Independent Auditor and annually reviews the firm’s qualifications and work quality. In the course of these reviews, the Audit Committee considers, among other things:

•	the firm’s historical and recent plans and performance on our audit

•	the firm’s capability and expertise in handling the breadth and complexity of our operations

•	external data on audit quality and performance, including Public Company Accounting Oversight Board reports on the firm and its peer firms

•	the firm’s independence and objectivity

•	the appropriateness of the firm’s fees for audit and non-audit services, including any effect these fees may have on independence

•	the quality and candor of the firm’s communications with the committee and management

•	the firm’s tenure as our Independent Auditor, including the benefits of having a long-tenured auditor and controls and processes that help safeguard the firm’s independence

Principal Accountant Fees and Services

The following is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 29, 2019 and December 30, 2018:

FEE CATEGORY	2019	2018
Audit Fees	$2,520,000	$2,600,000
Audit-Related Fees	60,000	160,000
Tax Fees	32,000	65,000
All Other Fees	5,000	5,000
Total Fees	$2,617,000	$2,830,000

Audit Fees. The aggregate audit fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services rendered for the audits of our consolidated and subsidiary financial statements and services that are normally provided by the independent registered certified public accountants in connection with statutory and regulatory filings or engagements for the fiscal years ended December 29, 2019 and December 30, 2018, including audited consolidated financial statements presented in our Annual Reports on Form 10-K and the review of the financial statements presented in our Quarterly Reports on Form 10-Q. In addition, services rendered included compliance reviews in connection with the adoption of the new lease accounting standard and implementation of our new lease accounting system in fiscal years December 29, 2019 and December 30, 2018, respectively.
Audit-Related Fees. The aggregate audit-related fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services comprised controls and compliance reviews in connection with the implementation of certain financial systems during the fiscal year ended December 29, 2019, review of company-preparedness for the new lease accounting standard during the fiscal year ended December 30, 2018 and reviews of certain franchise disclosure documents for the fiscal years ended December 29, 2019 and December 30, 2018.
Tax Fees. The aggregate tax fees (inclusive of out-of-pocket expenses) billed by PricewaterhouseCoopers LLP were for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding foreign jurisdiction tax compliance for the fiscal year ended December 29, 2019 and U.S. and foreign jurisdiction tax compliance and planning for the fiscal year ended December 30, 2018.
All Other Fees. The aggregate of all other fees billed by PricewaterhouseCoopers LLP were for products and services other than the services reported above. These services included annual subscription licenses for accounting research and disclosure review tools, which we license from PricewaterhouseCoopers LLP, for the fiscal years ended December 29, 2019 and December 30, 2018.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services (including the fees and terms thereof) provided by our Independent Auditor. The policy provides for the general pre-approval of specific types of services within specific cost limits for each such service on an annual basis. The policy requires specific pre-approval of all other permitted services. The Chairman of the Audit Committee has the authority to address any requests for pre-approval of services between Audit Committee meetings, and the Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered certified public accounting firm for the fiscal year ending December 27, 2020.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

We provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with section 14A of the Securities Exchange Act (“Exchange Act”). This vote is referred to as a “say-on-pay” vote.

The Compensation Discussion and Analysis beginning on page 34 and the compensation tables beginning on page 53 of this proxy statement describe our executive compensation program and the compensation of our named executive officers for 2019. The Board of Directors is asking stockholders to cast an advisory vote indicating their approval of that compensation by voting FOR the following resolution:

“RESOLVED, that the stockholders of Bloomin’ Brands APPROVE, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

As described in detail in the Compensation Discussion and Analysis, we have a total compensation approach focused on performance-based incentive compensation that seeks to drive a pay for performance culture and:

•	attract and retain qualified executives in today’s highly competitive market

•	motivate and reward executives whose knowledge, skills and performance are critical to the success of the business

•
provide a competitive compensation package that aligns management and stockholder interests by tying a significant portion of an executive’s cash compensation and long-term compensation to the achievement of annual performance goals

•	ensure internal equity among the executive officers by recognizing the contributions each executive makes to the success of Bloomin’ Brands

The Compensation Committee regularly reviews our executive compensation program to establish a strong connection between compensation and the aspects of our performance that our executive officers can impact and that are likely to have an effect on stockholder value. We believe that in 2019, our Company’s overall financial performance, same-store comparable sales growth and further expansion of off-premises opportunities demonstrate the effective relationship between Company goals and our compensation program.

The vote on this “say-on-pay” proposal is advisory, which means that the vote will not be binding on Bloomin’ Brands, the Board of Directors or the Compensation Committee. The Compensation Committee will review and consider the results of the vote on this proposal in connection with its regular evaluations of our executive compensation program. As the Board of Directors has currently determined to hold this vote each year, the next “say-on-pay” vote will be held at the 2021 annual meeting of stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the advisory approval of the compensation of our named executive officers.

PROPOSAL NO. 4

APPROVAL OF THE BLOOMIN’ BRANDS 2020 OMNIBUS INCENTIVE COMPENSATION PLAN

General

We are asking our stockholders to approve the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”), which was recommended by the Compensation Committee for approval and approved by the Board on April 9, 2020, subject to stockholder approval. The 2020 Plan permits the grant of options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance awards, and other cash-based or stock-based awards (each an “award” and collectively, the “awards”) to attract and retain employees, officers, consultants and directors and align their interests with those of our stockholders.

The 2020 Plan is intended to replace the Company’s existing equity compensation plan, the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”). Based on our historical practices and other assumptions, we anticipate that the 2020 Plan will allow us to continue to grant annual and long-term equity incentive compensation for approximately three years.

If the Company’s stockholders approve the 2020 Plan, it will become effective as of April 21, 2020 (the “Effective Date”) and no additional awards will be granted under the 2016 Plan as of such date. Outstanding awards under the 2016 Plan, however, will continue to be governed by the 2016 Plan and the agreements under which they were granted. If the 2020 Plan does not receive stockholder approval, the 2020 Plan will not go into effect, and the 2016 Plan will stay in effect.

A summary of the material terms of the 2020 Plan follows; however, please be advised that the summary is qualified in its entirety by reference to the text of the 2020 Plan, which is included as Appendix A to this Proxy Statement. We urge stockholders to read the 2020 Plan in its entirety.

Purpose of the 2020 Plan

As discussed in the Compensation Discussion and Analysis beginning on page 34, annual and long-term incentive compensation plays an important part in our pay-for-performance philosophy. Incentive awards also help us remain competitive in retaining and attracting highly qualified employees upon whom, in large measure, the future growth and success of our Company depend. In 2019, we granted equity compensation to approximately 600 of our employees and 6 non-employee directors.

The purpose of the 2020 Plan is to promote the interests of our Company and its stockholders by:

•	providing a means for our Company to attract and retain talented individuals

•
encouraging the profitability and growth of our Company through annual and long-term incentives that are consistent with our goals and link a portion of compensation to the value of our common stock; and

•	providing incentives which will align the interests of our employees, consultants and directors with those of our stockholders

The Board believes that the 2020 Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•
Independent Committee. The 2020 Plan will be administered by the Compensation Committee, which is composed entirely of independent directors who meet NASDAQ standards for independence and are “non-employee directors” under Rule 16b-3(b)(3) of Section 16 (“Section 16”) of the Exchange Act.

•
No Discounted Stock Options or SARs. All stock option and SAR awards under the 2020 Plan must have an exercise or base price that is not less than the fair market value of the underlying common stock on the date of grant, except in the case of substitute awards granted to employees of an acquired business. The Company does not grant dividend equivalents on stock options or SARs.

•
No Repricing; No Cash Buyout of Underwater Options or SARs. Other than in connection with a corporate transaction affecting the Company, the 2020 Plan prohibits any repricing of options or SARs and the cash buy-out of underwater options or SARs without stockholder approval.

•	No “Evergreen” Share Reserve. The 2020 Plan includes a limited Share Reserve (as defined in the proposed Plan as included in Appendix A) and does not include any “evergreen” provisions.

•
Fungible Plan Design. The 2020 Plan uses a so-called “fungible share pool” design. Under this design, so-called “full-value” awards (stock-based awards other than stock options and SARs) will be counted against the Share Reserve at an accelerated rate compared to stock options and SARs. This plan structure offers the Company flexibility in determining what types of equity awards are best suited for its needs within the overall stockholder approved Share Reserve and recognizes that certain types of awards may be more valuable than others. Accordingly, under the fungible share pool, each share of our common stock issued pursuant to a stock option or SAR will reduce the Share Reserve by one share and each share issued pursuant to a full value award will reduce the Share Reserve by 2.1 shares.

•
Minimum Vesting Requirements. The 2020 Plan imposes a one-year minimum vesting period for all equity-based awards other than (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors vesting on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) awards of up to a maximum of 5% of the Share Reserve.

•
No Dividends Paid on Unvested Awards. For any awards providing for a right to dividends or dividend equivalents, if dividends are declared during the period that such award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such award or (ii) be accumulated but remain subject to vesting requirements prior to payment to the same extent as the applicable award. No dividends or dividend equivalents will be paid with respect to options or SARs.

•
No “Liberal” Change in Control Definition; No Single-Trigger Vesting upon a Change in Control. The Change in Control definition in the 2020 Plan is not “liberal” and, for example, would not occur merely upon stockholder approval of a transaction. A change in control must actually occur in order for the Change in Control provisions in the 2020 Plan to be triggered. The 2020 Plan does not provide for the automatic acceleration of equity awards in connection with a change in control (other than in a situation where a successor corporation refuses to assume or provide an equivalent substitute award). Instead, the 2020 Plan provides the Committee with the discretion to determine the treatment of outstanding awards in connection with a change of control or in award agreements.

•
Clawback Policy. Awards under the 2020 Plan will be subject to the terms of the Company’s Compensation Recovery Policy and applicable laws and stock exchange listing requirements related to recovery, recoupment, clawback or forfeiture of compensation.

Summary of Key Stock Plan Data

In developing our share request for the 2020 Plan and to analyze the impact of equity awards on our stockholders, we considered our “burn rate” and “overhang.” Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate as of fiscal year end for 2019, 2018 and 2017, as well as the average over those years.

	2019	2018	2017
Stock Options/Stock Appreciation Rights (SARs) Granted	1,237,198	487,821	1,278,781
Stock-Settled Time-Vested Restricted Shares/Units Granted	610,008	389,821	619,706
Stock-Settled Performance-Based Shares/Units Earned*	161,368	67,558	70,033
Weighted-Average Basic Common Shares Outstanding	88,838,817	92,042,245	96,364,687
Share-Usage Rate	2.26%	1.03%	2.04%
3 yr. avg			1.78%
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* With respect to performance-based shares/units in the table above, we calculate the share usage rate based on the applicable number of shares earned each year. For reference, the performance-based shares/units granted during the foregoing 3-year period were as follows: 237,695 shares in 2019, 189,714 shares in 2018 and 402,892 shares in 2017.

The following table sets forth certain information as of April 2, 2020, unless otherwise noted, with respect to the Company’s equity compensation plans:

Stock Options/SARs Outstanding	5,910,850
Weighted-Average Exercise Price of Outstanding Stock Options/SARS	19.37
Weighted-Average Remaining Term of Outstanding Stock Options/SARS	5.61
Total Stock-Settled Full Value Awards Outstanding	1,732,506
Total Shares Remaining Authorized for Issuance from 2016 Plan (1)	2,513,963
Additional Shares Requested	7,000,000
Proposed Share Reserve under the 2020 Plan (1)	9,513,963
Basic common shares outstanding as of the record date April 2, 2020	87,475,776
_________________

(1)
The proposed Share Reserve is subject to reduction for any awards granted under the 2016 Plan after April 2, 2020. Upon stockholder approval of the Plan, no further awards will be made under the 2016 Plan.

Our Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of April 2, 2020, assuming that the entire Share Reserve is granted in stock options or SARs, would be 16% and the total fully-diluted overhang, assuming the Share Reserve is granted in full-value awards only, would be 12%. The Company’s historical practice, has been to grant a combination of stock options and full-value awards, resulting in potential overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards assuming the 2020 Plan is approved by stockholders (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of April 2, 2020. Our Board believes that the proposed Share Reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

The closing price of our common stock on the NASDAQ Global Select Market was $6.01 on April 2, 2020.

Administration

The 2020 Plan will be administered by the Compensation Committee, or such other committee as may be designated by the Board, or by the full Board (the term “Committee” will refer generally to the body with such authority for purposes of this description of the 2020 Plan terms). To the extent necessary or desirable to comply with applicable rules, action by the Committee will require approval by members who are (a) independent directors in accordance with the rules of any stock exchange on which our common stock is then listed and (b) “non-employee directors” within the meaning of Section 16.

The Committee has the authority to, among other things, determine the employees, directors and consultants to whom awards may be granted, determine the number of shares subject to each award, determine the type and the terms of any award to be granted, approve forms of award agreements, interpret the terms of the 2020 Plan and awards granted under the Plan and adopt rules and regulations relating to the 2020 Plan.

However, other than in connection with certain corporate events, the Committee cannot take any of the following actions without the approval of our stockholders: (a) lower the exercise price per share of an outstanding option or SAR, (b) cancel an option or SAR when the exercise price per share exceeds the fair market value of one share in exchange for cash or another award (other than in connection with a change in control), or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the applicable stock exchange rules.

The Committee may delegate its authority under the 2020 Plan to a subcommittee, except if the delegation is prohibited by law or is with respect to awards to directors or officers subject to Section 16 of the Exchange Act, unless the delegation is to a subcommittee consisting solely of directors meeting the applicable independence requirements for those types of awards. The Committee may also delegate to officers the authority to grant awards to participants that are not directors or officers subject to Section 16.

Eligibility

Employees, directors and certain consultants of the Company or its affiliates, as the Compensation Committee determines and designates from time to time, are eligible to receive awards under the 2020 Plan. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain of its affiliates. As of April 2, 2020, approximately 1,305 employees, seven non-employee directors and no consultants would be eligible to participate in the 2020 Plan.

Term

The 2020 Plan will become effective as of the Effective Date and, unless terminated earlier by the Board, will terminate on the earlier of (a) the date all shares subject to the 2020 Plan shall have been purchased or acquired according to the 2020 Plan’s provisions and (b) the tenth anniversary of the Effective Date. Upon termination of the 2020 Plan, all outstanding awards will continue to have full force and effect in accordance with the provisions of the terminated 2020 Plan and the applicable award agreement (or other documents evidencing such awards).

Shares Available for Issuance Under the 2020 Plan

Subject to adjustment as described in the 2020 Plan, the maximum number of shares reserved for issuance under the 2020 Plan will not exceed 9,513,963 shares, minus one share for every share subject to an option or SAR granted under the 2016 Plan after April 2, 2020, and 2.1 shares for every one share subject to awards other than options and SARs granted under the 2016 Plan after April 2, 2020 (the “Share Reserve”). Any shares that are subject to awards of options or SARs granted under the 2020 Plan will be counted against the Share Reserve as one share for every one share subject to the award. Any shares that are subject to awards other than options or SARs that are granted under the 2020 Plan shall be counted against the Share Reserve as 2.1 shares for every one share subject to such awards. Awards that may be settled only in cash pursuant to their terms will not be counted against the Share Reserve.

If any shares subject to an award outstanding under the 2020 Plan, the 2016 Plan or other prior plan after April 2, 2020 are forfeited or the award expires, terminates or is cash-settled or canceled without issuance of any shares, then the number of shares with respect to such Award will, to the extent of any such forfeiture, termination, expiration, cash settlement or cancellation, be added back to the Share Reserve and again be available for Awards under the 2020 Plan. Shares surrendered to the Company or withheld by the Company for taxes, payment of an exercise price or otherwise under an award outstanding under the 2020 Plan, the 2016 Plan or other prior plan after April 2, 2020 will also be added to the Share Reserve. The permitted addbacks to the Share Reserve with respect to the foregoing will be as follows: shares that are subject to awards of options or SARs will be added back to the Share Reserve as one share for every one share subject to the award and shares that are subject to awards other than options or SARs shall be added back to the Share Reserve as 2.1 shares for every one share subject to such awards.

Any shares reserved and available for issuance under the 2020 Plan may be used for any type of award under the 2020 Plan, and any or all of the shares reserved for issuance under the 2020 Plan (up to a maximum of 9,513,963 million shares) will be available for issuance as incentive stock options.

In connection with a subdivision or consolidation of shares or other capital adjustment or other material change in capital structure of the Company, the number and kind of shares that may be issued under the 2020 Plan, the maximum award limits for Directors and the number and kind of shares that are subject to outstanding awards, and other terms and conditions thereof, will be equitably adjusted.

The Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan of an acquired business and to grant substitute awards under the 2020 Plan for such awards. The Share Reserve will not be decreased by the number of shares subject to any such assumed awards and substitute awards. Shares available for issuance under a compensatory plan of an acquired business (as appropriately adjusted, if necessary) may be used for awards under the 2020 Plan and will be added to the Share Reserve, subject to applicable stockholder approval and stock exchange requirements.

Minimum Vesting Conditions

Except with respect to (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction, (ii) shares delivered in lieu of fully vested cash obligations, (iii) awards to non-employee directors vesting on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) awards of up to a maximum of 5% of the Share Reserve, no awards (other than cash-based awards) will vest earlier than the one-year anniversary of the grant date. These conditions shall not restrict the Committee’s ability to provide for accelerated exercisability of vesting of any Award, including in cases of retirement, death, Disability or a Change in Control (as such terms are defined in the 2020 Plan), in the terms of the Award agreement or otherwise.

Types of Awards

The 2020 Plan permits the grant of the following types of awards:

Stock Options. Stock options may be either nonqualified stock options or incentive stock options. The holder of an option will be entitled to purchase a number of shares at a specified option price during a specified time period, all as determined by the Committee. The option price will be fixed by the Committee and, except in the case of substitute awards, the option price will be at least the fair market value of one share on the grant date (or 110% of the fair market value if the holder of an incentive stock option is a 10% or greater stockholder).

Subject to certain limitations, each option granted under the 2020 Plan will become vested and/or exercisable at such times and under such conditions as determined by the Committee. Options will terminate on the tenth anniversary of the grant date of such option, unless the Committee establishes an earlier termination date or other circumstances causing earlier termination.

Stock Appreciation Rights (SARs). The holder of a SAR will be entitled to receive, upon exercise of the SAR, an amount equal to the excess of (a) the fair market value of one share on the date the SAR is exercised, over (b) the grant price of the SAR. The Committee will determine the grant price, which, except in the case of substitute awards, will be no less than the fair market value of one share on the grant date, and whether the payment received upon exercise of an SAR will be in cash, in shares of equivalent value, or in some combination thereof. The Committee will also determine all other terms and conditions of any SAR. SARs will terminate on the tenth anniversary of the grant date of such SAR, or on such earlier date or upon the occurrence of such circumstances as may be determined by the Committee.

Restricted Stock and Restricted Stock Units. Under the 2020 Plan, the Committee may grant participants stock awards, which may involve the award of shares or the award of stock units representing an amount equivalent in value to the fair market value of a share, payable in shares, cash or other property. The Committee may impose conditions and/or restrictions on restricted stock or restricted stock units (“RSUs”) as it may deem advisable including, time-based restrictions and/or restrictions based upon the achievement of specific performance goals. Unless provided otherwise by the Committee, restricted stock or RSUs are forfeited to the extent that a participant fails to satisfy the applicable conditions during the restricted period.

Performance Awards. The Committee may grant performance awards under the 2020 Plan in such amounts and upon such terms as the Committee determines. The Committee will set performance goals in its discretion which, depending on the extent to which they are achieved, will determine the value and/or number of shares subject to a performance award that will be paid out to the participant. Payment of the value earned under performance awards will be made in the form, including cash, shares, other awards, or a combination thereof, at the time, and in the manner determined by the Committee. In addition, the Committee may specify that another type of award may have performance-based conditions.

Other Awards. The Committee may grant other awards that are denominated in cash or valued in whole or in part by reference to, or are otherwise based upon shares, either alone or in addition to other awards granted under the 2020 Plan. Other awards may be settled in shares, cash or any other form of property, and have such other terms and conditions as determined by the Committee.

Repayment of Awards and Forfeiture

The Committee may seek repayment or recovery of an award, including any shares subject to or issued under an award or the value received pursuant to an award, as appropriate, pursuant to the Company’s Compensation Recovery Policy (or any successor policy). In addition, awards under the 2020 Plan are subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time, and are also subject to any applicable law or regulation or the standards of any stock exchange on which the shares are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture.

The Committee may also provide that the participant’s rights under an award are subject to reduction, cancellation, forfeiture or recoupment upon (a) breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are applicable to the participant, (b) a termination of the participant’s employment for cause, or (c) other conduct by the participant that is detrimental to the business or reputation of the Company and/or its affiliates.

Change In Control

The Committee may provide for accelerated vesting of an award upon, or as a result of events following, a change of control (as defined in the 2020 Plan and described below). This may be established in the award agreement or in connection with the change of control. In addition, in the event of a change of control, the Committee may cause an award to be canceled in exchange for a cash payment to the participant or cause an award to be assumed by a successor corporation.

A change in control under the 2020 Plan generally means the occurrence of any of the following:

•
any person or a “group” within the meaning of Section 13(d) of the Exchange becomes the beneficial owner, directly or indirectly, of securities of the Company, representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

•
during any twelve-month period, a majority of the Board of Directors as of the beginning of such period, for any reason, ceases to be comprised of individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors as of the beginning of such period or whose election or nomination for election was previously so approved (other than an individual whose initial assumption of office is in connection with or as a result of an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors); or

•
consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such event continuing to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

•
consummation of the sale of all or substantially all of the assets of the Company, other than a sale after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale.

Performance Measures

One or more performance measure(s) may be selected by the Committee to establish performance goals for any awards subject to performance conditions (performance measures that are financial metrics may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee) and may include, without limitation:

•	Sales, revenue, net sales, or gross revenues

•	Revenue or sales growth or product revenue or sales growth

•	Same store sales growth

•	Earnings per share, including growth measures

•	Pre-tax income, including growth measures

•	Net income, including growth measures

•	Return measures, including, but not limited to: return on assets or net assets; return on equity; return on operating capital; return on invested capital; and return on sales

•	Cash flow return on investments which equals net cash flows divided by stockholders’ equity

•	Earnings before interest and taxes, including growth measures

•	Earnings before or after taxes, interest, depreciation and/or amortization, including growth measures

•	Debt reduction

•	Financial ratios, including those measuring liquidity, activity, profitability or leverage;

•	Costs, reductions in cost, and cost control measures

•	Share price, including growth measures

•	Total stockholder return, including growth measures

•	Market share

•	Volume growth

•	Customer growth

•	Customer satisfaction

•	Successfully completing divestitures and assets sales

•	Successfully completing acquisitions

•	Regulatory achievements or compliance

•	Restaurant margins, including growth measures

•	Reducing non-operations expenses/operating efficiencies

•	Other operating efficiency measures or ratios

•	Operating income, including growth measures

•	Return on capital

•	Return on capital employed

•	Pre-tax income margin

•	New unit growth

•	New unit return on investment

•	Product development achievements

•
The attainment of levels of performance of the Company under one or more of the measures described above relative to the performance of other businesses, or various combinations of the foregoing, or changes or additions to any of the foregoing as approved by the Committee.

These goals may apply to the participant, one or more business units, one or more subsidiaries or the Company as a whole.

When the Committee establishes the performance goals, the Committee may provide that adjustments will be made to the performance goals to reflect events including: (a) asset impairment expenses or write-downs; (b) litigation, claims, judgments or settlements; (c) unusual, infrequently occurring, extraordinary or nonoperating items; (d) restructurings; (e) acquisitions, divestitures or discontinued operations; (f) transaction-related expenses; (g) stock dividends, splits, combinations or exchanges of stock; (h) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; and (i) any other events as determined by the Committee.

Amendments And Termination

The Board may amend, suspend, or terminate the 2020 Plan at any time, subject to the prior approval of the Company’s stockholders to the extent required by applicable law or stock exchange requirement or, in any event, if the action would increase the number of shares available for awards under the 2020 Plan other than in a manner provided for in the 2020 Plan. In addition, no termination, amendment, or modification of the 2020 Plan may be made that adversely affects in a material way any award previously granted under the 2020 Plan, without the prior written consent of the award participant.

Federal Income Tax Consequences

The following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with awards made pursuant to the 2020 Plan, based on a good faith interpretation of the current federal income tax laws, regulations, and judicial and administrative interpretations, all as in effect or proposed as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following discussion only sets forth federal income tax consequences and does not address any other federal tax consequences or any state, local, or foreign tax consequences that may apply. A participant in the 2020 Plan should not rely on this description and instead should consult his or her own tax advisor.

Non-Qualified Options. The grant of an option generally will have no federal income tax consequences for the optionee or the Company. Upon the exercise of an option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of our common stock on the exercise date over the exercise price. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the optionee recognizes such income for tax purposes, subject to limitation under Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or “Code”), Section 162(m), which prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain covered executives.

Incentive Stock Options (ISOs). An optionee does not recognize taxable income upon the grant or upon the exercise of an ISO (although the exercise of an ISO may in some cases trigger liability for the alternative minimum tax). Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the excess, if any, of the fair market value of those shares on the date of sale over the exercise price of the ISO shares. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise, and we are not entitled to a federal income tax deduction. ISO holding period requirements are waived when an optionee dies. If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (a) the gain realized upon the sale; or (b) the excess of the fair market value of the shares on the date of exercise over the exercise price. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of any such disposition, we will receive a federal income tax deduction, subject to limitation under Section 162(m) of the Code, in an amount equal to the ordinary income that the optionee recognizes, if any, as a result of the disposition.

Stock Appreciation Rights (SARs). The grant of a SAR generally will have no federal income tax consequences for the participant. Upon the exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash or the fair market value of any shares received upon such exercise. Generally, the Company will be entitled to a deduction, subject to limitation under Section 162(m) of the Code, equal to the amount of ordinary income recognized by the participant at the time the participant recognizes such income for tax purposes.

Restricted Stock. The grant of restricted stock generally will have no federal income tax consequences to the participant or the Company. The participant will generally recognize ordinary income on the date the award vests, in an amount equal to the value of the shares on the vesting date. Under Section 83 of the Code, a participant may elect to recognize income on the date of grant rather than the date of vesting in an amount equal to the fair market value of the shares on the date of grant (less the purchase price for such shares, if any). Generally, the Company will be entitled to a deduction, subject to limitation under Section 162(m) of the Code, equal to the amount of ordinary income recognized by the participant at the time the participant recognizes such income for tax purposes.

Restricted Stock Units and Performance Awards. The grant of a restricted stock unit award or a performance award generally will have no federal income tax consequences to the participant or the Company. The participant generally will recognize ordinary income when payment is actually or constructively received by the participant in satisfaction of the restricted stock unit award or performance award, in an amount equal to the amount of cash paid and the fair market value of any shares delivered to the participant. Generally, the Company will be entitled to a deduction, subject to limitation under Section 162(m) of the Code, equal to the amount of ordinary income recognized by the participant at the time the participant recognizes such income for tax purposes.

Section 409A. Section 409A of the Internal Revenue Code provides special tax rules applicable to programs that provide for a deferral of compensation. Failure to comply with those requirements will result in accelerated recognition of income for tax purposes, along with an additional tax equal to 20% of the amount included in income, and interest on deemed underpayments in certain circumstances.

Certain payments made to employees and other service providers in connection with a change in control may constitute “parachute payments” subject to tax penalties imposed on both the Company and the recipient under Sections 280G and 4999 of the Code. In general, when the value of parachute payments equals or exceeds three times the employee’s “base amount,” the employee is subject to a 20% nondeductible excise tax on the excess over the base amount and the Company is denied a tax deduction for the excess payments. The base amount is generally defined as the employee’s average compensation for the five calendar years prior to the date of the change in control. The value of accelerated vesting of restricted stock, options, or other awards in connection with a change in control can constitute a parachute payment.

New Plan Benefits

As of March 6, 2020, no awards have been made under the 2020 Plan. Because benefits under the 2020 Plan are discretionary and will depend on the actions of the Committee, the performance of the Company, and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the 2020 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR approval of the Bloomin’ Brands, Inc. 2020 Omnibus Incentive Compensation Plan.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL REQUESTING THAT THE COMPANY TAKE ACTION TO DECLASSIFY THE BOARD

We have received notice of the intention of stockholder Kenneth Steiner to present the following proposal at the annual meeting. In accordance with federal securities regulations, the text of the stockholder proposal and supporting statement appears below exactly as received, other than minor formatting changes. The contents of the proposal or supporting statement are the sole responsibility of the proponent, and we are not responsible for the content of the proposal or any inaccuracies it may contain. The Company will promptly provide the address of the proponent and the number of shares owned by him upon request directed to the Company’s Secretary.

The Board of Directors does not support the adoption of this proposal and asks stockholders to consider its response following the proponent’s statement below. If the proposal is properly presented at the annual meeting, the Board of Directors recommends you vote AGAINST this proposal.

* * *

Proposal 5 – Elect Each Director Annually

RESOLVED, shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Classified boards like the Board at Bloomin' Brands have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Thus transitioning away from a classified board is particularly important since our stock was at $22 in 2014.

Arthur Levitt, former Chairman of the Securities and Exchange Commission said, "In my view it's best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them."

A total of 79 S&P 500 and Fortune 500 companies, worth more than $1 trillion, also adopted this important proposal topic since 2012. With such overwhelming support it was not a surprise that this proposal topic won 96%-support at United Therapeutics Corporation in 2019.

Annual elections are widely viewed as a corporate governance best practice. Annual election of each director could make directors more accountable, and thereby contribute to improved performance and increased company value.

It is also important that each director be elected annually especially when Elizabeth Smith, our inside Chairman of the Board, was rejected by 10-times as many shares as another director in 2019. It would be useful for the 2020 proxy to explain Ms. Smith's negative votes.

Please vote yes:

Elect Each Director Annually-Proposal 5

* * *

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board of Directors has carefully considered the above proposal and believes that it is not in the best interests of the Company and our stockholders. Consequently, the Board of Directors unanimously recommends a vote AGAINST the proposal.

In accordance with the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”), the Board is divided into three classes of directors such that each director serves staggered three-year terms, meaning that approximately one-third of the directors stand for election each year. This classified board structure has been in place continuously since the Company’s initial public offering. The Board strongly believes that our classified structure continues to best serve the interests of the Company and its stockholders for the following reasons:

Protection and Optimization of Stockholder Value

The classified board structure is designed in part to safeguard the Company against the efforts of a hostile takeover by a third party that desires to quickly take control of the Company without paying fair value for the business and assets of the Company. Because less than a majority of directors stand for election at each annual meeting under a classified board structure, a hostile bidder could not simply replace a majority of the Board at a single annual meeting with directors aligned with the hostile bidder’s own interests. The Company’s classified board structure allows the Board the flexibility, time and leverage it needs to evaluate the fairness of any takeover proposal, negotiate on behalf of and for the benefit of all stockholders and weigh alternatives in order to provide maximum value for the Company’s stockholders. This is especially important in the context of the Company’s announcement in November 2019 that it is exploring and evaluating strategic alternatives that have the potential to maximize value for our stockholders.

Stability and Deep Understanding

The classified board structure is designed to provide stability and ensure that, at any given time, a majority of the directors serving on the Board have substantial knowledge of the Company and its business, history, culture and strategic goals. Directors who have experience with the Company and deep knowledge about its business, culture and goals are a valuable resource and are better positioned to make the fundamental decisions that are best for the Company and its stockholders, which is especially important given the Company recently announced exploration and evaluation of strategic alternatives to maximize value for its stockholders. If the Board were to be declassified, it could be replaced in a single year with directors who are unfamiliar with the Company’s business, culture and goals. In contrast, a classified board structure allows for orderly change alongside continuity as new directors with fresh perspectives interact and work with experienced directors.

Long-Term Focus, Quality of Directors and Independence

The Board of Directors also believes that the classified board structure assists in recruiting highly qualified directors who are willing to commit the time and resources to develop a deep understanding of the Company’s business, which in turn benefits the Company and its stockholders. Further, a classified board encourages directors to look to the long-term best interest of the Company and its stockholders by strengthening the independence of non-employee directors against the often short-term focus of certain investors or special interest groups. The Board of Directors has in the past had to and, in the future may have to, continue to seek to maximize stockholder value while facing demands of activist stockholders, including in its pursuit of potential strategic alternatives.

By its very nature, a classified board ensures that at any given time there will be experienced directors serving on our Board who are fully immersed in and knowledgeable about our business, including our relationships with our current and potential strategic partners, as well as the competition, opportunities, risks and challenges that exist in our industry. In contrast, annual election of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which can discourage or impair long-term investments, improvements and initiatives.

Accountability to the Company’s Stockholders

A classified board still remains accountable to the Company’s stockholders. At each annual meeting, the Company’s stockholders have the opportunity to evaluate and elect approximately one third of the Board. In addition, in late 2018, after considering feedback received from investors, the Company revised its bylaws to change the voting standard for the election of directors in uncontested elections to a majority voting standard from a plurality voting standard. Further, throughout their term, all directors must uphold their fiduciary duties to the Company and its stockholders, forcing them to have a view of the Company in the next year and in years to come.

Procedural Matters

If approved, this proposal would not automatically eliminate the Company’s classified board structure. This proposal is non-binding and requests that the Board take the steps necessary to eliminate the classified board structure. In order to eliminate the classified board, a formal amendment to our Charter would be required. To amend our Charter, (i) the Board would need to declare declassification to be advisable and in the best interests of the Company and its stockholders, and (ii) such amendment would need to be submitted to stockholders for approval at a subsequent meeting of stockholders. The approval of an amendment to our Charter would require the affirmative vote of the holders of 75% of the shares entitled to vote. Therefore, a vote in favor of this proposal would constitute a recommendation that the Board initiate this amendment process.

After careful consideration of this proposal, the Board of Directors has determined that retention of a classified board structure remains in the best long-term interests of the Company and its stockholders at this time. The Board of Directors believes that the benefits of a classified board structure do not come at the expense of director accountability. In addition, the stability, deep understanding, independence and takeover protection provided by a classified board structure have all contributed to the success of the Company.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote AGAINST this proposal regarding declassification of the Board.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL REQUESTING THAT THE BOARD ISSUE A REPORT ASSESSING HOW THE COMPANY COULD INCREASE EFFORTS TO MITIGATE SUPPLY CHAIN GREENHOUSE GAS EMISSIONS

We have received notice of the intention of stockholder Green Century Capital Management Inc. to present the following proposal at the annual meeting. In accordance with federal securities regulations, the text of the stockholder proposal and supporting statement appears below exactly as received, other than minor formatting changes. The contents of the proposal or supporting statement are the sole responsibility of the proponent, and we are not responsible for the content of the proposal or any inaccuracies it may contain. The Company will promptly provide the address of the proponent and the number of shares owned by it upon request directed to the Company’s Secretary.

The Board of Directors does not support the adoption of this proposal and asks stockholders to consider its response following the proponent’s statement below. If the proposal is properly presented at the annual meeting, the Board of Directors recommends you vote AGAINST this proposal.

* * *

Proposal 6 – Issue Report Assessing Efforts to Mitigate Supply Chain Greenhouse Gas Emissions

Whereas: As one of the world's largest casual dining companies with more than 1400 restaurants in 49 states and 21 countries, Bloomin’ Brands, Inc. uses palm oil, soy, beef, and pulp/paper in its business. These commodities are leading drivers of deforestation globally.

Deforestation contributes to climate change, biodiversity loss, soil erosion, disrupted rainfall patterns, land conflicts, and forced labor. Commercial agriculture and ranching drives two-thirds of tropical deforestation and is the second largest driver of global climate change. There is a growing consensus that deforestation and the climate crisis must be addressed.

Companies that do not adequately address and mitigate exposure to deforestation in supply chains are vulnerable to reputational, regulatory, operational, and competitive risks, and, in turn, to financial damage. Deforestation has attracted significant negative attention from civil society, business, government, and major media outlets, including The New York Times and Bloomberg.

Bloomin’ buys from companies that operate in areas at high-risk for deforestation, including at least one that has been linked to illegal deforestation. Supply chains that illegally contribute to deforestation are increasingly vulnerable to interruption from regulatory action.

In its 2018 10-K, Bloomin’ identifies increased commodity costs, changing consumer preferences, and failure to compete effectively, including against quick service restaurants, as risk factors. These risk factors are exacerbated by deforestation.

For instance, deforestation is disrupting rainfall patterns in key grain and beef producing regions, including those of Bloomin’s suppliers, which will impact production and likely commodity prices. Consumers increasingly prefer restaurants that source sustainably raised ingredients and that address their environmental impacts. In response to shifting market expectations, restaurant groups, including competitors like The Cheesecake Factory, McDonald’s, and Yum! Brands, have made significant progress in setting targets related to addressing deforestation.

In contrast, Bloomin’ has no public statements or commitments regarding deforestation. CDP Forests, a reporting framework supported by investors representing $87 trillion in assets, scored Bloomin’ an F across all commodities in 2018; SCRIPT, a platform used by financial institutions to analyze soft commodity risk exposure, flags Bloomin’ as “high-risk,” scoring the company 3.5 out of 100. Bloomin’ scores below McDonalds and Yum! Brands on both platforms. Failure to meet shifting consumer expectations and to keep pace with competitors may pose risks to Bloomin’ including restricted market access, supply chain disruption, and loss of goodwill.

Resolved: Shareholders request that the Board of Directors issue a report to investors by October 31, 2020 at reasonable expense and excluding proprietary information, assessing how the company could increase the scale, pace, and rigor of efforts to mitigate supply chain greenhouse gas emissions, inclusive of deforestation and land use change.

Supporting Statement: Proponents suggest that the Board of Directors consider including indicators in the report such as:

•	Greenhouse gas emissions reduction targets associated with Bloomin’s supply chains;

•	Any progress toward specific no-deforestation policies for all relevant commodities in its global operations;

•	Reporting progress toward these goals reported through CDP or similar platforms; and

•	Any proactive implementation efforts by the company, such as time-bound plans, verification processes, or non-compliance protocols.

* * *

Statement of the Board of Directors in Opposition to the Stockholder Proposal

The Board of Directors has carefully considered the above proposal and believes that it is not in the best interests of the Company and our stockholders. Consequently, the Board of Directors unanimously recommends a vote AGAINST the proposal.

The Board of Directors and our management team recognize the significance of climate change and the importance of managing the environmental impact of the operations of the Company’s business. Understanding that these issues are increasingly a focus of stockholders, customers and employees, we believe we are addressing them in an appropriate manner, as outlined below. The Board of Directors believes that adopting the proposal and preparing the requested report assessing how the Company could increase the scale, pace, and rigor of efforts to mitigate supply chain greenhouse gas emissions, inclusive of deforestation and land use change, is unnecessary and would be distracting, overly burdensome and result in an ineffective use of Company time and resources. As such, it would not be in the best interests of the Company or its stockholders.

Because we recognize the importance of good corporate citizenship and the value of sustainability and social responsibility to the Company and our stockholders, we take an active approach to sustainability and responsible sourcing in making business decisions. We continue to work with and encourage our suppliers to strengthen their practices to minimize their impact on activities that contribute to deforestation and greenhouse gas emissions. During 2019, we engaged in discussions with our primary beef suppliers in Brazil regarding their sustainability practices and commitments. These suppliers informed us that they are committed to avoiding sourcing beef from deforested areas and take affirmative action to curb deforestation and greenhouse gas emissions, including through satellite monitoring to prevent purchasing cattle raised on deforested or banned areas or indigenous land. These suppliers also advised us that they actively participate in various industry groups regarding sustainable sourcing in the Amazon biome and have their monitoring practices audited by a third party to ensure that they are effective. Due to the complexity and scale of the beef supply chain in Brazil, we believe continued active engagement with our primary suppliers is the most effective and efficient way to mitigate any adverse impacts of our operations in that region.

With respect to sustainability more generally, the Company has reduced food waste by 22% over the past five years, resulting in the donation of more than 13,000,000 pounds of food to those in need through the Food Donation Connection network and other food assistance programs, and we plan to continue efforts to reduce food waste further in the future.

We are committed to making socially responsible choices. To that end, our Company commitments with respect to Our People, Our Environment and Our Ingredients, including with respect to sustainable packaging, energy efficiency, water conservation and sustainable sourcing, is available on our website. We encourage our stockholders to review these commitments.

The Board of Directors does not believe that preparation of the report requested by this proposal would result in better Company performance, assist with mitigation of supply chain greenhouse gas emissions or increase returns to stockholders, and therefore does not believe it would be appropriate to expend the resources required to comply with the proposal. Implementation of such reporting would divert time, effort and resources, thereby limiting our ability to target our efforts on areas that will provide the most meaningful impact in mitigating supply chain greenhouse gas emissions. For these reasons, we believe that the request by the proponent is unnecessary and has the potential to divert our resources with no corresponding benefit to the Company or its stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote AGAINST this proposal requesting that the Board issue a report assessing how the Company could increase efforts to mitigate supply chain greenhouse gas emissions.

OWNERSHIP OF SECURITIES

The following table describes the beneficial ownership of Bloomin’ Brands, Inc. common stock as of February 14, 2020 (except as noted) by each person known to us to beneficially own more than 5% of our common stock, each director, and each named executive officer listed in the “Summary Compensation Table,” and all current directors and executive officers as a group. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options and restricted stock units beneficially owned by that person that are exercisable or will be settled within 60 days following February 14, 2020. The beneficial ownership percentages reflected in the table below are based on 86,963,316 shares of our common stock outstanding as of February 14, 2020.

Except as otherwise indicated in a footnote, all of the beneficial owners listed have, to our knowledge, sole voting, dispositive and investment power with respect to the shares of common stock listed as being owned by them. Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS (COMMON STOCK)
Five Percent Stockholders:
BlackRock Inc. (1) 55 East 52nd Street New York, NY 10055	13,135,170	15.10%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	11,218,394	12.90%
JANA Partners LLC. (3) 767 Fifth Ave., 8th Floor New York, NY 10153	6,404,324	7.36%
RDB Equities (4) 4343 Anchor Plaza Pkwy Suite 1 Tampa, FL 33634	6,113,000	7.03%
AllianceBernstein L.P. (5) 1345 Avenue of the the Americas New York, NY 10105	6,011,484	6.91%
Directors and Named Executive Officers:
Wendy Beck (6)	1,473	*
James R. Craigie (6)	26,378	*
David J. Deno (7)	678,222	*
David R. Fitzjohn (6)	14,886	*
Joseph J. Kadow (8)	282,195	*
Kelly M. Lefferts (9)	63,606	*
Tara Walpert Levy (6)	23,621	*
John J. Mahoney (6)	31,607	*
Christopher Meyer (10)	69,314	*
R. Michael Mohan (6)	3,425	*
Gregg D. Scarlett (11)	423,607	*
Elizabeth A. Smith (12)	2,303,296	2.59%
Michael L. Stutts (13)	—	*
All current directors and executive officers as a group (14)	3,921,630	4.35%
__________________

*	Indicates less than one percent of common stock.

(1)
According to a Schedule 13G filed with the SEC, on February 4, 2020, reporting beneficial ownership of 13,135,170 shares, as of December 31, 2019, BlackRock, Inc. has sole voting power with respect to 12,969,522 shares and sole dispositive power with respect to 13,135,170 shares.

(2)
According to a Schedule 13G filed with the SEC on February 11, 2020, reporting beneficial ownership of 11,218,394 shares, as of December 31, 2019, The Vanguard Group has sole voting power with respect to 182,611 shares, shared voting power with respect to 14,665 shares, sole dispositive power with respect to 11,031,673 shares, and shared dispositive power with respect to 186,721 shares.

(3)
According to a Schedule 13D filed with the SEC on February 3, 2020, reporting beneficial ownership of 6,404,324 shares, as of January 30, 2020, JANA Partners LLC has sole voting power with respect to 6,404,324 shares and sole dispositive power with respect to 6,404,324 shares.

(4)
According to a Schedule 13G filed with the SEC on March 31, 2017, reporting beneficial ownership of 6,113,000 shares, as of December 31, 2016, RDB Equities has sole voting power with respect to 6,113,000 shares and sole dispositive power with respect to 6,113,000 shares.

(5)
According to a Schedule 13G filed with the SEC on February 13, 2019, reporting beneficial ownership of 6,011,484 shares, as of December 31, 2018, Alliance Bernstein, LP has sole voting power with respect to 5,029,351 shares and sole dispositive power with respect to 6,010,474 shares, and shared dispositive power with respect to 1,010 shares.

(6)
Does not include the following number of restricted stock units that will not vest within 60 days of February 14, 2020: Ms. Beck, 9,319; Mr. Craigie, 11,089 shares; Mr. Fitzjohn, 11,089 shares; Ms. Levy, 11,089 shares; Mr. Mahoney, 11,089 shares; and Mr. Mohan, 10,295 shares. Mr. Craigie’s shares include 4,040 shares held in trust for the benefit of his children and Mr. Craigie disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(7)
Includes 90,252 shares subject to stock options with an exercise price of $20.62 per share, 16,781 shares subject to stock options with an exercise price of $21.29 per share, 21,458 shares subject to stock options with an exercise price of $24.10 per share, 43,440 shares subject to stock options with an exercise price of $17.27 per share, 56,577 shares subject to stock options with an exercise price of $17.15 per share, 55,760 shares subject to stock options with an exercise price of $25.36 per share, 58,800 shares subject to stock options with an exercise price of $25.32 per share, 72,551 shares subject to stock options with an exercise price of $17.40 per share, 132,084 shares subject to stock options with an exercise price of $14.58, 57,445 restricted stock units and 30,344 performance shares units that Mr. Deno has the right to acquire within 60 days of February 14, 2020. Does not include 224,800 shares subject to stock options, 96,676 restricted stock units and 105,148 performance share units that are not exercisable or will not vest within 60 days of February 14, 2020.

(8)
Includes 5,210 shares subject to stock options with an exercise price of $24.10 per share, 7,500 shares subject to stock options with an exercise price of $17.27 per share, 8,791 shares subject to stock options with an exercise price of $17.15 per share, 24,510 shares subject to stock options with an exercise price of $25.36 per share, and 24,331 shares subject to stock options with an exercise price of $25.32 per share that Mr. Kadow has the right to acquire within 60 days of February 14, 2020

(9)
Includes 2,427 shares subject to stock options with an exercise price of $21.29 per share, 2,851 shares subject to stock options with an exercise price of $24.10 per share, 6,157 shares subject to stock options with an exercise price of $17.27 per share, 7,979 shares subject to stock options with an exercise price of $17.15 per share, 4,200 shares subject to stock options with an exercise price of $25.36 per share, 3,407 shares subject to stock options with an exercise price of $25.32 per share, 6,287 shares subject to stock options with an exercise price of $17.40 per share, 3,261 restricted stock units and 4,303 performance shares units that Ms. Lefferts has the right to acquire within 60 days of February 14, 2020. Does not include 6,281 shares subject to stock options, 43,948 restricted stock units and 3,901 performance share units that are not exercisable or will not vest within 60 days of February 14, 2020.

(10)
Includes 23,014 shares subject to stock options with an exercise price of $20.62 per share, 3,227 shares subject to stock options with an exercise price of $21.29 per share, 3,611 shares subject to stock options with an exercise price of $24.10 per share, 4,394 shares subject to stock options with an exercise price of $17.27 per share, 4,207 shares subject to stock options with an exercise price of $17.15 per share, 6,251 shares subject to stock options with an exercise price of $25.36 per share, 3,194 shares subject to stock options with an exercise price of $25.32 per share, 12,574 restricted stock units and 4,604 performance shares units that Mr. Meyer has the right to acquire within 60 days of February 14, 2020. Does not include 54,290 shares subject to stock options, 22,421 restricted stock units and 24,729 performance share units that are not exercisable or will not vest within 60 days of February 14, 2020.

(11)
Includes 15,490 shares subject to stock options with an exercise price of $21.29 per share, 18,487 shares subject to stock options with an exercise price of $24.10 per share, 24,060 shares subject to stock options with an exercise price of $17.27 per share, 75,000 shares subject to stock options with an exercise price of $17.96 per share, 16,973 shares subject to stock options with an exercise price of $17.15 per share, 100,000 shares subject to stock options with an exercise price of $24.14 per share, 14,706 shares subject to stock options with an exercise price of $25.36 per share, 12,166 shares subject to stock options with an exercise price of $25.32 per share, 75,000 shares subject to stock options with an exercise price of $18.73 per share, 18,599 restricted stock units and 25,210 performance shares units that Mr. Scarlett has the right to acquire within 60 days of February 14, 2020. Does not include 40,226 shares subject to stock options, 31,118 restricted stock units and 25,075 performance share units that are not exercisable or will not vest within 60 days of February 14, 2020.

(12)
Includes 186,146 shares subject to stock options with an exercise price of $20.62 per share, 92,847 shares subject to stock options with an exercise price of $24.10 per share, 200,495 shares subject to stock options with an exercise price of $17.27 per share, 261,122 shares subject to stock options with an exercise price of $17.15 per share, 220,589 shares subject to stock options with an exercise price of $25.36 per share, 177,940 shares subject to stock options with an exercise price of $25.32 per share, 550,000 shares subject to stock options with an exercise price of $10.03 per share, 127,860 restricted stock units and 140,050 performance shares units that Ms. Smith has the right to acquire within 60 days of February 14, 2020. Does not include 232,571 shares subject to stock options, 119,682 restricted stock units and 58,569 performance share units that are not exercisable or will not vest within 60 days of February 14, 2020.

(13)
Mr. Stutts joined the Company June 3, 2019. Does not include 50,000 shares subject to stock options and 50,000 restricted stock units that are not exercisable or will not vest within 60 days of February 14, 2020.

(14)
Includes a total of 2,740,272 shares subject to stock options, 219,739 restricted stock units and 204,511 performance share units that our current directors and executive officers have the right to acquire or that will vest within 60 days of February 14, 2020. Does not include a total of 608,168 shares subject to stock options, 427,815 subject to restricted stock units and 217,422 shares subject to performance share units that our current directors and executive officers do not have the right to acquire within 60 days of February 14, 2020.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis details the objectives and design of our executive compensation program. It includes a description of the compensation provided in 2019 to our named executive officers who are listed below and named in the Summary Compensation Table (“NEOs”).

Elizabeth A. Smith (1)	Former Executive Chairman
David J. Deno (2)	Chief Executive Officer
Christopher A. Meyer (3)	Executive Vice President, Chief Financial Officer
Gregg D. Scarlett (4)	Executive Vice President, Chief Operating Officer, Casual Dining Restaurants
Michael L. Stutts (5)	Executive Vice President, Chief Customer Officer
Kelly M. Lefferts (6)	Executive Vice President, Chief Legal Officer and Secretary
Joseph J. Kadow (7)	Former Executive Vice President, Chief Legal Officer
__________________

(1)	Ms. Smith was Chairman and Chief Executive Officer until April 1, 2019 and Executive Chairman until March 6, 2020.

(2)	Mr. Deno was Executive Vice President, Chief Financial and Administrative Officer until April 1, 2019.

(3)	Mr. Meyer was Group Vice President, Financial Planning and Analysis and Investor Relations until April 1, 2019.

(4)	Mr. Scarlett was Executive Vice President, President of Outback Steakhouse until February 14, 2020.

(5)	Mr. Stutts joined the Company June 3, 2019.

(6)	Ms. Lefferts was Group Vice President, US General Counsel and Secretary until July 15, 2019.

(7)	Mr. Kadow departed from the Company July 15, 2019.

Executing Priorities

Growing Healthy, Profitable Sales

•	Comparable restaurant sales increased 2.0% at Outback Steakhouse within the U.S., with 1.2% combined U.S. comparable restaurant sales and positive comparable sales at all U.S. concepts

•
U.S. sales continue to outperform the industry for the third consecutive year. Additionally, Outback continues to take market share, now with 12 consecutive quarters of comps sales growth through Q4 2019

•	Successfully implemented third-party delivery partnerships, which helped to drive a 20% increase in total off-premise sales year over year, with little cannibalization to our own delivery network

•	Grew Dine Rewards to more than 10 million customers, allowing us to leverage the rich data to connect with our most valuable members in specialized ways to enhance customer segmentation opportunities

•	Our investments in customer data have allowed us to strengthen engagement while providing a higher return from our marketing spend

•	Launch of Aussie Grill into U.S., expanding our fast-casual footprint

Delivering Strong Financial Performance

•	Achieved adjusted operating income margin expansion of 60 basis points in 2019, marking 5th consecutive quarters of growing margins on a comparable basis

•	Adjusted EPS grew 10% on comparable basis to $1.54 within our Long Term Growth Framework re-established at Analyst Day 2019

Driving Long-Term Shareholder Value

•	Refranchised 18 of our U.S. Company-owned Carrabba’s Italian Grill restaurants for cash proceeds of $3.6 million, net of certain purchase price adjustments

•	Continue to build on our strong free cash flow delivering approximately $130 million per annum generated over the past 3 years.

•
Over the past five years, Bloomin’ Brands has delivered more than $1 billion to shareholders through dividends and share repurchases while modestly paying down debt. In 2019, we utilized free cash flow to repurchase $107 million in stock and distribute $36 million in cash dividends to our shareholders

We will further capitalize on the success of 2019 by focusing on driving sustainable healthy sales growth in our restaurants to allow us to deliver outsized total shareholder return in 2020 and beyond. Fiscal 2020 will reflect a significant transformation of our business to further maximize shareholder value.

Reducing CEO Pay in Response to COVID-19

In response to the adverse impact of COVID-19 on the business, our CEO elected to forgo all base salary in excess of amounts necessary to cover his required contributions to his employee benefits and related payroll taxes, beginning with the pay period on April 6, 2020. This reduction will not impact any bonus or other calculations under his employment agreement. This temporary reduction will be reviewed again by the Board of Directors as market conditions evolve. Further information is provided in the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2020.

Pay and Performance

In line with our performance for the year, the payouts under our incentive plans support our focus on executing our strategic priorities.

•	As a result of performance against our annual incentive targets (Revenue Growth, Adjusted EPS Growth, and Operating Income Margin %), the short-term incentive plan earned a payout 101% of target.

•	Driven by performance on adjusted EPS over the prior three-years (2017 through 2019), the performance share units earned a payout of 169% of target.

The responsiveness of our incentive plans to Company performance has resulted in the alignment between the realizable value of our NEO’s compensation and the experience of our shareholders. The following chart illustrates the relationship between CEO target and realizable compensation for the prior three years and the Company’s three-year total shareholder return. Over the period, our CEO’s realizable compensation has been aligned with the stockholder experience.

__________________
Note: Target pay includes base salary, target bonus and the grant date value of options, RSUs, and PSUs for the applicable period. Realizable pay includes base salary, bonus payout, in-the-money value of stock options, the total market value of RSUs granted during the fiscal period, and the total market value of PSUs earned (or at target if not yet earned) during the period in each case based on the December 31, 2019 stock price.

Engagement with Our Stockholders

In line with our commitment to align our pay programs with the experience of our stockholders, the Compensation Committee considers stockholder feedback when designing and setting our executive compensation program. At our 2019 annual meeting, our Say-on-Pay proposal received a vote of 87% support in favor of our executive compensation. While our stockholders indicated support at our annual meeting, we believe it is important for us to regularly communicate with our stockholders to understand and accommodate areas of interest or concern.

2019 Incentive Plan Design Changes

•
In response to investor feedback during 2018 to focus on margin expansion, the Compensation Committee added a third metric to the short-term incentive plan - Adjusted Operating Income Margin %. For 2019, Adjusted Operating Income Margin % was weighted 20% and Adjusted EPS and Total Revenue Growth were each weighted 40%.

•	We did not make changes to our long-term incentive program for 2019, as no immediate concerns were raised at the time of our shareholder engagement.

Positioning for the Future

Beginning in 2019, we undertook a thorough review of strategic alternatives that spanned all aspects of our business. While our strategic review is still underway, we already began implementing plans that reflect our strategic initiatives, including transitioning leadership, managing evolving consumer trends, improving margins, and delivering profitable growth.

As described in further detail below, the Company made several changes to leadership during 2019. Additionally, beginning in February 2020, we took the following actions to enhance the Company’s performance and improve shareholder value:

•	Consolidated the leadership and organizational structure of the casual dining brands to improve efficiency, decision-making and leverage scale.

•	Streamlined our corporate support functions to enable a more agile and operations-focused organization.

CEO Succession, Leadership Transitions, and Related Compensation

As part of our forward-looking strategy, several leadership transitions have occurred, which began in March 2019:

•
Elizabeth A. Smith was appointed to serve as Executive Chairman of the Board, effective April 1, 2019. Prior to that, Ms. Smith served as the Company’s Chairman of the Board from 2012 to 2019, and Chief Executive Officer from 2009 to 2019.

•	The Compensation Committee determined to reduce Ms. Smith’s total compensation as Executive Chairman to approximately half of her pay as CEO.

•
Ms. Smith’s Executive Chairman compensation consisted of the following: Annual base salary of $750,000 (prorated for 2019), target annual incentive compensation of $975,000 (prorated for 2019), and a one-time long-term incentive grant of $4,125,000, delivered 50% in restricted stock units and 50% in stock options. The LTI award she received upon her transition was her sole LTI compensation in 2019 and is the only LTI grant she is entitled to as Executive Chairman.

•
David J. Deno was appointed Chief Executive Officer, effective April 1, 2019. Prior to that, Mr. Deno served as the Company’s Executive Vice President, Chief Financial and Administrative Officer from 2013 to 2019, and as Executive Vice President, Chief Financial Officer from 2012 to 2013.

•
The Compensation Committee considered ongoing CEO pay levels using peer group competitive data when setting Mr. Deno’s CEO compensation. Mr. Deno’s cash compensation as CEO consisted of the following: Annual base salary of $900,000 and target annual incentive compensation of $1,350,000 (150% of salary), each of which were prorated for 2019.

•
Prior to his promotion, Mr. Deno received long-term incentive compensation for his role as CFO, with a target value of $975,000, delivered with equity components consisting 30% in performance share units, 40% in restricted stock units and 30% in stock options. Upon promotion to CEO, Mr. Deno received a long-term incentive grant of $5,000,000 delivered with the same equity component mix to bring his total LTI value to levels more consistent with that of a CEO and to strengthen his alignment with execution of the Company’s 2019 strategic imperatives. The Committee considered the ongoing LTI values for our Peer Group, which were $3.8 million at the 25th percentile, $5 million at the median, and $7.3 million at the 75th percentile. The Compensation Committee will determine the target value of Mr. Deno’s annual long-term incentive grants each year based on market data and his individual performance, and for 2020 determined the amount to be $3.6 million.

•
Christopher A. Meyer was appointed to serve as Executive Vice President, Chief Financial Officer, effective April 1, 2019. Prior to that, Mr. Meyer served as Group Vice President, Finance, Treasury and Accounting from 2017 to 2019 and Group Vice President, Financial Planning & Analysis and Investor Relations from September 2014 to November 2017. Mr. Meyer also served in various leadership roles within the Company’s finance, accounting, and investor relations functions since joining the Company in 2004.

•	The Compensation Committee considered competitive market levels for CFO when setting Mr. Meyer’s CFO compensation. Mr. Meyer’s CFO cash compensation consisted of the following: Annual base salary of $425,000 and target annual incentive compensation of $361,250 (85% of salary), each of which were prorated for 2019.

•
Prior to his promotion to CFO, Mr. Meyer received long-term incentive compensation for his prior role with a target value of $187,500. Upon promotion, Mr. Meyer received a grant of $1,275,000 delivered 30% in performance share units, 40% in restricted stock units and 30% in stock options, consistent with the 2019 LTI mix. The award was provided to bring Mr. Meyer’s LTI prior to promotion up to levels more consistent with that of CFOs in our Peer Group. The Compensation Committee will determine the target value of Mr. Meyer’s annual long-term incentive grants each year based on market data and his individual performance, and for 2020 determined the amount to be $595,000.

•	Michael L. Stutts joined the Company on June 3, 2019 as the Executive Vice President, Chief Customer Officer.

•
In connection with his employment, the Compensation Committee set Mr. Stutts’s cash compensation as the following: Annual base salary of $500,000 and target annual incentive compensation of $425,000 (85% of salary), each of which were prorated for 2019.

•
Upon his hire, Mr. Stutts received a grant of 50,000 restricted stock units and 50,000 stock options (combined grant date value of $1,092,500), with both awards vesting on a three-year ratable basis. The award was the sole LTI compensation provided to Mr. Stutts in 2019. The Compensation Committee will determine the target value of Mr. Stutts’ annual long-term incentive grants each year based on market data and his individual performance, and for 2020 determined the amount to be $750,000.

•
Kelly M. Lefferts was appointed to serve as Executive Vice President, Chief Legal Officer and Secretary, effective July 15, 2019. Prior to that, Ms. Lefferts served as Group Vice President, U.S. General Counsel and Secretary.

•
In connection with her promotion, the Compensation Committee set Ms. Lefferts’s compensation as the following: Annual base salary of $425,000 and target annual incentive compensation of $361,250 (85% of salary), each of which were prorated for 2019.

•
Prior to her promotion to Chief Legal Officer, Ms. Lefferts received long-term incentive compensation for her prior role with a target value of $140,000. Upon promotion, Ms. Lefferts received a grant of 40,000 restricted stock units (grant date value of $726,000), with three-year ratable vesting. The award was provided to bring Ms. Lefferts pre-promotion LTI up to levels more consistent with that of similarly situated Chief Legal Officers based on general industry survey data. The Compensation Committee will determine the target value of Ms. Lefferts’ annual long-term incentive grants each year based on market data and her individual performance, and for 2020 determined the amount to be $595,000.

Effective March 6, 2020, Ms. Smith transitioned from her role as Executive Chairman of the Board and continues to serve as a member of the Board. Mr. James R. Craigie was appointed to serve as the Company’s Non-Executive Chairman of the Board effective March 6, 2020. Mr. Craigie previously served as a director from 2013 to 2020, and as the Board’s Lead Independent Director from 2015 to 2020.

2020 Compensation Decisions

In support of the Company’s new strategic direction, the Compensation Committee implemented several changes to the design of the annual and long-term incentive plans for 2020. The forward-looking changes include:

Short-Term Incentive Plan Design

•	Increased weighting of Adjusted Operating Income Margin % to 40%

•	Removed EPS as a metric and maintained weighting of Total Revenue Growth (weighted 40%)

•	Added Strategic Priorities (weighted 20%) to support the Company’s execution of strategic priorities looking ahead

Long-Term Incentive Plan Design

•	Increased weighting of Performance Share Units to 67%

•	Reduced Restricted Stock Unit weighting to 33%

•	Removed Stock Options from the LTI mix

Executive Compensation Program Highlights

Compensation Program Objectives.The Company’s primary objectives for its executive compensation programs are to attract and retain executives, provide a competitive compensation package, and motivate and reward a talented, entrepreneurial and creative executive team.

Our methods of achieving these objectives are summarized below:

OBJECTIVES		HOW WE MEET OBJECTIVES
Attract and retain talented executives	•	Provide a competitive total compensation package by taking into account base salary, performance incentives and benefits
Motivate and reward executives	•	Provide a significant portion of each executive’s target total compensation in the form of equity compensation
	•	Balance incentives between equity-based and cash-based compensation to support a high-performing culture
Provide a competitive compensation package	•	Benchmark our compensation against competitors and peer group
	•	Target competitive positioning to align with industry
Ensure internal equity among executives	•	Adjust compensation based on review of job responsibilities and individual performance in addition to market data
Align management and stockholder interests	•	Provide compensation based on short-term and long-term performance objectives
Pay for performance	•
Provide the majority of executive pay in variable, “at-risk” incentive awards - approximately 85% and 66% of targeted compensation in 2019 for our CEO and other NEOs, respectively, to ensure that realized pay is tied to attainment of significant short-term and long-term operating goals

What We Do and Do Not Do. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these executive compensation best practices:

	WHAT WE DO		WHAT WE DO NOT DO
✓	Design an executive compensation program to mitigate undue risk and conduct annual reviews to assess risk of our compensation programs	✗	Permit executives and directors to hold our stock in a margin account, pledge our stock as collateral for loans or engage in speculative transactions involving our stock, including hedging
✓	Award annual incentive compensation subject to achievement of objective and pre-established performance goals tied to operational and strategic objectives	✗	Perform stock option re-pricing without stockholder approval
✓	Benchmark executive officer compensation around the market median on all elements of target compensation against a relevant peer group	✗	Provide cash buyouts for underwater stock options or stock appreciation rights without stockholder approval
✓	Include double trigger change in control vesting provisions for equity awards	✗	Provide cash compensation upon death or disability
✓	Engage an independent compensation consultant that reports directly to the Compensation Committee	✗	Pay dividends on any unvested stock options, stock appreciation rights, restricted stock units or unearned performance-based equity awards
✓	Use a compensation recovery (“clawback”) policy for the CEO, certain officers and other key employees that applies to cash and equity compensation	✗	Provide excise tax gross-ups upon change in control
✓	Require stock ownership and retention values that align the interests of our executive officers and other key employees with the long-term interests of our stockholders	✗	Provide excessive perquisites

Compensation Program

Mix of Total Compensation. Our compensation program for 2019 consisted of three primary elements and other secondary benefits:

	Compensation Element	Description
Primary Elements	Base salary	Fixed cash compensation designed to provide appropriate, Competitive Market-based predictable compensation
Determined and reviewed annually by the Compensation Committee with input from the compensation consultant, CEO (for other officers) and the Company’s human resources management
	Performance-based cash incentives	Variable cash compensation based on pre-established performance goals measured against Compensation Committee-approved annual targets and individual performance
Target values based on Competitive Market data
	Long-term equity incentive awards	Variable compensation distributed in the form of PSUs (30%), RSUs (40%) and stock options (30%)
PSUs cliff vest after 3 years based on achievement of performance goals
RSUs vest ratably over 3 years
Stock options vest ratably over 3 years
Target values based on Competitive Market data
Secondary Benefits	Other benefits and perquisites	Medical, dental and vision insurance coverage, as well as life insurance and disability protection
Deferred compensation plan to allow efficient personal tax planning
Relocation assistance for certain newly-hired executives
Change in control and termination benefits
Provides the CEO, NEOs and other Company executives benefits payable upon specified employment termination events as described in the Change in Control policy, employment agreement or offer of employment

In allocating compensation among the various compensation elements, we provide equitable and competitive levels of fixed compensation (base salary and benefits) while emphasizing performance-based compensation that is dependent on our overall Company performance along with individual performance. Long-term equity incentives comprise the largest share of total compensation and provide an important connection to stockholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. Our target compensation mix results from placing a greater emphasis on variable compensation and targeting around the market median on all elements of target compensation.

The charts below show the annualized target compensation mix for the current CEO and the average annualized target compensation mix for the other NEOs (other than the Executive Chairman).
85% of CEO compensation is at-risk.             66% of average NEO compensation is at-risk.

Base Salaries. Base salaries reflect demonstrated experience, skills and competencies, as well as Competitive Market value. Base salary levels of our executive officers may be increased by the Compensation Committee as part of the annual performance review process, upon an executive officer’s promotion, change in job responsibilities or to address internal or external equity, as recommended by management.

Base salaries for Ms. Smith, Mr. Deno, Mr. Meyer and Ms. Lefferts were approved upon appointment to their respective roles. The base salary for Mr. Stutts was approved upon his hire by the Company during 2019. For Mr. Scarlett and Mr. Kadow, the Compensation Committee decided to maintain current base salaries based on the Competitive Market data analysis and the Company’s relative position to the market.

Base salaries of the NEOs are listed in the table below:

NAMED EXECUTIVE OFFICER	ANNUAL BASE SALARY	CHANGE DURING 2019 DUE TO CHANGE IN POSITION
Elizabeth A. Smith (1)	$750,000	$(250,000)
David J. Deno (2)	900,000	250,000
Christopher A. Meyer (3)	425,000	50,000
Gregg D. Scarlett (4)	560,000	—
Michael L. Stutts (5)	500,000	—
Kelly M. Lefferts (6)	425,000	143,000
Joseph J. Kadow (7)	505,000	—
__________________

(1)	Ms. Smith was appointed Executive Chairman effective April 1, 2019 after previously serving as Chairman and Chief Executive Officer and the salary shown above relates to her Executive Chairman role.

(2)
Mr. Deno was promoted to Chief Executive Officer effective April 1, 2019 after previously serving as Executive Vice President, Chief Financial and Administrative Officer and the salary shown above relates to his Chief Executive Officer role.

(3)
Mr. Meyer was promoted to Executive Vice President, Chief Financial Officer effective April 1, 2019 after previously serving as Group Vice President, Corporate Financial Planning and Analysis and Investor Relations and the salary shown above relates to his Chief Financial Officer role.

(4)
Mr. Scarlett was promoted to Executive Vice President, Chief Operating Officer, Casual Dining Restaurants effective February 14, 2020, and the salary shown above relates to his role as Executive Vice President, President of Outback Steakhouse prior to that appointment.

(5)	Mr. Stutts was hired as Executive Vice President, Chief Customer Officer effective June 3, 2019.

(6)	Ms. Lefferts was promoted to Executive Vice President, Chief Legal Officer effective July 15, 2019 and the salary shown above relates to her Chief Legal Officer role.

(7)	Mr. Kadow departed the Company effective July 15, 2019.

Performance-Based Short-Term Incentive Plan. Cash incentives are awarded to our executive officers under our performance-based short-term incentive plan (“STIP”). The STIP is designed to place a significant portion of each NEO’s compensation at-risk, with payouts dependent on the Company’s financial performance and the NEO’s individual performance. These awards (the “2019 Corporate STIP”) are payable based on the achievement of the Company’s annual financial objectives measured against our internal operating plan and individual achievement of performance goals established at the beginning of the year.

•	2019 STIP Measures and Targets

The STIP for all the NEOs was based on the 2019 Corporate STIP scorecard in order to align our corporate and concept leaders with a singular, common focus on the achievement of Company-wide performance goals. The financial objectives for the 2019 Corporate STIP were based on Company performance compared to the three pre-established financial goals shown in the table below:

MEASURE	WEIGHTING	DEFINITION

Total Revenue Growth	40%	Measured as the percentage increase in total revenue over the prior fiscal year (“Total Revenue Growth”)
Adjusted EPS	40%
Measured as adjusted net income as further adjusted for certain items such as foreign exchange translation variance to plan, divided by the total diluted weighted-average shares outstanding (weighted-average shares outstanding plus the dilutive effect of common stock equivalents, including RSUs, PSUs and stock options) (“Adjusted EPS”) (1)(2)

Adjusted Operating Income Margin %	20%	Measured as Adjusted Operating Income divided by Total Revenue (“Adjusted Operating Income Margin %”) (1)(2)
__________________

(1)
Adjusted EPS and Adjusted Operating Income Margin % calculations for STIP purposes are similar to the non-GAAP Adjusted EPS and Adjusted Operating Income Margin % that we use in our presentations with stockholders, adjusted to exclude the impact of sale leaseback transactions, certain restaurant closings, foreign exchange translation variance to plan, refranchising activities, certain gains and losses on disposed assets and certain other gains and losses, and the impact of other infrequent occurrences that are not reflective of our business operations (collectively, the “Certain Items”) as approved by the Compensation Committee

(2)
The purpose of the adjustments is to ensure that the measurement of performance reflects factors that management can directly control and that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business. See Non-GAAP Financial Measures under Item 7 of our Annual Report on Form 10-K for the year ended December 29, 2019 for additional information.

In addition, the STIP payout amount is subject to individual performance ratings. These criteria encourage critical leadership behaviors and performance, such as the development of a high-performing and inclusive team, a strong commitment to high ethical standards and the achievement of strategic goals and objectives for the year.

The NEO’s annual STIP targets, measured as a percentage of base salary, are established in each executive officer’s employment agreement or offer of employment and may be increased by the Compensation Committee from time to time. The 2019 Corporate STIP target payout amounts for each NEO, as a percentage of his or her base salary were as follows:

NAMED EXECUTIVE OFFICER	2019 ANNUAL PERFORMANCE-BASED CASH INCENTIVE TARGET, AS A PERCENTAGE OF BASE SALARY	CHANGE FROM 2018 AS A PERCENTAGE OF BASE SALARY DUE TO CHANGE IN POSITION

Ms. Smith (1)	130%	(20)%
Mr. Deno (1)	150%	65%
Mr. Meyer (1)	85%	30%
Mr. Scarlett	85%	—
Mr. Stutts (2)	85%	—
Ms. Lefferts (1)	85%	—
Mr. Kadow	85%	—
__________________

(1)
Ms. Smith, Mr. Deno, Mr. Meyer, and Ms. Lefferts had incentive targets adjusted upon changes in role during 2019; award payments were pro-rated to reflect the percentage applicable to the period prior to their appointment date.

(2)	Mr. Stutts had an incentive target set upon hire, and his award payment was pro-rated based on his hire date.

Payouts can range from 0% to 200% of the established percentage of salary, with a payout of 100% if target performance is achieved and 200% if maximum performance is achieved. The threshold for payout under the STIP is 1% of target. No payouts are made under the STIP unless a minimum objective of profitability is achieved. The 2019 Corporate STIP target amounts (shown as the portion of each NEO’s target percentage of salary) were payable with respect to the achievement of each financial objective (expressed as a percentage of growth over the prior year). The minimum and maximum payout amounts ranged from 0% to 200% of target, based on a non-linear sliding scale:

	COMPANY REVENUE GROWTH	ADJUSTED EARNINGS PER SHARE	ADJUSTED OPERATING INCOME MARGIN %
NAMED EXECUTIVE OFFICER	TARGET (3.1%)	TARGET ($1.53)	TARGET (4.77%)
Ms. Smith	52%	52%	26%
Mr. Deno	60%	60%	30%
Mr. Meyer	34%	34%	17%
Mr. Scarlett	34%	34%	17%
Mr. Stutts	34%	34%	17%
Ms. Lefferts	34%	34%	17%
Mr. Kadow	34%	34%	17%

Our goals were set based on our business plan and at or above last year’s results. The Total Revenue Growth, Adjusted EPS and Adjusted Operating Income Margin % performance levels were established by the Compensation Committee at the beginning of the year based on the Company’s business plan, as well as industry and general economic conditions and trends, among other considerations. The performance levels were expected to present a challenge, especially with the persisting economic conditions; however, achievement of these goals was not viewed as requiring or encouraging excessive risk-taking by our executives.

•	2019 Performance Results

For the 2019 Corporate STIP, the Company reported Total Revenue Growth of 2.1%, Adjusted EPS of $1.54 (comparable calendar year) and Adjusted Operating Margin Income % of 4.81%. Reported Adjusted EPS for 2019 was $1.56 after adjusting for the Certain Items, resulting in a weighted financial performance achievement payout percentage of 101% of target for all NEOs.

In addition to the financial performance measures listed above, each executive officer (other than the Executive Chairman and the Chief Executive Officer) was assigned an individual performance rating for the year, as recommended by the CEO. The CEO’s individual performance rating was assigned by the Compensation Committee. Individual performance and subsequent compensation decisions were based on the achievement of strategic goals and objectives for which the individual is responsible, such as the development of a high-performing and inclusive team, a strong commitment to high ethical standards, the individual’s skill set relative to peers, the critical nature of the individual’s role, the difficulty of replacement, their expected future contributions and their role relative to that of other executive officers.

In determining incentive award payouts for 2019, the Compensation Committee and Board considered the following:

•	Performance against plan

•	The degree of contribution of each NEO to the Company’s review of strategic objectives during 2019

Mr. Deno received a 100% individual performance rating, and Mr. Meyer, Mr. Scarlett, and Ms. Lefferts each received a 140% individual performance rating due to their efforts during 2019 which led to the achievement of the Company’s annual operating plan, and the significant degree of contributions each made the Company’s review of strategic objectives. Mr. Stutts received a 120% individual performance rating for his ability to accelerate and successfully implement multiple third-party delivery partnerships while also making a considerable impact on the digital and customer functions over such a brief period of time.

Mr. Kadow left the Company prior to the STIP payment date and was therefore not eligible to receive the STIP payout.

•	2019 STIP Payouts

The financial performance achieved under the 2019 Corporate STIP combined with the respective individual performance resulted in the following performance-based cash incentives:

NAMED EXECUTIVE OFFICER	STIP PERFORMANCE PAYOUT (1)	ACHIEVEMENT AS % OF STIP TARGET (1)	ACHIEVEMENT AS % of BASE SALARY (1)
Ms. Smith	$1,117,313	101%	138%
Mr. Deno	1,162,131	101%	139%
Mr. Meyer	456,015	141%	111%
Mr. Scarlett	673,064	141%	120%
Mr. Stutts	297,173	121%	103%
Ms. Lefferts	409,904	141%	109%
Mr. Kadow (2)	—	—%	—%
__________________

(1)	Payout amounts above are prorated for any NEO who served in their current positions for only a portion of the fiscal year or who changed positions during the fiscal year.

(2)	Due to his departure from the Company prior to payment date, Mr. Kadow was not entitled to his 2019 STIP Plan payout under the STIP Plan.

Performance-based cash incentives earned by the NEOs are reflected in the “—Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation.” Threshold, target and maximum payments for the NEOs under the 2019 STIP are reflected in “—Grants of Plan-Based Awards for Fiscal 2019.”

Long-Term Incentive (“LTI”) Equity Awards. LTI awards are designed to align a significant portion of total compensation with long-term stockholder value creation. These equity awards are designed to reward longer-term performance, facilitate equity ownership, deter outside recruitment of our key personnel and further align the interests of our executive officers with those of our stockholders. Equity awards have generally been limited to our executive officers and other key employees who are in a position to contribute substantially to our growth and success.

2019 LTI Awards

Based on the recommendation of the Compensation Committee, the Board of Directors approved LTI grants in February 2019 to our executive officers under the 2016 Equity Plan consisting of 40% RSUs, 30% stock options and 30% PSUs. RSUs continued to represent a significant portion of our LTI mix in 2019, reflecting our commitment to retention as our Company and industry evolve in response to changing consumer demands

MEASURE	WEIGHTING (1)	PURPOSE	DESIGN

Restricted Stock Units (“RSUs”)	40%	RSUs provide our key executives with meaningful retentive value.	The 2019 RSUs vest one-third per year over three years.
Stock Options	30%	Stock options provide our executives the opportunity to share in the increase in stock value over time, further aligning the incentives of our officers with the experience of our stockholders.
The 2019 stock options vest one-third per year over three years, have an exercise price equal to 100% of the closing price of our common stock on the date of grant and are exercisable over a ten-year term, contingent upon continued employment.

Performance Share Units (“PSUs”)	30%	PSUs align our executives with stockholders by encouraging leaders to have a longer-term perspective with respect to driving sustainable performance, rather than taking risks for short-term pay-off.
The 2019 PSUs have a cumulative three-year performance period, with cliff vesting at the end of the period, contingent upon meeting performance objectives and continued employment. The number of units earned varies to the extent the performance targets are achieved over the period, ranging from 1% for threshold achievement to 200% for maximum achievement. In consideration of market uncertainty, the payout range was widened so that the maximum payout was harder to achieve, and the minimum payout was reduced for achievement of a slightly lower threshold goal. The PSUs are distributed upon the Compensation Committee certifying that the performance metrics have been attained and making a recommendation of payment that is approved by the Board.

__________________
(1)    For 2020, the LTI mix will be weighted two-thirds Performance Share Units, one-third Restricted Stock Units.

Management and the Compensation Committee review the performance target for the PSUs each year as part of the LTI review process to ensure the goals drive desired behaviors and business decisions. For 2019, Adjusted EPS growth was chosen as the PSU performance measure in order to continue to encourage executives to successfully balance profit maximization and the efficient use of capital. We believe that Adjusted EPS is an appropriate short-term and long-term performance goal since there is a direct correlation between the increase in Adjusted EPS and stockholder value, as well as the value of the equity to be received by the executive officer. The following table shows the percentage of PSUs that may be earned under the 2019 PSU award based on the average annual percentage growth of the Company’s Adjusted EPS over the 2019-2021 performance period:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS
	THRESHOLD (1% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2019-2021 Average Annual Adjusted EPS Growth (1)	3%	8%	15%
__________________

(1)
The baseline Adjusted EPS used to measure such growth is $1.40, as disclosed in our Q4 2019 earnings release on a comparable basis for the impact of the new lease accounting standard adopted in Q1 2018. Among its impacts, we no longer recognized the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense which represented a ten cent reduction in earnings per share for the year. Comparable basis results exclude the benefit in 2018.

•	Previously Awarded PSUs

2017 PSU Award. LTI grants made in 2017 for the 2017-2019 performance period utilized a cumulative three-year performance period. Average Annual Adjusted EPS growth relative to 2016 Adjusted EPS, as defined under the Company’s 2016 award agreements was the performance metric for the 2017 PSU award. The Adjusted EPS calculation for LTI purposes is similar to the non-GAAP Adjusted EPS that we use in our presentations with stockholders, adjusted to exclude the impact of Certain Items. The following table shows the percentage of PSUs earned under the 2017 PSU award and the applicable performance measures:

PERFORMANCE MEASURE	PERFORMANCE MEASURES AND TARGETS			ACTUAL RESULTS	PERCENTAGE OF PSUs EARNED 2017-2019
	THRESHOLD (50% of shares are earned)	TARGET (100% of shares are earned)	MAXIMUM (200% of shares are earned)
2017-2019 Average Annual Adjusted EPS Growth (2017 grant) (1)	4%	7%	12%	10.8%	169.51%
__________________

(1)	Adjusted EPS as defined for this grant excludes the impact of Certain Items that are not reflective of our business operations.

PSUs Earned Based on 2019 Results. Prior to 2016, the Company’s PSU awards were earned based on four one-year performance periods. Beginning in 2016, the PSUs were earned based on a cumulative three-year performance period. The following table sets forth (a) the aggregate target PSUs awarded in 2017, 2018 and 2019, (b) the number of shares that could be earned at target based on 2019 results and continued employment through the vesting date and (c) the number of shares actually earned of the tranche based on 2019 results (169.51% of the total award for the 2017 grant which was measured over the 2017-2019 performance period) that were earned, based on the performance achieved for the period ending December 29, 2019. For amounts based on fiscal year 2019 results between the threshold (50%), target (100%) and maximum (200%) amounts, the participant could earn a number of shares based on a non-linear sliding scale between such percentages. No shares are earned for achievement of performance measures below the 50% threshold.

	PSUs AWARDED AT TARGET			PORTION OF PSUs SUBJECT TO 2019 PERFORMANCE			PSUs EARNED BASED ON FY 2019 RESULTS
NAMED EXECUTIVE OFFICER	2017 AWARD	2018 AWARD	2019 AWARD	2017 AWARD	2018 AWARD (1)	2019 AWARD (1)	2017 AWARD
Ms. Smith	82,620	58,569	—	82,620	—	—	140,050
Mr. Deno	17,901	13,536	91,612	17,901	—	—	30,344
Mr. Meyer	2,716	2,278	22,451	2,716	—	—	4,604
Mr. Scarlett	14,872	11,662	13,413	14,872	—	—	25,210
Mr. Stutts (2)	—	—	—	—	—	—	—
Ms. Lefferts	2,538	1,799	2,102	2,538	—	—	4,303
Mr. Kadow (3)	9,272	6,573	8,942	9,272	—	—	—
__________________

(1)	Due to the 3-year cliff vesting, none of the 2018 or 2019 PSU awards will vest until fiscal 2021 and fiscal 2022, respectively.

(2)	Mr. Stutts was hired during 2019 and will receive his first PSU grant in 2020.

(3)	Due to his departure July 15, 2019, Mr. Kadow’s outstanding awards were terminated under the terms and conditions of the awards.

•	Administering LTI Awards

In April 2016, the Company’s stockholders adopted the 2016 Omnibus Incentive Compensation Plan (“2016 Plan”) to replace our 2012 Equity Incentive Plan (the “2012 Plan”). The purpose of the 2016 Plan is to promote the interests of our Company and its stockholders by (1) providing a means for our Company to attract and retain talented individuals; (2) encouraging the profitability and growth of our Company through annual and long-term incentives that are consistent with our goals and link a significant portion of compensation to the value of our common stock; and (3) providing incentives that will align the interests of our employees, consultants and directors with those of our stockholders. This plan was in effect for awards issued beginning in May 2016.

The Company also has an Equity Award Policy that prohibits granting equity awards in anticipation of the release of material nonpublic information, and we do not time the release of material nonpublic information based on equity award grant dates. Because the Company believes equity awards are an important part of our compensation program, we grant equity awards on an annual basis to key employees (other than newly hired employees), including our executive officers. Annual equity awards must be approved by the Compensation Committee (or the Board) and granted following the second business day after the announcement of earnings for the fiscal year. This policy exists so the Company can issue our annual equity award grants during the time when potential material information regarding our financial performance is most likely to be available to the market. The Compensation Committee approves new-hire, promotion and retention equity awards for NEOs as well as other executive officers, and has delegated the authority to the Equity Award Committee to approve all other “off-cycle” new-hire, promotion and retention equity awards.

How We Set Compensation

Compensation Peer Group and Competitive Market Information. The Compensation Committee utilizes a compensation peer group of certain consumer discretionary companies to evaluate executive officer compensation levels and to benchmark our executive compensation design and governance features. The Compensation Committee reviews the peer group on an annual basis to ensure the peer group includes companies with certain attributes. These attributes include: companies with comparable size (based on revenue, market capitalization and other relevant metrics), companies that maintain strong consumer brands and/or have multiple consumer brands in their portfolios, companies that have an entrepreneurial culture, companies that are globally positioned and companies that compete with us for executive talent.

For 2019, the peer group data compiled by the independent compensation consultant, FW Cook, was used to establish market consensus information (the “Competitive Market”) against which the Compensation Committee assessed our compensation elements. The Compensation Committee also periodically reviews other benchmarking data as presented by FW Cook and the Company’s human resources management, such as peer equity vesting practices, the prevalence of performance metrics among peer companies, types of equity vehicles used by peer companies and equity burn rates and overhang.

The peer group used for 2019 compensation benchmarking consisted of the following 18 companies:

COMPENSATION PEER GROUP COMPANIES
Brinker International, Inc.	Foot Locker, Inc.	Texas Roadhouse, Inc.
Chipotle Mexican Grill, Inc.	Hyatt Hotels Corporation	The Cheesecake Factory Incorporated
Cracker Barrel Old Country Store, Inc.	Jack in the Box Inc.	The Wendy’s Company
Darden Restaurants, Inc.	MGM Resorts International	Williams-Sonoma Inc.
Dine Brands Global	Norwegian Cruise Line Holdings	Wyndham Worldwide Corporation
Domino’s Pizza	Royal Caribbean Cruises Ltd.	YUM! Brands, Inc.

In July 2019, the Compensation Committee revised the peer group to be used for 2020 and subsequent compensation decisions. Due to the spin-off of its hotel and resorts business into a new public company, Wyndham Worldwide Corporation was replaced by Wyndham Hotels & Resorts in the peer group. No other changes were made to the peer group for 2020.

Competitive Positioning. Our executive compensation program is designed to provide the Compensation Committee flexibility to set compensation in the Competitive Market ranges shown below for each element of compensation. Compensation for each individual may be below or above the targeted competitive positioning based on several factors including performance of the business, the individual’s skill set relative to industry peers, overall experience and time in the position, critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level and role relative to that of other executive officers and other business factors. The Compensation Committee does not set a specific position relative to the market for indirect compensation, such as benefits and perquisites.

In assessing the target range for compensation relative to the market, the Compensation Committee targets around the Competitive Market Median for all elements of target direct compensation.

COMPENSATION ELEMENT	TARGETED RANGE
Base Salary	Around Competitive Market Median for all Elements of Target Compensation
Short-Term Incentives
Target Total Cash
Long-Term Incentives
Target Total Compensation
Compensation Setting Process

Role of the Compensation Committee. Our Compensation Committee oversees our executive compensation program and, in some cases, together with the Board of Directors:

•	Approves the type and amount of compensation paid to our CEO and other executive officers

•	Approves agreements with our executive officers

•	Provides oversight to our equity compensation plan

•	Meets periodically and monitors our compensation arrangements and objectives

The Compensation Committee considers the Competitive Market data provided by FW Cook and the Company’s human resources management team, as well as recommendations from broader management, to evaluate the appropriateness and competitive positioning of the CEO and each other NEO’s total compensation and compensation elements. The Compensation Committee reviews and approves the compensation of the CEO, based in part on the CEO’s performance review as assessed by the full Board of Directors.

Our executive officers have employment agreements or offers of employment that establish, among other things, the executive’s base salary and target bonus, measured as a percentage of base salary, as well as benefits upon a termination of employment and/or a change in control of the Company. Our Compensation Committee’s approval of equity awards to our executive officers qualifies these awards as exempt awards under Rule 16b-3 under the Exchange Act.

Role of Independent Compensation Consultant. The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant since 2013. FW Cook’s responsibilities include, but are not limited to, providing compensation market data, advising on trends and developments in executive compensation, periodically reviewing the design of the executive compensation program, providing independent analysis of CEO compensation and providing advice to the Compensation Committee and its Chair, as requested. The Compensation Committee has directly engaged and has the sole authority to hire and terminate FW Cook. FW Cook attends Compensation Committee meetings and, on occasion, obtains information and input from management to ensure that its recommendations are consistent with Bloomin’ Brands’ strategy and culture. The Company does not engage FW Cook for any other unrelated consulting or services.

Role of Chief Executive Officer in Compensation Decisions. The Compensation Committee considers the recommendations of the CEO with respect to salary adjustments, annual cash incentive bonus targets and awards and equity incentive awards for our other executive officers. In addition, the CEO provides input to the Compensation Committee on the design of incentive compensation and other employee benefit plans to ensure alignment with the Company’s business strategies and goals.

Our CEO reviews performance objectives with the Compensation Committee, including financial objectives and non-financial objectives for strategic business and human capital priorities. The Compensation Committee meets in executive session with and without its compensation consultant to review and discuss the performance and compensation of the CEO. The CEO does not participate in determinations or recommendations regarding his own compensation.

Other Policies and Practices Related to Executive Compensation

Compensation Recovery (“Clawback”). We have a Compensation Recovery Policy pursuant to which the CEO, certain officers who report directly to the CEO and key employees designated by the Board will be required to return incentive compensation paid to them if the financial results upon which the awards were based are restated and republished under applicable securities laws, excluding any restatement required due to changes in accounting rules or standards or changes in applicable law (a “Material Financial Restatement”).

At the Board’s discretion, we can recover all or a portion of any cash or equity-based compensation to the extent that it is paid, earned or vests less than three years prior to the date we publicly disclose the need for the applicable Material Financial Restatement.

We believe our Compensation Recovery Policy is sufficiently broad to reduce the potential risk that the CEO, certain officers or key employees would intentionally misstate results in order to benefit under an incentive program and provides the opportunity for recoupment of compensation that should not have been rewarded.

Stock Ownership Guidelines. To further strengthen the link between executive and stockholder interests, we have a Stock Ownership Guidelines Policy for directors, executive officers and other executive leadership team members who are eligible to receive long-term incentive awards. The target level of ownership of our common stock is established as a multiple of base salary or annual retainer, as applicable.

POSITION	TARGET OWNERSHIP
Non-Employee Directors	5x Annual Retainer
Chief Executive Officer	5x Base Salary
Executive Officers	3x Base Salary
Other Executive Leadership Team Members Not Listed Above	1x Base Salary
Each individual subject to the Stock Ownership Guidelines Policy is expected to achieve the ownership target within five years from the date on which the individual became subject to the guidelines. For executive officers appointed prior to December 17, 2014, the ownership requirement was met prior to December 17, 2019. For executive officers appointed after December 17, 2014, the ownership requirement must be met by the fifth anniversary of the date they were first appointed an executive officer. All executive officers have achieved their requirement or are on track to achieve their requirement prior to their respective deadline. Shares that count toward the target ownership amount include common stock directly or indirectly owned, estimated after-tax value of unvested, time-based RSUs and estimated after-tax, in-the-money value of vested stock options. Unvested stock options, out-of-the-money stock options and unearned PSUs do not count toward the target ownership amount. While the employee is not in compliance with his or her ownership requirement, the employee must retain 50% of the net after-tax shares received from the vesting or exercise of his or her LTI shares. Notwithstanding this restriction, employees may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability.

Insider Trading Policy - Prohibitions on Hedging and Pledging. Under our Insider Trading Policy, our directors and executive officers are prohibited from engaging in short sales or investing in other kinds of hedging transactions or financial instruments that are designed to hedge or offset any decrease in the market value of our securities. In addition, our directors and executive officers are prohibited from holding our securities in a margin account and from pledging our securities as collateral for a loan. Our policy is not intended to prohibit diversification transactions or broad-based index transactions.

Other Benefits and Perquisites. The NEOs are each entitled to receive certain perquisites and benefits under the terms of their employment agreements and offers of employment. We believe these benefits are reasonable and consistent with our overall compensation program and better enable us to attract and retain qualified employees for key positions. Such benefits include life insurance, medical insurance and annual physical examinations. The Compensation Committee periodically reviews the levels of perquisites and other benefits provided to the NEOs.

We offer a deferred compensation plan for our highly compensated employees who are not eligible to participate in our 401(k) plan. The deferred compensation plan allows highly compensated employees to contribute from 5% to 90% of their base salary and from 5% to 100% of their cash bonus on a pre-tax basis to an investment account consisting of various investment fund options. The plan permits us to make a discretionary contribution to the plan on behalf of an eligible employee periodically; however, we have not made any discretionary contributions to date. In the event of the employee’s termination of employment, the employee is entitled to receive the full balance in the account in a single lump sum or in equal annual installments over a specified period of two to 15 years. If the employee becomes disabled or dies before any deferred amounts are paid out under the plan, we will pay to the employee (or the employee’s beneficiary if applicable) the full balance in the account in a single lump sum. If the employee’s employment terminates due to death or disability after he or she begins receiving payments, the remaining installment payments will be paid in installment payments as such payments come due.

The amounts attributable to perquisites and other benefits provided to the NEOs are reflected in the “—Summary Compensation Table” under the heading “All Other Compensation.”

Change in Control and Termination Benefits. Each employment agreement or offer of employment and our equity award plans and agreements establish, among other things, the executive’s benefits upon a termination of employment and/or a change in control. For a summary of these arrangements, see “—Potential Payments Upon Termination or Change in Control.”

In addition, the Board of Directors adopted an Executive Change in Control Plan (the “Change in Control Plan”), which entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change in control events. The payments and benefits will be reduced by the amount of any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants, and the other terms and conditions of the Change in Control Plan. These benefits are described in more detail under “—Potential Payments Upon Termination or Change in Control” below.

The Compensation Committee considers these severance and change in control benefits to be an important part of the executive compensation program and consistent with Competitive Market practice. The Compensation Committee believes that providing appropriate severance benefits helps to attract and retain highly-qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. Furthermore, these severance benefits provide the executive officers with a reasonable range of income protection in the event of a qualifying employment termination and, following a change in control, support our executive retention goals and encourage their independence and objectivity in considering potential change-in-control transactions. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.

Tax and Accounting Implications

In making decisions about executive compensation, the Compensation Committee took into account certain tax and accounting considerations, including Sections 162(m), 409A and 280G of the Internal Revenue Code. Additionally, we account for stock-based payments in accordance with the requirements of FASB ASC Topic No. 718, “Compensation-Stock Compensation.” Until 2018, performance-based compensation was exempt from the $1 million tax deductibility limit for compensation paid to covered executives under Internal Revenue Code Section 162(m). Although the Compensation Committee will consider the tax impact of compensation to our covered executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is appropriate to attract and retain executive talent or is otherwise in the best interests of the Company.
Our Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Submitted by the Compensation Committee
David R. Fitzjohn, Chair
Wendy Beck
R. Michael Mohan

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. These persons are required to provide us with copies of all such filed forms. Based solely on review of such copies or written representations from reporting persons, we believe that all reports were filed on a timely basis during the fiscal year ended December 29, 2019. On February 10, 2020, our director, Tara Levy, filed a Form 5 to report the cumulative number of shares (94.395 shares) that she was not previously aware that she received under an automatic dividend reinvestment program through her broker. The report included shares received between March 2015 and November 2019 before she became aware of and terminated participation in the program.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Fitzjohn and Mohan and Ms. Beck, all of whom are Independent Directors.

Compensation-Related Risk

As part of its oversight and administration of our compensation programs, the Compensation Committee considered the impact of our compensation policies and programs for our executive officers, to determine whether they present a significant risk to the Company or encourage excessive risk taking by our executive officers. Based on an assessment performed by its independent compensation consultant FW Cook, the Compensation Committee concluded that our compensation programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table summarizes compensation earned by our NEOs for fiscal 2019.

NAMED EXECUTIVE OFFICER		SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	ALL OTHER COMPENSATION
	YEAR	(1)	(2)	(3)	(4)	(5)	(6)	TOTAL
Elizabeth A. Smith (7)	2019	$812,500	$—	$2,062,507	$1,470,553	$1,117,313	$15,055	$5,477,928
Former Executive Chairman	2018	1,000,000	—	3,150,034	1,350,003	1,710,000	7,919	7,217,956
	2017	1,019,231	—	3,150,020	1,350,001	1,920,000	6,386	7,445,638
David J. Deno (8)	2019	837,500	—	4,182,526	1,792,503	1,162,131	6,199	7,980,859
Chief Executive Officer	2018	650,000	—	728,005	312,007	692,835	8,089	2,390,936
	2017	662,500	200,000	682,515	292,501	707,200	8,438	2,553,154
Christopher Meyer (9)	2019	412,500	—	1,023,781	438,750	456,015	5,630	2,336,676
Executive Vice President,
Chief Financial Officer
Gregg D. Scarlett (10)	2019	560,000	2,500	630,009	270,002	673,064	2,632	2,138,207
Executive Vice President,	2018	560,000	—	627,219	268,801	705,432	7,058	2,168,510
Chief Operating Officer, Casual	2017	556,923	150,000	567,016	243,001	812,328	—	2,329,268
Dining Restaurants
Michael L. Stutts (11)	2019	288,462	—	858,500	234,000	297,173	30,954	1,709,089
Executive Vice President,
Chief Customer Officer
Kelly M. Lefferts (12)	2019	375,500	—	824,717	42,303	409,905	1,748	1,654,173
Executive Vice President,
Chief Legal Officer
Joseph J. Kadow (13)	2019	273,865	—	420,012	180,005	—	1,001,260	1,875,142
Former Executive Vice President,	2018	505,000	—	353,515	151,507	611,681	16,054	1,637,757
Chief Legal Officer
_________________

(1)
The base salary amounts for Ms. Smith, Mr. Deno, Mr. Meyer and Ms. Lefferts for fiscal year 2019 are prorated based on position changes during 2019. The base salary amount for Mr. Stutts is prorated based on his hire date of June 3, 2019. The base salary amount for Mr. Kadow is prorated based on his departure date July 15, 2019. The base salary amounts for the NEOs for fiscal year 2017 were as follows: Ms. Smith $1,000,000, Mr. Deno $650,000, Mr. Scarlett $546,415. Because it was a 53-week fiscal year, the 2017 salary amounts reflect an extra week of pay.

(2)
In recognition of their significant responsibilities in 2017 to continue the efforts of the transformational strategy that began in 2016 relating to reinvestments in our product and labor model, cost cutting measures, revisions to our menus and improvements in our supply chain, the Compensation Committee recommended to the Board in March 2017 a payment of special cash incentives to all NEOs other than the CEO. Payments to the NEOs were made in the following amounts: Mr. Deno $200,000 and Mr. Scarlett $150,000. In addition, in recognition of his 25th service anniversary with the Company, Mr. Scarlett was issued a one-time $2,500 bonus in 2019 under the Company’s service anniversary program available to all employees.

(3)
The amounts reported for stock awards represent the aggregate grant date fair value of RSUs and PSUs. The aggregate grant date value of the RSUs was computed in accordance with FASB ASC Topic No. 718, based on the market value of the underlying shares on the date of grant. PSU awards pay out at a range of 0% to a maximum of 200% of their targets based on the following performance measures: 1% for threshold, 100% for target and 200% for maximum. For 2019, the PSU amounts reported represent the aggregate grant date fair value of the 2019 award based on the probable attainment of the performance measures as of the grant date (assumed to be 100% for target) in accordance with FASB ASC Topic No. 718. The aggregate grant date fair value of the 2019 PSUs assuming achievement of the maximum performance level of 200% would be: Mr. Deno, $3,585,011; Mr. Meyer, $877,539; Mr. Scarlett, $540,007; Ms. Lefferts, $84,627; and Mr. Kadow, $360,005. We recorded compensation expense in 2019 for the aggregate grant date fair value of the 2017 PSUs based on probable attainment of the performance goals as of the grant date as follows: Ms. Smith; $1,034,282, Mr. Deno, $224,094; Mr. Meyer $34,000, Mr. Scarlett, $186,176; and Ms. Lefferts, $31,772. For 2017 and 2018, the PSU amounts reported include the aggregate grant date fair value of the PSUs assuming achievement at Target performance level of 100%. See “—Compensation Discussion and Analysis” under the heading “Long-Term Incentive Equity Awards” for a description of the RSU and PSU terms. See also Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for additional information regarding these awards.

(4)
The amounts for option awards represent the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic No. 718. The stock option awards were valued at fair value on the grant date using the Black-Scholes option pricing model. See Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the year ended December 29, 2019 for the assumptions made to value the stock option awards. Stock Option awards are subject to vesting requirements. See “—Compensation Discussion and Analysis” under the heading “Long-Term Incentive Equity Awards” for a description of the stock option terms.

(5)
Non-equity incentive plan compensation represents amounts earned under the performance-based cash incentive plans, or STIPs, established for such years. The amounts earned were based on the achievement of specified, pre-determined levels of Company-wide Adjusted Net Income, concept Adjusted EBIT and/or Total Revenue Growth over the prior year relative to a percentage of the NEOs’ bonus potential. See “—Compensation Discussion and Analysis” under the heading “Performance-Based Short-Term Incentive Plan” for a description of the STIPs for 2019.

(6)	The table set forth below titled “All Other Compensation” provides additional information regarding these amounts.

(7)
Ms. Smith was Chairman and Chief Executive Officer until April 1, 2019, and Executive Chairman for the remainder of the year, and her salary and bonus were prorated for the year based on her service in such capacities during such periods. Ms. Smith resigned as Executive Chairman effective March 6, 2020 and will continue to serve as a member of the Board.

(8)
Mr. Deno served as Executive Vice President, Chief Financial and Administrative Officer until April 1, 2019, and his salary and bonus were prorated for the year based on his service in such capacity through such date.

(9)
Mr. Meyer was appointed as Executive Vice President, Chief Financial Officer on April 1, 2019, and his salary and bonus were prorated for the year based on his compensation levels in effect during the year.

(10)
Mr. Scarlett was promoted to Executive Vice President, Chief Operating Officer, Casual Dining Restaurants February 14, 2020, and the compensation information shown above relates to his role as Executive Vice President, President of Outback Steakhouse held prior to that appointment.

(11)	Mr. Stutts joined the Company on June 3, 2019.

(12)
Ms. Lefferts was appointed as Executive Vice President, Chief Legal Officer on July 15, 2020 and her salary and bonus were prorated for the year based on her compensation levels in effect during the year.

(13)	Mr. Kadow served as the Company’s Executive Vice President and Chief Legal Officer until July 15, 2019.

All Other Compensation

The amounts shown for “All Other Compensation” for 2019 include the following:

	LIFE
NAMED EXECUTIVE OFFICER	INSURANCE (1)	OTHER (2)	TOTAL
Elizabeth A. Smith (3)	$3,959	$11,096	$15,055
David J. Deno	6,199	—	6,199
Christopher A. Meyer (4)	654	4,976	5,630
Gregg D. Scarlett	2,632	—	2,632
Michael L. Stutts (5)	312	30,642	30,954
Kelly M. Lefferts	898	850	1,748
Joseph J. Kadow (6)	11,779	989,481	1,001,260
__________________

(1)
The amount in this column includes $9,700 of premiums paid by us for an endorsement split-dollar life insurance policy with a death benefit of approximately $5.0 million for Mr. Kadow, which was purchased in 2009. We are the beneficiary of the policy to the extent of premiums paid or the cash value, whichever is greater, with the balance to be paid to a personal beneficiary designated by the executive. The remaining amount for Mr. Kadow ($2,079) and the amounts for the other NEOs reflect the imputed income for group term life insurance provided to our executive officers.

(2)	The amounts shown in “Other” reflect executive physical fees and where applicable, wellness incentives paid in connection with our executive medical benefits.

(3)	The amount shown in “Other” includes imputed income of $8,022 (exclusive of income taxes paid by recipient) related to a one-time retirement gift.

(4)	The amount shown in “Other” includes imputed income of $426 related to a milestone service award under the Company’s service anniversary program applicable to all employees.

(5)	The amounts shown in “Other” includes relocation expenses for Mr. Stutts in the amount of $30,462.

(6)	The amount shown in “Other” includes a separation payment to Mr. Kadow of $989,481 in connection with his departure from the Company.

Grants of Plan-Based Awards for 2019

The following table summarizes the performance-based cash incentive awards (STIPs) and long-term stock incentive (LTI) awards made during 2019.

											GRANT
								ALL	ALL OTHER		DATE
								OTHER	OPTION		FAIR
		ESTIMATED FUTURE PAYOUTS			ESTIMATED FUTURE PAYOUTS			STOCK	AWARDS:	EXERCISE	VALUE
		UNDER NON-EQUITY			UNDER EQUITY			AWARDS:	NUMBER OF	PRICE	OF
		INCENTIVE			INCENTIVE			NUMBER	SECURITIES	OF	STOCK &
		PLAN AWARDS (1)			PLAN AWARDS (2)			OF	UNDERLYING	OPTION	OPTION
	GRANT	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM	SHARES	OPTIONS	AWARDS	AWARDS
NAMED EXECUTIVE OFFICER	DATE	($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)	($/Sh)	($) (3)
Elizabeth A. Smith
Annual STIP Bonus		11,063	1,106,250	2,212,500	—	—	—	—	—	—	—
Option Grant (4)	4/1/2019	—	—	—	—	—	—	—	372,292	20.62	1,470,553
RSU Grant (4)	4/1/2019	—	—	—	—	—	—	103,957	—	—	2,062,507
David J. Deno
Annual STIP Bonus		11,506	1,150,625	2,301,250	—	—	—	—	—	—	—
CFO PSU Grant (2)	2/19/2019	—	—	—	146	14,531	29,062	—	—	—	292,509
CFO Option Grant (5)	2/19/2019	—	—	—	—	—	—	—	50,345	21.29	292,504
CFO RSU Grant (5)	2/19/2019	—	—	—	—	—	—	19,375	—	—	390,019
CEO PSU Grant (2)	4/1/2019	—	—	—	771	77,081	154,162	—	—	—	1,499,996
CEO Option Grant (5)	4/1/2019	—	—	—	—	—	—	—	270,758	20.62	1,499,999
CEO RSU Grant (5)	4/1/2019	—	—	—	—	—	—	102,775	—	—	2,000,002
Christopher A. Meyer
Annual STIP Bonus		3,225	322,500	645,000	—	—	—	—	—	—	—
Group VP PSU Grant (2)	2/19/2019	—	—	—	28	2,795	5,590	—	—	—	56,263
Group VP Option Grant (5)	2/19/2019	—	—	—	—	—	—	—	9,682	21.29	56,252
Group VP RSU Grant (5)	2/19/2019	—	—	—	—	—	—	3,726	—	—	75,004
CFO PSU Grant (2)	4/1/2019	—	—	—	197	19,656	39,312	—	—	—	382,506
CFO Option Grant (5)	4/1/2019	—	—	—	—	—	—	—	69,043	20.62	382,498
CFO RSU Grant (5)	4/1/2019	—	—	—	—	—	—	26,208	—	—	510,008
Gregg D. Scarlett
Annual STIP Bonus		4,760	476,000	952,000	—	—	—	—	—	—	—
PSU Grant (2)	2/19/2019	—	—	—	135	13,413	26,826	—	—	—	270,004
Option Grant (5)	2/19/2019	—	—	—	—	—	—	—	46,472	21.29	270,002
RSU Grant (5)	2/19/2019	—	—	—	—	—	—	17,884	—	—	360,005
Michael L. Stutts
Annual STIP Bonus		2,452	245,192	490,384	—	—	—	—	—	—	—
Option Grant (5)	7/1/2019	—	—	—	—	—	—	—	50,000	18.33	234,000
RSU Grant (5)	7/1/2019	—	—	—	—	—	—	50,000	—	—	858,500
Kelly M. Lefferts
Annual STIP Bonus		3,755	375,500	751,000	—	—	—	—	—	—	—
Group VP PSU Grant (2)	2/19/2019	—	—	—	22	2,102	4,204	—	—	—	42,313
Group VP Option Grant (5)	2/19/2019	—	—	—	—	—	—	—	7,281	21.29	42,303
Group VP RSU Grant (5)	2/19/2019	—	—	—	—	—	—	2,802	—	—	56,404
CLO RSU Grant (5)	6/1/2019	—	—	—	—	—	—	40,000	—	—	726,000
Joseph J. Kadow
Annual STIP Bonus		—	—	—	—	—	—	—	—	—	—
PSU Grant (2)(6)	2/19/2019	—	—	—	90	8,942	17,884	—	—	—	180,002
Option Grant (5)(6)	2/19/2019	—	—	—	—	—	—	—	30,982	21.29	180,005
RSU Grant (5)(6)	2/19/2019	—	—	—	—	—	—	11,923	—	—	240,010
__________________

(1)
Amounts represent potential performance-based cash incentive awards under the 2019 Corporate STIP for all NEOs. The minimum award level is 1% of target bonus, the target award level is 100% of target bonus, and the maximum award level is 200% of target bonus. Actual payouts are derived using a non-linear scale between such points. Threshold is represented with minimum payout of stipulated financial plan (of Total Revenue Growth of 3.1%, Adjusted EPS of $1.53 and Adjusted Operating Margin of 4.76%), but zero payout is possible if threshold performance measures are not met.

(2)
Amounts represent potential shares to be issued upon settlement of the aggregate number of PSUs granted in 2019, which vest as to 100% of the shares on the third anniversary of the grant date, contingent upon such executive’s continued employment by us, and the number of shares earned ranges from 0% to 200% based upon the achievement of performance targets set at the beginning of the performance period as follows: 1% for threshold, 100% for target and 200% for maximum. Any portion of the award that is unvested upon termination is generally forfeited. See “—Compensation Discussion and Analysis” under the heading “Long-Term Incentive Equity Awards” for a description of the PSU terms. The executive generally forfeits any portion of the award that is unvested upon the termination date or for which the threshold performance is not achieved. Threshold is represented with minimum payout of stipulated financial plan, but zero payout is possible if threshold performance measure is not met.

(3)
We valued the RSU awards, PSU awards and stock option awards in accordance with FASB ASC Topic No. 718 using the Black-Scholes pricing model for the option awards. See Note 7, “Stock-based and Deferred Compensation Plans,” in our consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019, for the assumptions made to value the stock option awards.

(4)	Stock option and RSUs grants vest fifty-percent of the shares on each anniversary of the grant date, contingent upon the individual’s continued employment or service on the Board of Directors.

(5)	Stock option grants and RSU grants each vest as to one-third of the shares on each anniversary of the grant date, contingent upon the individual’s continued employment.

(6)
Mr. Kadow’s 2019 PSU and stock option awards were forfeited and his 2019 RSU award vested pro-rata for the portion of the vesting period during which he was employed under the terms and conditions of the applicable award agreements and his Separation Agreement, filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019.

Outstanding Equity Awards at 2019 Year-End

The following table summarizes outstanding stock options, unvested RSUs and PSU awards for each NEO as of December 29, 2019.

	OPTION AWARDS				STOCK AWARDS (2)
					EQUITY INCENTIVE
					PLAN AWARDS:
			OPTION		UNEARNED SHARES, UNITS,
			EXERCISE		OR RIGHTS THAT HAVE
	NUMBER OF		PRICE		NOT VESTED
	SECURITIES UNDERLYING		PER	OPTION	NUMBER OF	MARKET
	UNEXERCISED OPTIONS (#)		SHARE	EXPIRATION	SHARES	VALUE
NAMED EXECUTIVE OFFICER	EXERCISABLE	UNEXERCISABLE (1)	$	DATE	(#) (1)	$ (3)
Elizabeth A. Smith
July 1, 2011 (4)	550,000	—	10.03	7/1/2021	—	—
February 27, 2014 (4)	177,940	—	25.32	2/27/2024	—	—
February 26, 2015 (4)	220,589	—	25.36	2/26/2025	—	—
February 25, 2016 (4)(5)(6)	195,841	65,281	17.15	2/25/2026	28,003	607,105
February 24, 2017 (4)(5)(6)	133,663	133,664	17.27	2/24/2027	138,730	3,007,666
February 23, 2018 (4)(5)(6)	46,423	139,272	24.10	2/23/2028	118,041	2,559,129
April 1, 2019 (7)	—	372,292	20.62	4/1/2029	103,957	2,253,788
David J. Deno
May 7, 2012 (10)	132,084	—	14.58	5/7/2022	—	—
February 26, 2013 (4)	72,551	—	17.40	2/26/2023	—	—
February 27, 2014 (4)	58,800	—	25.32	2/27/2024	—	—
February 26, 2015 (4)	55,760	—	25.36	2/26/2025	—	—
February 25, 2016 (4)(5)(6)	42,432	14,145	17.15	2/25/2026	6,068	131,554
February 24, 2017 (4)(5)(6)	28,960	28,961	17.27	2/24/2027	30,059	651,679
February 23, 2018 (4)(5)(6)	10,729	32,188	24.10	2/23/2028	27,281	591,452
February 19, 2019 (5)(8)(9)	—	50,345	21.29	2/19/2029	33,906	735,082
April 1, 2019 (5)(8)(9)	—	270,758	20.62	4/1/2029	179,856	3,899,278
Christopher Meyer
February 27, 2014 (4)	3,194	—	25.32	2/27/2024	—	—
February 26, 2015 (4)	6,251	—	25.36	2/26/2025	—	—
February 25, 2016 (4)(5)(6)	2,103	2,104	17.15	2/25/2026	903	19,577
February 24, 2017 (4)(5)(6)	2,197	4,394	17.27	2/24/2027	4,561	98,882
February 23, 2018 (4)(5)(6)	1,805	5,417	24.10	2/23/2028	4,591	99,533
February 19, 2019 (5)(8)(9)	—	9,682	21.29	2/19/2029	6,521	141,375
April 1, 2019 (5)(8)(9)	—	69,043	20.62	4/1/2029	45,864	994,332
Gregg D. Scarlett
February 1, 2013 (4)	75,000	—	18.73	2/1/2023	—	—
February 27, 2014 (4)	12,166	—	25.32	2/27/2024	—	—
February 26, 2015 (4)	14,706	—	25.36	2/26/2025	—	—
April 1, 2015 (4)	100,000	—	24.14	4/1/2025	—	—
February 25, 2016 (4)(5)(6)	8,486	8,487	17.15	2/25/2026	3,641	78,937
August 1, 2016 (4)(6)	75,000	25,000	17.96	8/1/2026	6,250	135,500
February 24, 2017 (4)(5)(6)	12,030	24,060	17.27	2/24/2027	24,972	541,393
February 23, 2018 (4)(5)(6)	9,243	27,731	24.10	2/23/2028	23,504	509,567
February 19, 2019 (5)(8)(9)	—	46,472	21.29	2/19/2029	31,297	678,519
Michael L. Stutts
July 1, 2019 (8)(9)	—	50,000	18.33	7/1/2029	50,000	1,084,000
Kelly M. Lefferts
February 26, 2013 (4)	6,287	—	17.40	2/26/2023	—	—
February 27, 2014 (4)	3,407	—	25.32	2/27/2024	—	—
February 26, 2015 (4)	4,200	—	25.36	2/26/2025	—	—
February 25, 2016 (4)(5)(6)	5,984	1,995	17.15	2/25/2026	856	18,558
February 24, 2017 (4)(5)(6)	4,105	4,105	17.27	2/24/2027	4,262	92,400
February 23, 2018 (4)(5)(6)	1,425	4,278	24.10	2/23/2028	3,626	78,612
February 19, 2019 (5)(8)(9)	—	7,281	21.29	2/19/2029	4,904	106,319
June 1, 2019 (9)	—	—	—	—	40,000	867,200

					(CONTINUED...)

	OPTION AWARDS				STOCK AWARDS (2)
					EQUITY INCENTIVE
					PLAN AWARDS:
			OPTION		UNEARNED SHARES, UNITS,
			EXERCISE		OR RIGHTS THAT HAVE
	NUMBER OF		PRICE		NOT VESTED
	SECURITIES UNDERLYING		PER	OPTION	NUMBER OF	MARKET
	UNEXERCISED OPTIONS (#)		SHARE	EXPIRATION	SHARES	VALUE
NAMED EXECUTIVE OFFICER	EXERCISABLE	UNEXERCISABLE (1)	$	DATE	(#) (1)	$ (3)
Joseph J. Kadow (11)
February 27, 2014 (4)(11)	24,331	—	25.32	7/15/2020	—	—
February 26, 2015 (4)(11)	24,510	—	25.36	7/15/2020	—	—
February 25, 2016 (4)(11)	8,791	—	17.15	7/15/2020	—	—
February 24, 2017 (4)(11)	7,500	—	17.27	7/15/2020	—	—
February 23, 2018 (4)(11)	5,210	—	24.10	7/15/2020	—	—
_________________

(1)
Unvested portions of awards are generally forfeited upon termination of employment. See footnote (4) below and “—Potential Payments upon Termination or Change in Control” for additional information regarding accelerated vesting on certain terminations of employment.

(2)	All stock options, RSUs and PSUs are granted under a stockholder approved equity incentive plan.

(3)
Market value is calculated by multiplying $21.68, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 27, 2019, the last market day of our fiscal year end, by the number of shares subject to the award.

(4)	Stock option grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.

(5)
PSU grants vest as to 100% of the shares on the third anniversary of the grant date, contingent on continued employment assuming a payout at target performance. The actual number that may be earned ranges from 0% to 200% based upon the achievement of performance targets for the three-year period set on the grant date, as follows: 1% for threshold, 100% for target and 200% for maximum. See “Compensation Discussion and Analysis” under the heading “Long-Term Incentive Equity Awards” for a description of the PSU terms.

(6)	RSU grants vest as to 25% of the shares on each anniversary of the grant date, contingent on continued employment.

(7)	Stock options and RSUs awarded as part of this one-time Transition Grant vest fifty-percent of the shares on each anniversary of the grant date.

(8)	Stock option grants vest as to one-third of the shares on each anniversary of the grant date, contingent on continued employment.

(9)	RSU grants vest as to one-third of the shares on each anniversary of the grant date, contingent on continued employment.

(10)	These represent stock options that remain outstanding from a May 7, 2012 award that fully vested in 2017.

(11)
Mr. Kadow’s outstanding stock options remain exercisable through July 15, 2020 under the terms and conditions of the awards under the 2016 Plan and, with respect to the grants prior to 2017, his Separation Agreement, filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2019. All unvested awards, consisting of 70,404 options, 24,995 RSUs and 24,787 PSUs held by Mr. Kadow as of July 15, 2019 terminated on such date. Based on the closing price of $17.71 on July 15, 2019, the total value of the forfeited stock options, RSUs and PSUs using target performance for PSUs was $896,841.

Option Exercises and Stock Vested for Fiscal 2019

The following table summarizes the exercise of stock options and vesting of restricted stock held by the NEOs during fiscal 2019.

	OPTION AWARDS		STOCK AWARDS
	NUMBER OF		NUMBER OF
	SHARES	VALUE	SHARES	VALUE
	ACQUIRED	REALIZED	ACQUIRED	REALIZED
	ON EXERCISE	ON EXERCISE	ON VESTING	ON VESTING
NAMED EXECUTIVE OFFICER	(#)	(1)	(#)	(2)
Elizabeth A. Smith	544,202	$7,238,398	104,682	$3,527,992
David J. Deno	—	—	27,595	802,235
Christopher Meyer	—	—	4,238	130,225
Gregg D. Scarlett	—	—	23,377	696,227
Michael L. Stutts	—	—	—	—
Kelly M. Lefferts	—	—	3,858	114,481
Joseph J. Kadow	—	—	16,853	495,701
_________________

(1)	Represents amount realized upon exercise of stock options, based on the difference between the market value of the shares acquired at the time of exercise and the exercise price.

(2)
Represents the value realized upon vesting of RSUs, based on the market value of the shares on the vesting date. The Company withheld or netted for tax purposes the following number of shares from the distribution of shares upon vesting: Ms. Smith; 56,662, Mr. Deno; 9,109, Mr. Meyer; 1,724, Mr. Scarlett; 10,313, Ms. Lefferts; 1,536 and Mr. Kadow; 6,522.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a Deferred Compensation Plan for our highly compensated employees who are not eligible to participate in the OSI Restaurant Partners, LLC Salaried Employees 401(k) Plan and Trust, as described in “–Compensation Discussion and Analysis” under the heading “–Other Benefits and Perquisites.” We do not sponsor any defined benefit pension plans.

The following table summarizes contributions during 2019 to our Deferred Compensation Plan by the only NEOs who participated along with aggregate earnings/losses for the year and the aggregate balance as of December 29, 2019. We did not make any contributions to the plan during 2019. NEOs are fully vested in all contributions to the plan. The amounts listed as executive contributions are included as “Salary” in the “Summary Compensation Table.” The aggregate earnings are not reflected in “Other Compensation” in the “Summary Compensation Table.”

NAMED EXECUTIVE OFFICER	AGGREGATE BALANCE AT DECEMBER 30, 2018	EXECUTIVE CONTRIBUTIONS IN 2019	AGGREGATE EARNINGS IN 2019	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN 2019	AGGREGATE BALANCE AT DECEMBER 29, 2019
Kelly M. Lefferts	$441,401	$18,775	$109,201	$—	$569,377
Joseph J. Kadow	920,029	54,773	155,154	—	1,129,956

Potential Payments Upon Termination or Change in Control

Each of the NEOs is party to an employment agreement or offer of employment and other arrangements with us, which are summarized below, and may entitle him or her to payments or benefits upon a termination of employment and/or a change in control. See the table included under “Executive Benefits and Payments Upon Separation” below for the amount of compensation payable under these agreements and arrangements to the individuals serving as NEOs as of the end of fiscal 2019.

Change in Control Plan

The Change in Control Plan entitles executive officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment upon or within the 24 months following certain change in control events. A qualifying termination is a termination by us for any reason other than cause, or by the employee for good reason, in each case as defined in the Change in Control Plan.

Under the Change in Control Plan, in the event of a qualifying termination within the 24 months following a change in control, the named executive officers are each entitled to receive the following benefits:

•
A severance payment, payable in a lump sum 60 days after the termination, equal to (a) with respect to Mr. Deno, two times the sum of his base salary and his target annual cash bonus and (b) with respect to the other named executive officers, one and one-half times the sum of base salary and target annual cash bonus

•	Accelerated vesting of all outstanding equity awards

•	Continued eligibility to participate in group health benefits for 18 months following the termination

•	Outplacement services for six months following the termination

•	Certain other accrued benefits

The severance payments and other benefits described above will be reduced by the amount of any similar payments and benefits under any employment agreement or other arrangement with us and are subject to the employee’s compliance with non-competition and other restrictive covenants and the other terms and conditions of the Change in Control Plan.

Rights and Potential Payments Upon Termination or Change in Control: Ms. Smith

In April 2019, we entered into an amended and restated employment agreement with Ms. Smith for a two-year term in connection with her appointment as Executive Chairman, which would have renewed for successive one-year terms unless either party elected not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term and was subject to earlier termination under certain circumstances described below. The agreement was terminated as of March 6, 2020 upon effectiveness of a resignation agreement entered into between Ms. Smith and the Company in connection with her transition from Executive Chairman to continued service as a member of the Board.

Ms. Smith’s employment agreement was subject to termination as follows:

•	Upon her death or disability (as defined in the agreement)

•
By us for Cause. “Cause” was defined to include: (i) willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to us or our affiliates (other than any such failure from incapacity due to physical or mental illness), subject to notice and cure periods; (ii) indictment or conviction (or plea of guilty or nolo contendere) of a felony or other crime involving moral turpitude; (iii) engaging in illegal misconduct or gross misconduct that is intentionally harmful to us or our affiliates; (iv) any material and knowing violation by her of any covenant or restriction contained in her employment agreement or any other agreement entered into with us or our affiliates; or (v) any material violation of any of our or our affiliates’ published policies (including with respect to discrimination and harassment, responsible alcohol policy, insider trading and security policy)

•	By us other than for Cause

•
By Ms. Smith for Good Reason. “Good Reason” was defined to include: (i) a material diminution in the nature or scope of her duties, authority or responsibilities, including, without limitation, loss of membership on our Board of Directors (with certain listed exceptions); (ii) a reduction of her annual base salary or annual target cash bonus; (iii) requiring her to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida; or (iv) a material breach by us of our obligations under her employment agreement

•	By Ms. Smith other than for Good Reason

•	By Ms. Smith for reason of retirement

Ms. Smith’s employment agreement entitled her to severance benefits equal to two times the sum of her base salary at the rate in effect on the date of termination, payable in 24 equal monthly installments from the effective date of such termination, plus a pro rata portion of her target bonus for the year of termination and pro rata vesting of the RSUs and stock options granted in connection with her appointment as Executive Chairman, upon termination by us other than for Cause of by Ms. Smith for Good Reason.

In the event of termination due to her death or disability, Ms. Smith was entitled to receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of her employment termination, any accrued and payable travel or business expenses and benefits under any employee benefit plan, plus a pro rata portion of her target bonus for the year of termination and pro rata vesting of the RSUs and stock options granted in connection with her appointment as Executive Chairman.

In the event of termination due to her retirement, Ms. Smith was entitled to receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of her employment termination, plus pro rata vesting of the RSUs and stock options granted in connection with her appointment as Executive Chairman.

Ms. Smith was also entitled to continue to receive her base salary for sixty days following termination due to her retirement in the event that the Board waives all or a portion of the applicable sixty-day notice requirement

A change in control of the Company was not a trigger to any severance payments to Ms. Smith under the employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Ms. Smith would have been entitled to receive the benefits described above under “—Change in Control Plan.”

Ms. Smith’s resignation agreement terminates her right to receive any further compensation under her employment agreement. Her existing award agreements provide for continued vesting based on her continued Board service and the achievement of any performance conditions and such agreements remain in effect and were not amended in connection with the resignation agreement.

Rights and Potential Payments Upon Termination or Change in Control: Mr. Deno

In April 2019, we entered into an amended and restated employment agreement with Mr. Deno for a five-year term that automatically renews for successive one-year terms unless either party elects not to renew by giving written notice to the other party not less than 60 days prior to the start of any renewal term. The employment agreement is also subject to earlier termination under certain circumstances described below.

Mr. Deno’s employment may be terminated as follows:

•	Upon his death or disability (as defined in the agreement)

•
By us for Cause. “Cause” is defined to include: (i) willful failure to perform, or gross negligence or insubordination in the performance of, his duties and responsibilities to us or our affiliates (other than any such failure from incapacity due to physical or mental illness), subject to notice and cure periods; (ii) indictment or conviction (or plea of guilty or nolo contendere) of a felony or other crime involving moral turpitude; (iii) engaging in dishonesty, illegal misconduct or gross misconduct that is intentionally harmful to us or our affiliates; (iv) any material and knowing violation by him of any covenant or restriction contained in his employment agreement or any other agreement entered into with us or our affiliates; or (v) any material violation of any of our or our affiliates’ published policies (including with respect to discrimination and harassment, responsible alcohol policy, insider trading policy and security policy)

•	By us other than for Cause

•
By Mr. Deno for Good Reason. “Good Reason” is defined to include: (i) the assignment of duties inconsistent with his position as Chief Executive Officer or a material diminution in the nature or scope of his duties, authority or responsibilities; (ii) a reduction of his annual base salary, unless a similar reduction is made in salary of all similarly situated employees; (iii) requiring him to be based at a location in excess of 50 miles from the location of our principal executive offices in Tampa, Florida; or (iv) a material breach by us of our obligations under his employment agreement

•	By Mr. Deno other than for Good Reason

•	By Mr. Deno by reason of retirement

Mr. Deno will be entitled to receive severance benefits if his employment is terminated by us other than for Cause or if he terminates employment for Good Reason. If his employment is terminated under these circumstances, he will be entitled to receive severance equal to two times the sum of his base salary at the rate in effect on the date of termination plus his target annual cash bonus for the year of termination, payable in 24 equal monthly installments from the effective date of such termination, plus a pro rata portion of his target bonus for the year of termination and pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

In the event Mr. Deno’s employment is terminated due to his death or disability, he will receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of his employment termination, any accrued and payable travel or business expenses and benefits under the employee benefit plan, plus a pro rata portion of his target bonus for the year of termination and pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

In the event Mr. Deno’s employment is terminated due to his retirement, he will receive any base salary amount and any annual bonus amount for the preceding fiscal year earned but not paid as of the date of his employment termination, plus pro rata vesting of the RSUs, PSUs and stock options granted in connection with his appointment as Chief Executive Officer.

A change in control of the Company does not trigger any severance payments to him under the employment agreement. However, in the event of a qualifying termination within the 24 months following a change in control, Mr. Deno would be entitled to receive the benefits described above under “—Change in Control Plan.”

Separation Agreement: Mr. Kadow

On June 14, 2017, Mr. Kadow entered into an employment agreement with us for a five-year term, which was subject to earlier termination under certain circumstances. Effective July 15, 2019, Mr. Kadow’s employment terminated, at which time Mr. Kadow and the Company entered into a separation agreement. Upon the effectiveness of the separation agreement, Mr. Kadow’s short-term incentive and long-term equity compensation were forfeited as of his mid-year departure date. The separation agreement sets forth our obligations to make payments, including a one-time lump sum severance payment of $973,291, subject to compliance with non-competition covenants through July 31, 2020, non-solicitation covenants through July 31, 2022, and Mr. Kadow’s execution of a release and waiver of claims against the Company.

All of Mr. Kadow’s unvested equity awards that were not eligible for vesting under the award terms applicable to reaching retirement-eligible age terminated as of July 15, 2019. His vested stock options remain exercisable through July 15, 2020 under the terms and conditions of the awards under the 2016 Plan and, with respect to the grants prior to 2017, his separation agreement.

Equity Awards

As a general matter, unless otherwise provided in an individual’s award agreement or other agreement, and depending on the reason for termination, upon a termination of employment or other continuous service, all unvested equity awards will terminate and vested stock options must be exercised within certain limited time periods after the date of termination. If the individual’s employment is terminated for cause (as defined in the award or other applicable agreement), all stock options, whether vested or unvested, will terminate immediately. If the individual’s termination is due to death or disability, all RSUs that are not vested will become immediately vested in full upon such termination and a pro rata portion (based on the portion of the applicable performance period that passed prior to termination of the individual’s employment) of the target number of PSUs will immediately vest and become payable in shares of common stock upon such termination.

Awards under the 2012 Equity Plan, if unvested, will forfeit upon retirement. Under the 2016 Equity Plan, if the NEO retires on or after age 60 with five 5 years of service with the Company or an affiliate (“Retirement”) prior to the vesting or forfeiture of the RSUs, then the number of RSUs that vest shall be determined as of the date of the Retirement on a pro rata basis, determined based on the number of full months of employment completed from the date of grant to the date of the Retirement divided by the number of full months of the original vesting period. If the NEO retires prior to the vesting or forfeiture of the option to purchase shares of our common stock, the NEO may exercise the option at any time within twelve 12 months following the date of Retirement (but in no event later than ten years after the date of grant).

The Compensation Committee may provide for accelerated vesting of an award upon, or as a result of events following, a change of control. This may be done in the award agreement or in connection with the change of control. In the event of a change of control, the Compensation Committee may also cause an award to be canceled in exchange for a cash payment to the participant or cause an award to be assumed by a successor corporation.

Our forms of award agreements under the 2012 and 2016 Equity Plans provide as follows:

•	Restricted stock and RSU awards to our directors become fully vested upon a change of control

•
Restricted stock awards for our employees and consultants provide that upon a change of control (a) restricted stock that remains outstanding or is exchanged or converted into securities of the acquiring or successor entity will continue to vest in accordance with the terms set forth in the award agreement and (b) if the restricted stock will be canceled in exchange for cash consideration, (x) in the case of awards held by our executive officers at the time of such change of control, the restricted stock will instead be converted into a right to receive such cash consideration upon satisfaction of the vesting and other terms and conditions of the award agreement in effect immediately prior to the change of control and (y) in the case of other award recipients, the award will fully vest and be exchanged for the cash consideration at the time of the change of control

•
PSU awards provide that if the award recipient’s employment or other service status with us terminates, the award will terminate as to any units that are unvested at the time of such termination, unless (a) such termination is due to death or disability, in which case a pro rata portion of the award shall vest based on the portion of the performance period for which service was provided, or (b) the termination occurs before the vesting date but after the end of the performance period and is other than for cause (as defined in the agreement), in which case the applicable number of units will vest for that performance period as if such termination had not occurred

In addition, as described above under “—Change in Control Plan,” in the event of a qualifying termination within the 24 months following a change in control, each of our named executive officers will be entitled to accelerated vesting of all outstanding equity awards.

Restrictive Covenants

Ms. Smith, Mr. Deno, Ms. Lefferts and Mr. Kadow were and/or are subject to certain restrictive covenants under their respective former or current employment, separation and resignation agreements. These include covenants covering noncompetition, nondisclosure, nonsolicitation and nonpiracy. Based on the terms of their agreements, Ms. Smith, Mr. Deno, and Mr. Kadow agreed to these restrictive covenants during employment and, with respect to Ms. Smith and Mr. Deno for 24 months and, with respect to Mr. Kadow, for 12 months, following a termination of employment for any reason. Ms. Smith will remain subject to such covenants through March 6, 2021. Per the terms of Mr. Kadow’s separation agreement, Mr. Kadow will remain subject to noncompetition covenants through July 31, 2020 and non-solicitation covenants through July 31, 2022. Continued compliance with these restrictive covenants is a condition to our obligation to pay any severance amount due to Mr. Deno under his employment agreement and for the continuation of Ms. Smith’s equity awards under the resignation agreement, and Mr. Kadow is required to repay the amounts paid to him under his separation agreement in the event of any violation.

Messrs. Meyer, Scarlett and Stutts and Ms. Lefferts are subject to certain restrictive covenants as per their offers of employment. These include covenants covering noncompetition, nondisclosure, nonsolicitation and nonpiracy. Each has agreed to these restrictive covenants during employment and for 12 months following a voluntary separation or separation for Cause, or in the event of separation for any reason other than voluntary resignation, for a period equal to the period used for calculating the amount of severance paid upon termination, if any.

Executive Benefits and Payments Upon Separation

The table below reflects the amount of compensation payable under the arrangements described above to the individuals serving as NEOs following a termination of employment (i) by us without Cause or by the executive for good reason without a change in control, (ii) by us without Cause or by the executive for good reason, following a change in control assuming that such termination constitutes a qualifying termination under the Change in Control Plan, (iii) by the executive voluntarily, (iv) as a result of retirement, (v) as a result of disability or (vi) as a result of death, in each case, assuming that such termination of employment occurred on December 29, 2019. Mr. Kadow, who departed from the Company effective July 15, 2019, received the compensation described above under “Separation Agreement: Mr. Kadow.” Mr. Carcara departed from the Company effective February 13, 2020 and received $1,016,635 as severance payment, and was not eligible for a 2019 bonus payment and all of his equity awards canceled upon termination.

No payments or benefits are due to the NEOs following a termination of employment for Cause. The table assumes that the change in control transaction resulted in per share consideration of $21.68, which was the closing price per share of our common stock on the NASDAQ Global Select Market on December 27, 2019, the last market day of our fiscal year. The actual amounts to be paid upon a termination of employment or a change in control can only be determined at the time of such executive’s separation from us, or upon the occurrence of a change in control (if any).

	EXECUTIVE PAYMENTS AND BENEFITS UPON SEPARATION	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITHOUT CHANGE IN CONTROL	INVOLUNTARY TERMINATION WITHOUT CAUSE OR TERMINATION BY EXECUTIVE FOR GOOD REASON WITH CHANGE IN CONTROL	VOLUNTARY TERMINATION	RETIREMENT	DISABILITY	DEATH
NAMED EXECUTIVE OFFICER	(1)	($)	($)	($)	($) (2)	($)	($)
Elizabeth A. Smith (3)	Severance	2,606,250	2,587,500	—	123,288	—	—
	Equity Awards (4)	845,173	9,707,499	—	981,846	8,004,429	8,004,429
	Health Benefits	—	15,662	—	—	—	—
	Total	3,451,423	12,310,661	—	1,105,134	8,004,429	8,004,429
David J. Deno	Severance	2,950,625	4,500,000	—	—	—	—
	Equity Awards (4)	—	6,507,478	—	1,457,576	4,587,127	4,587,127
	Health Benefits	—	18,085	—	—	—	—
	Total	2,950,625	11,025,563	—	1,457,576	4,587,127	4,587,127
Christopher A. Meyer	Severance	—	1,179,375	—	—	—	—
	Equity Awards (4)	—	1,459,569	—	—	1,012,745	1,012,745
	Health Benefits	—	24,828	—	—	—	—
	Total	—	2,663,772	—	—	1,012,745	1,012,745
Gregg D. Scarlett	Severance	—	1,554,000	—	—	—	—
	Equity Awards (4)	—	2,199,590	—	—	1,665,776	1,665,776
	Health Benefits	—	24,949	—	—	—	—
	Total	—	3,778,539	—	—	1,665,776	1,665,776
Michael L. Stutts	Severance	—	1,387,500	—	—	—	—
	Equity Awards (4)	—	1,251,500	—	—	1,084,000	1,084,000
	Health Benefits	—	8,186	—	—	—	—
	Total	—	2,647,186	—	—	1,084,000	1,084,000
Kelly M. Lefferts	Severance	—	1,179,375	—	—	—	—
	Equity Awards (4)	—	1,193,069	—	—	1,119,707	1,119,707
	Health Benefits	—	15,662	—	—	—	—
	Total	—	2,388,106	—	—	1,119,707	1,119,707
Joseph J. Kadow (5)	Severance	955,000	—	—	—	—	—
	Equity Awards (4)	64,737	—	—	—	—	—
	Health Benefits	18,291	—	—	—	—	—
	Total	1,038,028	—	—	—	—	—
__________________

(1)	Amounts in the table do not include amounts for accrued but unpaid base salary, annual bonus or other expenses.

(2)
Amounts in the column represent prorated vesting of April 1, 2019 equity awards for Ms. Smith and Mr. Deno, calculated at target performance, plus 60 days of base salary for Ms. Smith in the event that the Board waives all or a portion of the applicable sixty-day notice requirement.

(3)
Ms. Smith resigned as Executive Chairman effective March 6, 2020 and will continue to serve as a member of the Board. Ms. Smith did not receive any severance payment in connection with her resignation.

(4)
Amounts represent intrinsic value of unvested in-the-money stock options since the fair market value of a share of our common stock, as of December 27, 2019, was greater than the exercise price of certain stock options held by the named executive officers. Certain stock option grants were out-of-the-money as of the fiscal year end and are included above with a value of $0. Amounts exclude intrinsic value of vested in-the-money stock options. If termination is due to Death or Disability, then all RSUs that are not vested shall become immediately vested in full upon such termination and a pro rata portion (based on the portion of the Performance Period that passed prior to termination of Participant’s Continuous Service) of the Target Number of Performance Awards will immediately vest and become payable in shares upon such termination, as those terms are defined in the applicable plans. Under the applicable award award agreements, upon Retirement, the number of RSUs that vest is determined as of the date of the Retirement on a pro rata basis based on the period employed from the grant date to the departure date.. The dollar amounts are determined by multiplying the number of shares subject to the accelerated or pro rata vested RSUs, as applicable, and Performance Awards by $21.68, the closing price of the Company’s common stock on December 27, 2019.

(5)
Mr. Kadow, who departed from the Company effective July 15, 2019, received the compensation described above under “Separation Agreement: Mr. Kadow.” Mr. Kadow’s 2017, 2018 and 2019 RSU awards vested pro-rata for the portion of the vesting period during which he was employed under the terms and conditions of the applicable award agreements and his Separation Agreement. The value shown is based on a fair market value of $17.63 per share on the vesting date.

CEO Pay Ratio

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO, as required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K.
For fiscal year 2019,

•	The median of the annual total compensation of all our employees, other than Mr. Deno, was $14,302.

•	Mr. Deno’s annual total compensation was $7,980,859, as reported in the Total column of the Summary Compensation Table.

Based on this information, the ratio of the annual total compensation of Mr. Deno to the median of the annual total compensation of all employees is estimated to be 558 to 1. Please note that Mr. Deno was appointed CEO effective April 1, 2020 following the Company’s regular annual grant in February 2019, and upon his appointment received a one-time award equal to $5,000,000 which we are required to include in the ratio calculation. The Company estimates that had Mr. Deno served as CEO for the full 2019 year, and absent the impact of the one-time award for 2019, the ratio would be approximately 410 to 1.
To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1)
We selected October 1, 2019 as the date on which to determine our median employee. As of that date, we had 84,589 employees, with 73,663 employees based in the United States and 10,926 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the Company’s total number of employees. We applied this de minimis exemption when identifying the median employee by excluding 33 employees in China and 764 employees in Hong Kong. After considering the de minimis exemption, 73,663 employees in the United States and 10,129 employees located outside of the United States were considered for identifying the median employee.

2)
For purposes of identifying the median employee from our employee population base, we considered total cash compensation, as compiled from our payroll records. We selected total cash compensation as it represents the principal form of compensation delivered to all our employees and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended October 1, 2019. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on October 1, 2019.

3)
While we concluded there were no changes to our employee population or compensation programs that would significantly impact our pay ratio disclosure, the median employee referenced above is different than the median employee identified in the 2019 Proxy Statement. The original median employee’s compensation for the last completed fiscal year significantly changed over the prior year. As permitted by the SEC rules, the median employee identified above is one whose compensation is substantially similar to the original median employee referenced in the 2019 Proxy Statement based on the compensation measure used to select the original median employee.

4)
Using this methodology, we determined that our median employee was a part-time employee. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, geographic footprints and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. With regard to restaurant, hospitality and retail companies, comparability may further be impacted by additional factors including the mix of company-owned to franchised units.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a written Code of Business Conduct and Ethics and a Related Party Transactions Policy, which supplements the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to our directors, officers, and employees, and the Related Party Policy applies to our executive officers. These policies require disclosure of the material terms of any applicable related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction. The policies require that all related person transactions must be reported to the Chief Legal Officer and are subject to the approval or ratification by the Audit Committee. The Audit Committee may approve or ratify the transaction if it determines that the transaction is in the best interests of the Company and its stockholders.

The transactions below were reviewed under our Code of Business Conduct and Ethics and also reviewed under the Related Party Transactions Policy subsequent to July 22, 2015, which is the date of its adoption.

Related Party Transactions

In fiscal 2019, MVP LRS, LLC (“MVP”), an entity in which Robert D. Basham (one of our founders who is known to us to beneficially own more than 5% of our common stock) is a partner, paid us approximately $124,663 in lease payments. The lease was originally for a Lee Roy Selmon’s restaurant, which was purchased from us in 2008. In 2014, MVP converted the restaurant into a Glory Days Grill® restaurant, and we entered into a new lease with MVP for the restaurant. The lease was terminated in August 2019 when we sold the property for $1,900,000 to an entity affiliated with Mr. Basham.

We also guarantee lease payments by MVP under a third party lease for another Lee Roy Selmon’s restaurant location that MVP purchased from us in 2008 and converted to a Glory Days Grill® restaurant in 2018. The lease guaranty expires in 2037. The estimated base rent payments made by MVP under the lease totaled $87,294 for 2019. As guarantor, we are also contingently liable for percentage rent, real estate taxes, insurance expense and certain other operating expense payments under the lease.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP the audited consolidated financial statements of the Company contained in our Annual Report on Form 10-K for the 2019 fiscal year. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2019 fiscal year for filing with the SEC.

Submitted by the Audit Committee
John J. Mahoney, Chairman
James R. Craigie
Tara Walpert Levy

STOCKHOLDER PROPOSALS FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

Stockholders may submit proposals for inclusion in our proxy materials in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2021 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by us no later than December 10, 2020. Such proposals should be delivered to Bloomin’ Brands, Inc., Attn: Corporate Secretary, 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607 (and we encourage you to send a copy via email to CorporateSecretary@bloominbrands.com).

Stockholders who intend to submit nominations to the Board of Directors or present other proposals for consideration at our 2021 annual meeting (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) must comply with all provisions of our bylaws with respect to such nominations and proposals and provide timely written notice thereof. To be timely for our 2021 annual meeting, notice must be delivered to our Secretary at our principal executive offices no earlier than January 29, 2021 and no later than February 28, 2021. However, in the event that our 2021 annual meeting is to be held on a date that is not within 30 calendar days before or after May 29, 2021, to be timely, notice must be so delivered not later than the tenth calendar day following the date on which public announcement of the date of the 2021 annual meeting is first made.

PROXY SOLICITATION AND COSTS

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy and any additional solicitation material that we may provide to stockholders. Copies of solicitation material will be provided to brokerage firms, fiduciaries, custodians and other nominees holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. Further, the original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

A number of brokers with account holders who beneficially own our common stock will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions, either by calling toll-free (866) 540-7095, or by writing to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Bloomin’ Brands will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, a separate set of our annual report and proxy materials, you may write or call the Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials, who wish to receive only one copy in the future, are asked to contact Computershare (if a registered holder) or their bank, broker or other nominee (if a beneficial holder) to request information about householding.

FORM 10-K

We will mail without charge, upon written request, a copy of the Bloomin’ Brands Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Bloomin’ Brands Investor Relations Department at Bloomin’ Brands, Inc., 2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607, Attention: Investor Relations, telephone (813) 830-5311. The Annual Report on Form 10-K is also available in the Investors section at www.bloominbrands.com.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented for stockholder action at the annual meeting. However, if other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matter in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Lefferts
Secretary

Dated: April 9, 2020

BLOOMIN’ BRANDS, INC. 2020 OMNIBUS INCENTIVE COMPENSATION PLAN

1.Purpose and Duration

1.1    Purpose. The purpose of the Plan is to promote the interests of the Company and its stockholders by: (i) providing a means for the Company and its affiliates to attract and retain employees, officers, consultants, advisors, and directors who will contribute to the Company’s long-term growth and success; and (ii) providing such individuals with incentives which will align the interests of such individuals with those of the stockholders of the Company. Incentives available under this Plan include Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards and Other Awards.

1.2    Duration. The Plan shall commence on the Effective Date, as described in Section 2.18, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 13, until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date (but unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to the tenth (10th) anniversary of the Effective Date may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan with respect to such Award, shall extend beyond such date).

1.3    Successor Plan. The Plan shall be treated as a successor to the Bloomin’ Brands, Inc. 2016 Omnibus Incentive Compensation Plan.

2.Definitions

The following terms shall have the meanings set forth below:

2.1    “Acquired Organization” means an entity that was acquired by the Company through a merger, consolidation, combination, exchange of shares, acquisition or other business transaction.

2.2    “Acquired Plan” means the incentive plan established by an Acquired Organization or any awards outstanding thereunder.

2.3    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

2.4    “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards or Other Awards.

2.5    “Award Agreement” means any written agreement, contract, certificate or other instrument or document, which may be in electronic format, evidencing the terms and conditions of an Award granted under the Plan.

2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 and Rule 13d- 5 of the Exchange Act.

2.7    “Beneficiary” means a person named by a Participant who is entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of such Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

2.8    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.9    “Cause” means:

(i)    If the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(ii)    If no employment or service agreement exists, or if such employment or service agreement does not define Cause, the definition contained in the Award Agreement.

2.10    “Change in Control” of the Company shall mean the occurrence of any one or more of the following events:

(i)    any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)    during any twelve-month period, a majority of the members of the Board is replaced by individuals who were not members of the Board as of the beginning of such period and whose election by the Board or nomination for election by the Company’s stockholders was not approved by a vote of at least a majority of the directors then still in office who either were directors as of the beginning of such period or whose election or nomination for election was previously so approved (other than an individual whose initial assumption of office is in connection with or as a result of an actual or threatened election contest relating to the election or removal of the directors of the Company, as such terms are used in Rule 14a-l 1 of Regulation 14Apromulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors); or

(iii)    consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv)    consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

2.11    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

2.12    “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee’s authority to administer the Plan, references to the Committee shall mean the Board or such other committee of the Board as designated by the Board.

2.13    “Common Stock” means the common stock, par value of $.01, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

2.14    “Company” means Bloomin’ Brands, Inc., a Delaware corporation, and any successor thereto.

2.15    “Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Key Person. Continuous Service Status shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. A change in the capacity in which the Participant renders services to the Company, its Affiliates or their respective successors as an Employee, Director or Key Person will not constitute an interruption of Continuous Service Status.

2.16    “Director” means a member of the Board.

2.17    “Disability” means:

(i)    If the Participant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition contained therein;

(ii)    If no employment or service agreement exits, or if such employment or service agreement does not define Disability, the definition contained in the Award Agreement; or

(iii)    If no definition is provided by application of clauses (i) and (ii) of this section, then Participant’s physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any 365 consecutive calendar day period to perform his or her duties to the Company or any Affiliate. Notwithstanding the foregoing, with respect to any Incentive Stock Option, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

To the extent the vesting or payment of any Award hereunder is accelerated by reason of a Participant’s Disability, no such acceleration shall occur until the Participant experiences a Separation from Service.

2.18    “Effective Date” shall mean the date that this Plan is approved by the stockholders at the annual meeting of stockholders to be held in 2020.

2.19    “Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

2.20    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder, or any successor act thereto.

2.21    “Fair Market Value” means, as of any date, the value of a Share, which shall be an amount equal to the closing price of a Share on a given date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange or inter-dealer quotation system on which the Shares are quoted or traded. If Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.22    “409A Guidance” means the regulations and other guidance issued under Section 409A of the Code.

2.23    “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6, which is intended to meet the requirements of Section 422 of the Code.

2.24    “Insider” means an individual who is, on the relevant date, subject to Section 16 of the Exchange Act due to his or her status with the Company.

2.25    “Key Person” means a consultant or advisor other than an Employee or Director who is a natural person and provides bona fide services to the Company or a Subsidiary or an Affiliate (other than services in connection with the offer and sale of securities in a capital-raising transaction, or that directly or indirectly promote or maintain a market in the Company’s securities).

2.26    “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 and which is not intended to be treated as an ISO under Section 422 of the Code.

2.27    “Other Award” means a cash-based or stock-based award grant made pursuant to Section 10.

2.28    “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.

2.29    “Option Price” means the price at which a Share may be purchased by a Participant upon the exercise of an Option.

2.30    “Participant” means an Employee, Director or Key Person who is eligible to receive an Award or who has an outstanding Award granted under the Plan.

2.31    “Performance Award” shall mean an Award granted pursuant to Section 9.

2.32    “Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and payment of a Performance Award.

2.33    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34    “Prior Plan” means the Bloomin’ Brands, Inc. 2012 Incentive Plan and the 2016 Omnibus Incentive Compensation Plan.

2.35    “Restricted Stock” means a Shares awarded to a Participant pursuant to Section 8 herein.

2.36    “Restricted Stock Unit” or “RSU” means an unsecured and unfunded promise to deliver a Share in the future pursuant to Section 8 herein, the terms and conditions of which shall be specified in the related Award Agreement.

2.37    “Retirement” has the meaning determined by the Committee in its sole discretion, and set forth in the applicable Award Agreement.

2.38    “Separation from Service” means a termination of the employment or other service relationship between the Participant and the Company meeting the requirements of Section 409A(a)(2)(A)(i) of the Code.

2.39    “Share Reserve” shall have the meaning ascribed to such term in Section 5.1.

2.40    “Shares” means shares of the Common Stock.

2.41    “Stock Appreciation Right” or “SAR” means an Award, granted alone and designated as a SAR, pursuant to the terms of Section 7.

2.42    “Subsidiary” means any corporation, partnership, joint venture, or other entity in which the Company either directly or indirectly controls at least fifty percent (50%) of the voting interest or owns at least fifty percent (50%) of the value or capital or profits interest.

2.43    “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Organization.

2.44    “Successor Corporation” shall have the meaning ascribed to such term in Section 12.1.

3.Eligibility and Participation

3.1    Eligibility. Persons eligible to participate in this Plan include:

(i)All Employees, Directors and Key Persons of the Company or an Affiliate.

(ii)Holders of equity-based awards granted by an Acquired Organization are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable listing standards of any stock market or exchange on which the Shares are listed. Subject to such applicable listing standards, the terms and conditions of such Substitute Awards shall be determined by the Committee in its sole discretion.

3.2    Participation.

(i)Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.

(ii)Eligibility for participation in this Plan is not a guaranty or grant of a right to be selected to receive an Award, and being selected to receive an Award is not a representation or guaranty of being selected to receive any additional Awards. Selection is at the sole discretion of the Committee.

4.Administration

4.1    General. The Plan shall be administered by the Committee.

4.2    Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or, to the extent permitted hereby, its delegate) shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)
determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)	determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, other Awards, or other property;

(vii)
determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret, administer and reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x)	determine that the limits in Section 5.2 are not applicable in connection with a Participant’s termination due to death, disability or a Change in Control; and

(xi)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

4.3    Delegation. The Committee may delegate its power, authority and duties as identified herein to a subcommittee, except (a) for the power and authority to grant Awards to Insiders (unless the delegation is to a subcommittee that complies with the exemption requirements of Rule 16b-3 as may be amended from time to time or any successor regulation thereto) and (b) as otherwise prohibited by law. In addition to the delegation authority provided by the previous sentence, to the extent permitted by applicable law, including Sections 152 and 157(c) of the Delaware General Corporation Law, or rule of the applicable stock market or exchange on which the Shares are listed, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants that are not Insiders.

4.4    Decisions Binding. All determinations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan and all related orders and resolutions of the Board, the Committee or the Committee’s delegate shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Directors, Key Persons and their estates and beneficiaries.

4.5    Committee Composition. To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are listed; and (ii) non- employee directors within the meaning of Rule 16b-3 under the Exchange Act. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

5.Shares Subject to the Plan and Maximum Awards

5.1    Number of Shares Available for Grants. Subject to fungible share counting pursuant to Section 5.4 and adjustment in accordance with Section 5.5, the maximum aggregate number of Shares that may be granted pursuant to Awards shall not exceed the total of 7,000,000 shares plus 2,513,963 shares remaining authorized under the 2016 Omnibus Incentive Compensation Plan as of April 2, 2020, reduced for each share subject to an award granted under any Prior Plan after April 2, 2020 (the “Share Reserve”). Subject to Section 5.4, all Shares are available for issuance under the Plan and may be used for any type of Award under the Plan, and any or all of the Shares reserved for issuance under the Plan shall be available for issuance pursuant to the ISOs.

The share reserve shall not be reduced for Substitute Awards. Any shares of stock of an Acquired Organization available for future awards under an Acquired Plan (as adjusted and converted into Shares in accordance with the terms of the business transaction) shall be added to the number of Shares available for Awards under the Plan, subject to applicable stockholder approval and stock exchange requirements, unless the terms of the business transaction require such Acquired Plan to be maintained as a separate plan following the completion of the business transaction.

5.2    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash obligations, (iii) Awards to Non-Employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share Reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 5.5); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in case of retirement, death, Disability or a Change in Control, in the terms of the Awards Agreement or otherwise.

5.3    Maximum Awards for Directors. The maximum aggregate number of Shares subject to Awards granted during a single fiscal year to any Director who is not an Employee, other than a non-executive chairperson, taken together with any cash fees paid to such Director during such fiscal year in respect of the Director’s service as a member of the Board during such fiscal year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

5.4    Fungible Share Counting. Any Shares that are subject to Awards of Options or Stock Appreciation Rights (or options or stock appreciation rights under a Prior Plan) shall be counted against the limit set forth in Section 5.1 and for purposes of Section 5.6 as one (1) Share for every one (1) Share delivered under the Award. Any Shares that are subject to Awards other than Options or Stock Appreciation Rights (or awards other than options or stock appreciation rights under a Prior Plan) shall be counted against this limit as two and one tenth (2.1) Shares for every one (1) Share delivered under those Awards.

The Share Reserve shall not be reduced for Awards that may be settled solely in cash pursuant to their terms.

5.5    Adjustments in Authorized Shares. If the Company effects a subdivision or consolidation of Shares or other capital adjustment, the number and class of Shares which may be delivered under Section 5.1 and the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan shall be adjusted in the same manner and to the same extent as all other Shares. If there are material changes in the capital structure of the Company resulting from: (i) the payment of a special dividend (other than regular quarterly dividends) or other distributions to stockholders without receiving consideration therefore; (ii) the spin-off of a Subsidiary; the sale of a substantial portion of the Company’s assets; (iii) a merger or consolidation in which the Company is not the surviving entity; or (iv) other extraordinary non-recurring events affecting the Company’s capital structure and the value of Shares, the Committee shall make equitable adjustments in the number and class of Shares which may be delivered under Section 5.1, the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan and any performance goals applicable to outstanding Awards, to prevent the dilution or enlargement of the rights of Award recipients. Following any such adjustment, the number of Shares subject to any Award shall always be a whole number. No adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to provide for a deferral of compensation subject to Section 409A of the Code and the 409A Guidance.

5.6    Increase to Share Reserve. If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after April 2, 2020 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under any Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Share Reserve based on the fungible share counting set forth below. In the event that the applicable exercise price or withholding tax liabilities arising from an Award or, after April 2, 2020 an award under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Share Reserve based on the fungible share counting set forth below. For purposes of this Section 5.6, the Shares that again become available for Awards shall be added as (i) one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as 2.1 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

5.7    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

5.8    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or dividend equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

6.Options

6.1    Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary that is a “subsidiary” of the Company within the meaning of Section 424(f) of the Code. ISOs shall not be granted to any person who owns or is deemed to own pursuant to Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates, unless the exercise price of the option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the grant date and the option is not exercisable after the expiration of five years from the grant date. To the extent that the aggregate Fair

Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.

Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409Aof the Code.

6.2    Award Agreement. Options granted under this Plan shall be evidenced by an Award Agreement, which shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. Except with respect to an Option that is a Substitute Award, the Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted (or, in the case of an ISO, granted to a person identified in Section 6.1 above, one hundred and ten percent (110%) of the Fair Market Value of a Share). Notwithstanding the foregoing, an ISO may be granted with a lower Option Price if such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a NQSO may be granted with a lower Option Price if such NQSO is a Substitute Award granted in a manner satisfying the provisions of Section 409A of the Code.

6.4    Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of the ten-year (10) period beginning on the date of its grant. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, Options will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant, by the Beneficiary or transferee) on the expiration date of the Option using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the per share exercise price of the Option is below the Fair Market Value of a Share on such expiration date.

6.5    Vesting and Exercisability of Options. Options shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.

6.6    Exercise of Options. Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

6.7    Payment. Unless otherwise provided under the terms of an Award Agreement, or as otherwise determined by the Committee, the Option Price shall be payable to the Company in full at the Participant’s option, either: (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate value at the time of exercise equal to the total Option Price, (c) through a reduction in the number of Shares received through the exercise of the Option (net share settlement), or (d) by a combination of (a), (b) and (c). Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall transfer Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

In the event that a Participant chooses option (b), above, and unless otherwise specifically provided in the Award Agreement, the Participant shall tender only Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a change to earnings for financial accounting purposes).

7.Stock Appreciation Rights (SARs)

7.1    Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement. Except with respect to an SAR that is a Substitute Award and is granted in a manner that satisfies Section 409A of the Code, the grant price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR

7.2    Vesting and Exercisability of SARs. SARs shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.

7.3    Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.4    Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, SARs will be deemed exercised by the Participant (or in the event of the death of or authorized transfer by the Participant by the Beneficiary or transferee) on the expiration date of the SAR to the extent that as of such expiration date the SAR is vested and exercisable and the per share exercise price of the SAR is below the Fair Market Value of a Share on such expiration date.

7.5    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by the number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee’s determination regarding the form of payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

8.Restricted Stock and Restricted Stock Units (RSUs)

8.1    Grant of Restricted Stock or RSUs. Restricted Stock or RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee.

8.2    Value of RSUs. Each RSU shall have a value at the time of payment equal to the Fair Market Value of one Share as of such date.

8.3    Restrictions. The Committee shall impose conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, time-based restrictions and/or restrictions based upon the achievement of specific performance goals. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions and/or restrictions. All such conditions and/or restrictions shall be set forth in the applicable Award Agreement.

Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Company may retain possession of Shares of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

8.4    Lapse of Restrictions, Payment of Restricted Stock or RSUs. Except as otherwise provided in the Award Agreement or as required by applicable law, Shares of Restricted Stock shall become freely transferable by the Participant as soon as practicable after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, RSUs shall be settled as soon as practicable after all applicable conditions and/or restrictions with respect to such RSUs have been satisfied, in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the Award Agreement. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which all applicable conditions and/or restrictions have been satisfied.

9.Performance Awards

9.1    Grant of Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in each case not inconsistent with the provisions of the Plan, as the Committee shall determine. Performance Awards may be denominated as a cash amount, a number of Shares, a number of units referencing a cash amount, a number of Shares or other property, or a combination thereof, and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. Settlement of Performance Awards may be in cash, Shares, other Awards, other property, net settlement, or any combination thereof as specified by the Committee. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited in the event of termination of a Participant’s Continuous Service Status, and shall specify the time and form with respect to which such Award shall be settled. The Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to earn the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, including but not limited to the performance measures specified in Section 9.2 below.

9.2    Performance Measures. One or more of the following performance measure(s) may be used to establish performance goals for Performance Awards:

•	Sales, revenue, net sales, or gross revenues;

•	Revenue or sales growth or product revenue or sales growth; Same store sales growth;

•	Earnings per share, including growth measures; Pre-tax income, including growth measures; Net income, including growth measures; Return measures, including, but not limited to:

•	Return on assets or net assets;

•	Return on equity;

•	Return on operating capital;

•	Return on invested capital; and Return on sales;

•	Cash flow return on investments which equals net cash flows divided by stockholders’ equity; Earnings before interest and taxes, including growth measures;

•	Earnings before or after taxes, interest, depreciation and/or amortization, including growth measures;

•	Debt reduction;

•	Financial ratios, including those measuring liquidity, activity, profitability or leverage; Costs, reductions in cost, and cost control measures;

•	Share price, including growth measures;

•	Total stockholder return, including growth measures; Market share;

•	Volume growth; Customer growth; Customer satisfaction;

•	Successfully completing divestitures and assets sales; Successfully completing acquisitions;

•	Regulatory achievements or compliance; Restaurant margins, including growth measures;

•	Reducing non-operations expenses/operating efficiencies; Other operating efficiency measures or ratios;

•	Operating income, including growth measures; Return on capital;

•	Return on capital employed;

•	Pre-tax income margin;

•	New unit growth;

•	New unit return on investment; and/or Product development achievements;

•	Any other objective or subjective measures as determined by the Committee from time to time; or

•
The attainment of levels of performance of the Company under one or more of the measures described above relative to the performance of other businesses, or various combinations of the foregoing, or changes or additions to any of the foregoing as approved by the Committee.

Performance measures that are financial metrics may be determined pursuant to generally accepted accounting principles (“GAAP) or on a non-GAAP basis, as determined by the Committee.

The Committee may make adjustments to the performance goals as it deems appropriate to reflect events including but not limited to:

(i)	asset impairment expenses or write-downs;

(ii)	litigation, claims, judgments or settlements;

(iii)	unusual, infrequently occurring, extraordinary or nonoperating items;

(iv)	restructurings,

(v)	acquisitions, divestitures or discontinued operations,

(vi)	transaction-related expenses;

(vii)	stock dividends, splits, combinations or exchanges of stock; and

(viii)	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results.

9.3    Committee Certification. The Committee must certify in writing, prior to payment of a Performance Award, that the performance goals and any other material terms of the Performance Award were in fact satisfied. The Committee shall have the sole discretion to adjust Performance Awards either on a formula or discretionary basis, or any combination thereof, as the Committee determines. Approved written minutes of the Committee meeting in which the certification is made shall be treated as a written certification.

10.Other Awards

The Committee may grant to Participants Other Awards that are denominated in cash or valued in whole or in part by reference to, or are otherwise based upon Shares, either alone or in addition to other Awards granted under this Plan. Other Awards may be settled in Shares, cash or any other form of property, as the Committee shall determine in its sole discretion. Subject to this Plan, the Committee shall have sole and complete authority to determine the Employees, Directors and Key Persons to whom and the time or times at which Other Awards shall be made, the number of Shares to be granted pursuant to such Other Awards and all other terms and conditions of Other Awards. Other Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with this Plan as herein set forth.

11.Provisions Applicable to All Awards

11.1    Award Agreement. Unless the Committee determines otherwise, each Award shall be evidenced by an Award Agreement. Such Award Agreement shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.

11.2    Continuous Service/Death/Disability. Each Award Agreement shall set forth the governing terms and conditions in the event of the Participant’s death, Disability, and any interruption or termination of Participant’s Continuous Service.

11.3    Transferability of Awards. Except as otherwise provided otherwise in the Award Agreement, Awards and Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended), and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

11.4    Restrictive Legends. All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.5    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, up or down, forfeited or otherwise eliminated.

12.Change in Control

12.1    Effect of Change in Control. The Committee may (but shall not be required to) provide for accelerated vesting of an Award upon, or as a result of specified events following, a Change in Control, either in an Award Agreement or in connection with the Change in Control.

In the event of a Change in Control, the Committee may, among other alternatives, cause any Award:

(i)    to be canceled in consideration of a payment in cash or other consideration to such Participant who holds such Award in an amount per share equal to the excess, if any, of the price or implied price per Share in a Change in Control over the per Share exercise or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award and, if the price or implied price per Share in a Change in Control is equal to or less than the per Share exercise or purchase price of such Award, the Award may be canceled for no consideration; or

(ii)    to be assumed or a substantially equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), unless the Successor Corporation does not agree to assume the award or to substitute an equivalent option or right (or agree to cash out the Award as provided in clause (i)), in which case such Award shall become fully vested immediately prior to the Change of Control and shall thereafter terminate. An Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the award at such time; provided that if the consideration to be received in the transaction is not solely common stock of the Successor Corporation, the Committee may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the assumed award to be solely common stock of the Successor Corporation. A transfer among the Successor Corporation and its affiliates shall not be deemed a termination of Participant’s Continuous Service.

12.2    Termination, Amendment and Modification of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision to the contrary, the provisions of this Section 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award granted under the Plan prior to the Change in Control without the prior written consent of the Participant to whom the Award was made; except that no action shall be permitted under this Section 12.2 that would impermissibly accelerate or postpone payment of an Award subject to Section 409A of the Code and the 409A Guidance.

13.Amendment. Modification and Termination

13.1    Amendment, Modification and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or applicable listing requirement of any stock exchange upon which the Company’s common stock is then listed; provided, further that notwithstanding any other provision of the Plan or any Award Agreement, no such alteration, amendment, suspension or termination shall be made without the approval of the stockholders of the Company if the alteration, amendment, suspension or termination would increase the number of Shares available for Awards under the Plan, except as provided in Section 5.

13.2    Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made. The Committee may amend any Award previously granted without the prior written consent of the Participant if such amendment does not adversely affect the Award in any material way and may amend any Award previously granted with the written consent of the Participant.

Other than pursuant to Section 5.5, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option or S AR after it is granted, (b) cancel an Option or S AR when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in

Control as defined in Section 2.10), or (c) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are then listed.

13.3    Section 409A Compliance. Notwithstanding any other provision of this Section 13, no adjustment described in Section 13.2 (unless the Committee determines otherwise at the time such adjustment is considered) and no termination, amendment, or modification of the Plan shall (a) impermissibly accelerate or postpone payment of an Award subject to Section 409A of the Code and the 409A Guidance, (b) cause an Option or SAR to provide for a deferral of compensation subject to Section 409A of the Code and the 409A Guidance, or (c) apply to any Award that otherwise is intended to satisfy the requirements of Section 409A of the Code and the 409A Guidance to the extent such action would cause compensation deferred under the applicable Award (and applicable earnings) to be included in income under Section 409A of the Code.

14.Withholding

Unless the Participant elects to and satisfies such obligations otherwise, the Company shall make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary or Affiliate shall have the right to withhold from wages or other amounts otherwise payable to a Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.

If the Participant shall fail to make such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants of methods to satisfy such tax payment obligations.

15.Indemnification

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.Waiver of Jury Trial

BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT WAIVES ANY RIGHT TO ATRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THE PLAN AND ANY AWARD, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. BY ACCEPTING AN AWARD UNDER THE PLAN, EACH PARTICIPANT CERTIFIES THAT NO OFFICER, REPRESENTATIVE OR ATTORNEY OF THE COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE COMPANY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

17.Miscellaneous

17.1    Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.

17.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the event that such laws, rules, and/or regulations prohibit the grant of Awards and/or issuance of Shares under the Plan, or if such actions are prohibited by or approvals cannot be obtained from governmental agencies or national securities exchanges, the Company shall be relieved from liability for failure to grant Awards and/or failure to issue and sell Shares upon exercise of an Award.

17.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (b)(3) of the Exchange Act or its successors. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5    Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

17.6    Plan Controls. Unless expressly stated otherwise in the Plan, in the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control, and the conflicting provisions of the Award Agreement shall be null and void ab initio.

17.7    Repayment of Awards; Forfeiture. The Committee hereby reserves the right to seek repayment or recovery of an Award, including any Shares subject to or issued under an Award or the value received pursuant to an Award, as appropriate, notwithstanding any contrary provision of the Plan, per the Company’s Compensation Recovery Policy, as it may be amended from time to time, or any successor policy thereto. In addition, any Award, including any Shares subject to or issued under an Award or the value received pursuant to an Award is subject to any other recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time, and is also subject to any applicable law or regulation or the standards of any stock exchange on which the Shares are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

17.8    Section 409A Compliance. It is intended that the Awards are either exempt from the requirements of Section 409A of the Code and the 409A Guidance or will satisfy the requirements of Section 409A of the Code and the 409A Guidance (in form and operation) so that compensation deferred under an applicable Award (and applicable earnings) shall not be included in income under Section 409A of the Code, and the Plan will be construed to that effect. Notwithstanding anything else in the Plan, if the Board determines a Participant to be one of the Company’s “specified employees” under Section 409Aof the Code at the time of such Participant’s Separation from Service in accordance with the identification date specified in the 409A Guidance and the amount hereunder is “deferred compensation” subject to Section 409A, then any distribution that otherwise would be made to such Participant with respect to this Award as a result of such termination shall not be made until the date that is six months after such Separation from Service or, if earlier, the date of the death of the Participant.

However, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any person for any equity award under Section 409A of the Code. If an Award is subject to Section 40 9A of the Code and the 409A Guidance, the Award Agreement will incorporate and satisfy the written documentation requirement of Section 409A of the Code and the 409A Guidance either directly or by reference to other documents. Notwithstanding the foregoing, the Company and the Committee shall not have any liability to any Participant for taxes or penalties under Section

409A of the Code, and the Company and the Committee shall not have any obligation to indemnify any Participant for any taxes or penalties under Section 409Aof the Code.

17.9    Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant or Beneficiary shall have any rights as a stockholder with respect to Shares subject to an Award until such Shares are delivered to the Participant or the Beneficiary, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Shares are delivered.

17.10    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

17.11    Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

17.12    Acceleration of Exercisability and Vesting. The Committee, as allowed under applicable law, shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

17.13    Unfunded Plan. The Plan shall be unfunded. Neither the Company, the Board, nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of their obligations under the Plan.

17.14    Disqualifying Dispositions. Any Participant who shall make a “disposition” under Section 424 of the Code of all or any portion of Shares acquired upon exercise of an ISO within two (2) years from the grant date of such ISO or within one year after the issuance of the Shares acquired upon exercise of such ISO shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.

17.15    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non- uniform and selective Award Agreements.

BLOOMIN' BRANDS INC®

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

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2020 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all nominees, FOR Proposals 2, 3 and 4 and AGAINST Proposals 5 and 6.

1. To be elected as Class II Directors with terms expiring in 2023:

	For	Against	Abstain		For	Against	Abstain
01 - James R. Craigie	☐	☐	☐	02 - David J. Deno	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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The 2020 Annual Meeting of Bloomin' Brands, Inc. Stockholders will be held on Friday, May 29, 2020, 8:00 a.m. EDT, virtually via the internet at www.meetingcenter.io/234854599.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — BLMN2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at: www.edocumentview.com/BLMN

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Proxy - Bloomin' Brands, Inc.

Notice of 2020 Annual Meeting of Stockholders
Proxy Solicited by Board of Directors for Annual Meeting — Friday, May 29, 2020

David J. Deno, Christopher Meyer and Kelly Lefferts, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Bloomin' Brands, Inc. to be held on Friday, May 29, 2020 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3 and 4 and AGAINST Proposals 5 and 6.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)